DEPRINCE, RACE & ZOLLO, INC.

CODE OF CONDUCT AND

REGULATORY COMPLIANCE MANUAL

THIS CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL IS THE PROPERTY OF DEPRINCE, RACE & ZOLLO, INC. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL AND SHOULD NOT BE DISSEMINATED TO THIRD PARTIES WITHOUT EXPRESSED APPROVAL OF DEPRINCE, RACE & ZOLLO, INC.’S SENIOR MANAGEMENT.

April 2013

TABLE OF CONTENTS

CODE OF CONDUCT	3
MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL	5
CODE OF ETHICS	7
INSIDER TRADING POLICY	18
POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS	23
OUTSIDE BUSINESS ACTIVITIES	27
MAINTENANCE AND DISSEMINATION OF DISCLOSURE	31
DOCUMENTS AND FILINGS	31
CLIENT PRIVACY	39
Procedures to Safeguard Client Records and Information	42
Privacy Notice	45
DUTY TO SUPERVISE	46
ACCOUNT OPENING AND CLOSING PROCEDURES	48
FEE BILLING	52
CLIENT COMPLAINTS	54
MARKETING	56
MEDIA COMMUNICATIONS	61
USE OF PRESS RELEASES AND MEDIA REPORTS	64
GLOBAL INVESTMENT PERFORMANCE PRESENTATION POLICY	67
SOLICITORS	69
MAINTENANCE OF BOOKS AND RECORDS	70
List of Books and Records Required Under Rule 204-2 of the Advisers Act	72
ELECTRONIC COMMUNICATIONS	76
TRADING	82
Best Execution Discussion Agenda	91
TRANSACTIONS WITH AFFILIATED PERSONS	92
SOFT DOLLARS	95
Brokerage Services	95
Research Services	95
TRADING ERRORS	100
Possible Trade Errors	104
PORTFOLIO MANAGEMENT AND REVIEWS	105
CONTINGENCY AND DISASTER RECOVERY PLAN	108
PROXY VOTING	112
SECURITY VALUATION POLICY	121
CUSTODY	124
REVIEW OF THIRD PARTY SERVICE PROVIDERS	126
APPENDIX A: GIFT AND ENTERTAINMENT REPORT	128
APPENDIX B: PERSONAL TRADING PRE-CLEARANCE FORM	129
APPENDIX C: LIMITED OFFERING & IPO REQUEST AND REPORTING FORM	130
APPENDIX D: QUARTERLY SECURITIES TRANSACTION REPORT	131
APPENDIX E: INITIAL HOLDINGS REPORT	132
APPENDIX F: ANNUAL HOLDINGS REPORT	133
APPENDIX G: SAMPLE OF BROKERAGE LETTER	134
APPENDIX H: CLIENT COMPLAINTS MEMORANDUM	135
APPENDIX I: SOFT DOLLAR PRODUCT/SERVICE APPROVAL FORM	136
APPENDIX J: TRADE ERROR REPORTING AND RESOLUTION FORM	138
APPENDIX K: PRICING EXCEPTION REPORTING FORM	139
APPENDIX L: POLITICAL CONTRIBUTION PRE-CLEARANCE FORM	140
APPENDIX M: CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL AND ANNUAL ACKNOWLEDGEMENT FORM	141

DEPRINCE, RACE & ZOLLO, INC.

Code of Conduct

As officers and employees of DePrince, Race & Zollo, Inc. (“DRZ”), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, our clients trust us to act on their behalf, and we hold ourselves to high standards of fairness.

We expect all employees to act with integrity, competence, diligence, respect, and in an ethical manner when dealing with the public, clients, prospective clients, their employer, their fellow employees, colleagues in the investment profession, and other participants in the global capital markets.

We expect all employees to adhere to the ethical standards described in this Code of Conduct and Regulatory Compliance Manual (“Compliance Manual” or “Manual”). Simply stated, no officer or employee’s interests should benefit over the account of any client. Employees must place interests of the clients and the interests of DRZ above their own interests.

We expect all persons associated with DRZ to preserve the confidentiality of information that they may obtain in the course of our business. Employees are prohibited from using such information in any way that is adverse to our clients’ interests, subject to the legality of such information.

We expect our officers and employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in their ability to deal objectively with our clients.

We expect employees to use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities. Employees should practice in a professional and ethical manner that will reflect credit on themselves and the profession. Employees should maintain and improve their professional competence. Additionally, employees should promote the integrity of, and uphold the rules governing, capital markets as well as comply with applicable provisions of the federal securities laws.

You are encouraged to contact Adelbert “Bert” R. Sanchez, DRZ’s Chief Compliance Officer (“CCO”), or in his absence, Kristen Hughes, Erin Katzman and/or Angela Johnston, Alternate Compliance Officer(s) (“ACO”), or Victor A. Zollo, Jr., DRZ’s Co-CEO and President if you believe that changes or additions to, or deletions from, the Compliance Manual may be appropriate. In addition, please do not hesitate to contact the CCO or ACO if you feel as though any of DRZ’s disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

DRZ IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. DRZ URGES YOU TO CONTACT THE CCO IF YOU BELIEVE YOU HAVE ANY REASON TO DO SO. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT DRZ WILL NOT BE JEOPARDIZED FOR COMMUNICATING WITH THE CCO OR DRZ’S SENIOR MANAGEMENT. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein), upon the commencement of your employment with DRZ to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the contents of the Compliance Manual.

In addition, all DRZ employees must be aware of and comply with the following undertakings:

be thoroughly familiar with the policies and procedures set forth in this Manual;

upon the request of the CCO or ACO, provide DRZ with an initial and annual written certification that you have read and understand and will comply with, the policies and procedures set forth in this Manual and any other compliance materials distributed to you by the CCO or ACO (see APPENDIX L for the acknowledgement form);

notify the CCO, ACO or DRZ senior management promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Manual;

notify the CCO, or the ACO in his absence, promptly if you become aware of any practice that arguably involves DRZ in a conflict of interest with one or more DRZ-managed accounts and you are not sure whether the practice has been fully and accurately disclosed to such clients have consented to the practice;

cooperate to the fullest extent reasonably requested by the CCO and ACO so as to enable: (i)

the CCO to discharge his respective duties under the Manual and (ii) DRZ to comply with the securities laws to which it is subject;

notify the CCO or ACO promptly if you become aware of any part of any disclosure document, including Form ADV, which you believe may be, inaccurate, incomplete or out of date in any respect;

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this Code of Conduct or any of the policies contained in the Compliance Manual, you are encouraged to discuss the situation confidentially with the CCO, ACO or any officer of DRZ.

DEPRINCE, RACE & ZOLLO, INC.

Maintenance of Code of Conduct and Regulatory Compliance Manual

General

Rule 206(4)-7 under the Investment Advisers Act of 1940 (the “Advisers Act”) requires advisers to adopt and implement comprehensive compliance programs (See http://www.sec.gov/rules/final/ia-2204.htm). Similarly Rule 38a-1 under the Investment Company Act of 1940 requires that registered investment companies adopt and implement a compliance program.

These rules require the development internal compliance programs and the maintenance of a written set of policies and procedures designed to prevent violations of the Advisers Act and Investment Company Act of 1940. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness. The following section addresses the requirements of maintaining a relevant compliance program in accordance with Rule 206(4)-7 and written Compliance Manual. The maintenance and enforcement of policies and procedures described in this Compliance Manual may also be considered by DRZ’s investment company clients when reviewing their obligations under Rule 38a-1.

Risks

In developing this policy and related procedures, DRZ considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

•	Written procedures are outdated and ineffective.

•	DRZ has a dominant person (or persons) that has the power to override controls to achieve personal gain.

•	Employees may not feel comfortable bringing a compliance matter to the attention of management.

•	Policies or procedures are not reflective of DRZ’s current business practices, the nature of DRZ’s clients or investment strategies.

DRZ has established the following policies and procedures as an attempt to mitigate these risks:

Policy

DRZ shall periodically review its Compliance Manual to ensure the adequacy of the policy and procedures contained therein. DRZ shall additionally periodically test the effectiveness of its policies and procedures as required by Rule 206(4)-7. All required changes to the Manual shall be overseen by DRZ’s CCO.

Procedures

1.

The CCO shall be responsible for coordinating the reviews (annually and on an as-needed basis) of DRZ’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law. As a matter of policy, employees are prohibited from distributing internal reviews, reports or other documents meant for internal use only.

2.

DRZ has engaged ACA Compliance Group (“ACA”), a regulatory and compliance consulting firm, to assist it and its CCO on a periodic and on-going basis with regard to a variety of matters, including but not limited to assistance with: the annual review of its compliance program and this Manual, quarterly personal trading reviews, on-going marketing and advertising reviews, regulatory filings, on-site or telephonic participation during SEC inspections, review of Form ADV, and periodic and as-needed education of DRZ’s employees with regard to various compliance matters.

3.	Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.

4.	The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to DRZ’s Board of Directors.

5.	All questions regarding the Manual shall be directed to the CCO or ACOs.

Responsibility

The CCO is responsible for the implementation of the policies and procedures described in this Manual.

DRZ’s Board of Directors is responsible for overseeing the CCO’s activities.

DEPRINCE, RACE & ZOLLO, INC.

Code of Ethics

I. Introduction

The policies in this Code of Ethics reflect DePrince, Race & Zollo, Inc.’s (“DRZ”) assumption and expectation of loyalty to the interests of DRZ and its clients on the part of each of DRZ’s access person. All of DRZ’s employees are considered access persons for purposes of this Code of Ethics. In the course of their service to DRZ, access persons must be under no influence which may cause them to serve their own or someone else’s interests rather than those of DRZ or its clients.

DRZ’s policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. DRZ’s business is one dependent upon public confidence. The mere appearance of possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch DRZ’s name and damage its reputation to the detriment of all those with whom we do business.

The following policies and procedures have been designed and implemented to address personal trading of DRZ’s employees, Rule 204A-1 under the Investment Advisers Act of 1940 as well as Rule 17j-1 under the Investment Company Act of 1940 (“Investment Company Act”).

II. Risks

In developing this policy and procedures, DRZ considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•	Employees being able to cherry pick clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients’ accounts.

•	Employees misallocating client trades to favor or disadvantage certain clients or groups of clients.

•	One or more employees engage in an excessive volume of personal trading (as determined by the CCO and senior management) that detracts from their ability to perform services for clients.

•	Employees taking advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with DRZ.

•	Employees taking investment opportunities away from clients.

•	Employees improperly attempting to personally trade before client trades have been implemented.

•	The personal trading of employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the Investment Company Act, as amended.

•	Employees attempting to obtain and use material non-public information or failing to appropriately report the receipt of such information to DRZ’s compliance personnel.

•

Employees serving as trustees or as directors of outside organizations. (This could present a conflict in a number of ways, for example, if DRZ wants to recommend the organization for investment or if the organization is one of DRZ’s service providers.)

•	Employees using firm property, including research, supplies, and equipment, for personal benefit.

DRZ has established the following guidelines as an attempt to mitigate these risks:

III. Statement of General Principles

As a matter of policy, no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Advisers Act or, with respect to those clients that are Investment Companies, Section 17(j) of the 1940 Act and Rule 17j-1 thereunder. At all times DRZ’s access persons are required to place the financial interests of DRZ’s clients before their own. Accordingly, private financial transactions by access persons of DRZ must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person’s position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of DRZ.

Without limiting in any manner the fiduciary duty owed by access persons to the clients of DRZ or the provisions of this Code of Ethics, it should be noted that DRZ allows access persons to purchase or sell securities owned by the clients of DRZ in the open marketplace; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients’ portfolios. It is also evidence of confidence in the investments made. Nonetheless, DRZ’s compliance personnel will monitor all employee personal trading of reportable securities to ensure that such trading complies with this Code of Ethics.

Access persons must exercise extreme care to ensure that prohibitions of this Code of Ethics are not violated when making personal investment decisions with respect to any security. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person’s attention is diverted at the expense of attention that should be devoted to management of a client’s portfolio.

Technical compliance with procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate personal securities transactions which show a pattern of abuse by an access person from scrutiny. When considering personal investment activity, access persons should, at all times, ensure that they comply with their fiduciary duty to any client of DRZ.

IV. Background

Section 17(j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of DRZ to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by a client, which is an investment company, in contravention of such rules and regulations as the SEC may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the SEC has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of DRZ in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by a client:

(i)	to employ any device, scheme or artifice to defraud a client, which is an investment company;

(ii)

to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(iii)	to engage in any act, practice or course of business which operates or would operate as fraud or deceit upon a client, which is an investment company; or

(iv)	to engage in any manipulative practice with respect to a client, which is an investment company.

V. Definitions

For purposes of this Code of Ethics, the following definitions shall apply regardless if term is capitalized:

The term “access person” shall mean any director, officer or advisory person (as defined below) of DRZ.

1.

The term “advisory person” shall mean (i) every employee of DRZ (or of any company in a control relationship to DRZ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to DRZ who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security.

2.

The term “beneficial ownership” or “beneficial interest” shall mean a direct or indirect “pecuniary interest” (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of “pecuniary interest” in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person’s immediate family members sharing the same household (including but not limited to: spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law); (ii) the person’s partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of certain performance-related fees (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person’s right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person’s interest in securities held by a trust under certain circumstances; and (vi) the person’s right to acquire securities through the exercise or conversion of a “derivative security” (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

3.

The term “control” shall mean the power to exercise a controlling influence over the management or policies of DRZ, unless such power is solely the result of an official position with DRZ, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

4.

The term “client” shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts), which has entered into a contract with DRZ to receive investment management services.

5.

The term “investment company” shall mean a management investment company registered as such under the 1940 Act and for which DRZ is the investment adviser or sub-adviser regardless of whether the investment company has entered into a contract for investment management services with DRZ.

6.

The term “investment personnel” shall mean all portfolio and co-portfolio managers of DRZ and other advisory persons who assist the portfolio and co-portfolio managers in making investment decisions for a client, including, but not limited to, analysts of DRZ.

7.

The term “material non-public information” with respect to an issuer shall mean information, not yet released to the public that would have a substantial likelihood of affecting a reasonable investor’s decision to buy or sell any securities of such issuer.

8.	The term “purchase” shall include the writing of an option to purchase.

9.

The term “Performance Accounts” shall mean all clients of for which DRZ receives a performance-related fee and in which DRZ is deemed to have an indirect pecuniary interest because of the application of Rule 16a-1(a)(2)(ii)(C) under the Securities and Exchange Act of 1934, as amended, as required by Rule 17j-1 under the 1940 Act.

10.

The term “Chief Compliance Officer” or “CCO” shall mean the officer or employee designated to oversee DRZ’s compliance program. The CCO shall oversee DRZ’s process to receive and review reports of purchases and sales by access persons. The term “Alternate Compliance Officer” or “ACO” shall mean the employee of DRZ designated from time to time to receive and review reports of purchases and sales by the CCO, and who shall act in all respects in the manner prescribed herein for the CCO should the CCO be unavailable.

11.	The term “sale” shall include the writing of an option to sell.

12.

The term “security” shall have the meaning set forth in Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies for which DRZ does not serve as the investment adviser or sub-adviser, securities issued by the United States government, short-term securities which are “government securities” within the meaning of Section 2 (a) (16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may designated from time to time by DRZ.

13.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

14.

The term “significant remedial action” shall mean any action that has a material effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

VI. Substantive Restrictions on Personal Trading Activities

A. Prohibited Activities

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

1. In general, preclearance requests from an access person to, directly or indirectly, trade a security on the same day when DRZ is initiating the same position for client accounts will be denied. Example: DRZ does not own ABC security in any client portfolios. On January 15, DRZ decides to purchase ABC security for clients thereby prohibiting any employee to personally trade in ABC security on that day. If the targeted holding/block cannot be completed that day and runs the course of several days, employees will be prohibited from personally trading in that security for that entire period of time.

In addition, DRZ’s compliance personnel shall conduct periodic post trade analysis of employees’ personal trading to monitor for front running or other potential issues that may be contrary to the requirements this Code of Ethics.

2. All personal trades in the following types of securities must be pre-cleared by the CCO or the ACO prior to their execution.

a.	Common stocks (excluding exchange-traded funds not held in DRZ’s clients’ portfolios);

b.	Any security of a public company for which a DRZ employee sits on the Board of Directors or in a similar position;

c.	Initial Public Offerings (“IPOs”); and

d.	Private Placements (securities of private operating companies or passive interests in pooled investment vehicles)

Employees may use the Personal Trading Pre-Clearance Form annexed hereto as APPENDIX B. If the security transaction being sought for pre-clearance is an IPO or private placement, the employee may also complete the “Limited Offering & IPO Request and Reporting Form”, annexed hereto as APPENDIX C. Once pre-clearance is granted, the approval is only valid for the remainder of the day. The CCO/ACO may disapprove of any proposed transaction, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper.

3. No employee shall, directly or indirectly, communicate to any person who is not an employee any material non-public information relating to any client of DRZ or any issuer of any security owned by any client of DRZ, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf or any client of DRZ, except to the extent necessary to effectuate securities transactions on behalf of the client of DRZ;

4. No access persons shall serve on the board of directors of any publicly traded or private company, absent prior written authorization and determination by the Board of Directors of DRZ that the board service would be consistent with the interests of clients. All access persons are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business of otherwise which is likely to materially interfere with the effective discharge of responsibilities to DRZ and its clients;

5. Access persons shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer without obtaining prior written approval from the CCO or ACO;

6. Access persons shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the CCO or ACO. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client’s subsequent consideration of an investment in the issuer. In such circumstances, the client’s decision to purchase securities of the issuer must be independently reviewed by a DRZ portfolio manager or co-portfolio manager with no personal interest in the issuer. The review must be documented and attached to the pre-clearance form, unless the client waives, in writing, this internal review. Such waiver is required and must be signed by an authorized signer of the client.

7. Investment personnel shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the CCO or ACO including without limitation:

a. his or her beneficial ownership of any securities of such issuer;

b. any contemplated transaction by such person in such securities;

c. any position with such issuer or its affiliates; and

d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

8. No access person may purchase or sell directly or indirectly, for his or her own account or any account in which he or she may have a beneficial interest, any security that is subject to a firm-wide restriction. The CCO may authorize exceptions to this policy subject on a case-by-case determination.

B. Exempt Transactions and Conduct

This Code of Ethics shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

2. Purchases or sales which are non-volitional on the part of the access person;

3. Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer’s acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the CCO/ACO. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder;

7. Purchases or sales made in good faith on behalf of a client. It is understood and disclosed to each client that DRZ may implement contemporaneous investment recommendations on behalf of one or more of the clients that may increase or decrease the price at which securities are purchased or sold for the clients; and

8. Purchases or sales in DRZ’s profit sharing plans in which the CCO/ACO will monitor the investment patterns to detect behavior that is inconsistent with the provisions of this Code of Ethics.

VII. Compliance Procedures

A. Records of Securities Transactions

Upon the written request of the CCO or ACO, access persons are required to direct their brokers to supply to DRZ timely duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest. See APPENDIX G, annexed hereto, for a sample brokerage letter to be used for this purpose.

B. Personal Reporting Requirements

1.Each access person shall submit to the CCO/ACO a report in the form annexed hereto as APPENDIX D or in similar form (such as a computer printout), which shall set forth at least the information described in subparagraph 2 of this Section VII. B. The report shall reflect all reportable securities transactions during each quarterly period in which such access person has, or by reason of such transactions acquires or disposes of beneficial ownership of a security. Such report shall also describe any new brokerage accounts established during the quarter. This information may also be directly entered into the Personal Trading Control Center System (“PTCC”).

2. Every report in the form of APPENDIX D, or in similar form, shall be provided to the CCO or ACO not later than thirty (30) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

(1)

the name of the account holder, the date of each transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and the principal amount of each security involved;

(2)	the nature of each transaction (i.e., purchases, sale or other type of acquisition or disposition);

(3)	the price at which each transaction was effected;

(4)	the name of the broker, dealer or bank with or through whom each transaction was effected; and

(5)	the date the access person submits the report.

provided, however, if no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to the CCO/ACO a report on APPENDIX D, or similar form, within the time-frame specified above confirming that no reportable securities transaction were effected.

Alternatively, on a quarterly basis, access persons shall review and attest to the accuracy of information maintained by DRZ’s electronic record keeping system, PTCC.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT
TRANSACTIONS BY MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY
INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE
HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS
BENEFICIAL OWNERSHIP, DIRECT INFLUENCE, INDIRECT INFLUENCE OR
CONTROL.

C. Disclosure of Personal Holdings

1. Each access person shall submit to the CCO/ACO a report with the information included in the form annexed hereto as APPENDIX E, an initial holdings report no later than 10 days after the person becomes an access person, which contains the following information:

(i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person; and

(ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities (including the securities which are exempted from the definition of securities inSection IV.14.) were held for the direct or indirect benefit of the access person as of the date the person became an access person.

2. Each access person shall submit to the CCO/ACO a report with the information included in the form annexed hereto as APPENDIX F, an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):

(i) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership; and

(ii) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities (including the securities which are exempted from the definition of securities in Section IV.B.) were held for the direct or indirect benefit of the access person.

Alternatively, on an annual basis the access person shall review and attest that all accounts and reportable securities holdings are properly reflected on DRZ’s electronic record keeping system, PTCC.

D. Review of Reports

DRZ’s personal security transaction policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any material conflicts of interest associated with employees’ personal trading activities. Accordingly, DRZ will closely monitor employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term trades;

•	Trading opposite of client trades; and

•	Front-Running client accounts, which is a practice generally understood to be employees attempting to benefit by personally trading ahead of clients.

This will be accomplished by the following procedures:

1. At the end of each calendar quarter, the CCO/ACO shall review all transactions by access persons especially in securities which were purchased, sold, held or considered for purchase or sale by clients during the quarter.

2. The CCO/ACO shall compare all reported personal securities transaction with completed portfolio transactions of clients to determine whether any violations of this Code of Ethics may have occurred. The CCO/ACO shall also compare an access person’s reported personal securities transactions with the holdings disclosed on the access person’s quarterly holdings report. Before making any determination that a violation has been committed by any person, the CCO/ACO shall give such person an opportunity to supply additional explanatory material.

3. If the CCO/ACO determines that a material violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to DRZ’s Board of Directors.

Frequent personal trading by employees is discouraged and may be questioned by the CCO, the employee’s supervisor or a Co-CEO at any time, in their sole discretion.

E. Annual Certification of Compliance

All access persons shall certify annually that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

F. Joint Participation

Access persons should be aware that a specific provision of the Investment Company Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an investment company is a “joint or a joint and several participant” with such person. Access persons are prohibited from engaging in joint ventures or creating joint enterprises with an investment company whose assets are managed by DRZ. 1 Any transaction which suggests the possibility of a question in this area should be presented to the CCO for further review with legal counsel.

G. Reports to Mutual Funds

No less frequently than annually, DRZ must furnish to the board of directors of any United States mutual fund client, a written report that

a.	Describes any issues arising under this Code of Ethics or procedures since the last report to the board, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

b.	Certifies that DRZ has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

A copy of this Code of Ethics shall be submitted to the board of each mutual fund, prior to DRZ commencing operations as fund advisor or sub-advisor, for review and approval. Thereafter, all material changes to this Code of Ethics shall be submitted to each mutual fund board for review and approval not later than (6) months following the date of implementation of such material change.

VIII. SANCTIONS

Any violation of this Code of Ethics shall result in the imposition of such sanctions as DRZ may deem appropriate under the circumstances, which may include, but are not limited to, removal, suspension of demotion from office, imposition of a fine, a letter of censure, suspension or permanent termination of personal trading privileges and/or restitution to the affected client of an amount equal to the net advantage the offending person shall have gained by reason of such violation.

The sanction of disgorgement of any profits realized may be imposed for violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which a client has a completed or pending initial “buy” order. Additionally, in the event DRZ’s post trade analysis finds that personal trading is not in compliance with this Code of Ethics, the same or similar sanctions shall be applicable.

IX. RECORDKEEPING REQUIREMENTS DRZ

shall maintain and preserve in an easily accessible place:

a.	A copy of the Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

[1]	See Section 17d and Rule 17d-1 under the Investment Company Act of 1940.

b.	A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

c.	A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

d.	A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

e.	The names of each person who is serving or who has served as CCO or ACO within the past five years.

f.	A copy of each report made by DRZ to any mutual fund with respect to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

g.	A record of any decision, and the reasons supporting the decision, to approve the acquisition by access persons of initial public offerings or private placements, for at least five years after the end of the fiscal year in which the approval is granted.

X. GIFTS AND ENTERTAINMENT

Employees’ Receipt of Business Related Meals, Tickets to Sporting Events, Other Entertainment and Trips - Employees may attend business related meals, sporting events, other entertainment events or trips at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. If the event is highly publicized such that the tickets may be selling in excess of their face value, the employee must consider the mark-up for the reporting requirements. Employees should apply a $250 threshold to all such entertainment and trip items. Any event with a value in excess of $250 must be approved by the CCO and reported on the Gifts/Entertainment form at Appendix A.

Employees’ Receipt of Business Related Gifts - Employees must report and obtain approval for their receipt of business related gifts over $250 (either one single gift, or in aggregate on an annual basis) to and by the CCO by completing APPENDIX A. Reasonable business related gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to DRZ’s offices by service providers.

DRZ’s Business Related Gift and Entertainment Giving Policy - In the normal course of business, DRZ may provide gifts and entertainment to various individuals or entities such as clients, vendors, consultants, and service providers so long as they do not appear lavish or excessive. These gifts and entertainment are not premised upon client referrals or any other type of benefit to DRZ. The CCO must approve all gifts or entertainment in excess of $250 provided to one client representative (individually in a group setting). As a matter of policy all gifts and entertainment paid by DRZ are reported to the DRZ’s Chief Financial Officer (“CFO”). The CFO will make all records of gifts and entertainment available to the CCO or ACO.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since DRZ manages Taft-Hartley funds, any gratuity provided by DRZ to labor unions or union representatives that have an “interest” in the Taft-Hartley fund (including the members covered by the Taft-Hartley fund) in excess of $250 per fiscal year are required to be reported on APPENDIX A and Department Labor Form LM-10 within 90 days following the end of DRZ’s fiscal year. Accordingly, DRZ will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10 when applicable.

The Department of Labor has issued further guidance on the filing of Form LM-10 through its website (www.dol.gov).

ERISA and Public Entity/Government Related Accounts - Employees are reminded that notwithstanding this policy, because DRZ manages accounts subject to the Employee Retirement Investment Securities Act (“ERISA”) as well as state and local government retirement accounts, gratuities received or provided of any amount may be subject to differing limits or simply prohibited. Any proposed gratuity including meals, entertainment, gifts or any other item of economic value which suggests the possibility of a question in this area should be presented to the CCO for further review.

The CCO and ACO shall be responsible for monitoring all reportable entertainment and gifts.

XI. MISCELLANEOUS

A. Confidentiality

All information obtained from any access person hereunder shall be kept in strict confidence by DRZ, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

B. Notice to Access Persons

DRZ shall provide all access persons with a copy of this Code of Ethics. The Code of Ethics and a complete copy of DRZ’s Compliance Manual shall be made available on the shared network drive available to all employees. All access persons are required to provide DRZ with a signed acknowledgement form indicating that they have received a copy and agree to comply with all provisions of this Code of Ethics.

C. Exceptions

The CCO reserves the right to decide, on a case by case basis, exceptions to any provisions under this Code of Ethics. Any exceptions made hereunder will be maintained in writing by the CCO.

D. Further Information

If any person has any question with regard to the applicability of the provisions of this Code of Ethics generally or with regard to any securities transaction or transactions, he or she should consult the CCO or ACO.

DEPRINCE, RACE & ZOLLO, INC.

Insider Trading Policy

General

Section 204A of the Investment Advisers Act of 1940 (“Advisers Act”) requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, DRZ has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally described as trading either personally or on behalf of others on the basis of material non-public information or communicating material nonpublic information to others for the purpose of personal benefit in violation of one’s fiduciary duty to an employer, client or more broadly in violation of the law.

Risks

In developing this policy and procedures, DRZ considered the firm’s exposure to the possibility of receiving material non-public information and acting on such information. This analysis includes risks such as:

•

An employee engages in various personal trading practices that wrongly make use of material nonpublic information resulting in harm to clients or unjust enrichment to the employee (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the employee has control.)

•	DRZ’s investment personnel receive material non-public information and do not immediately inform DRZ’s compliance department. As a result trading in the name is not properly restricted or monitored.

•

An employee passes along material non-public information to others with no expectation of immediate and direct monetary benefit but with intention to benefit later through other means. Such intentions also violate applicable prohibitions on insider trading.

•	Employees are not aware of what constitutes inside information. DRZ has established the following guidelines as an attempt to mitigate these risks. Whom

Does The Policy Cover?

This policy covers all of DRZ’s employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the employee is an officer, director or 10% or greater stockholder and a partnership of which the employee is a partner unless the employee has no direct or indirect control over the partnership.

Each of the entities covered by this Policy forbids any employee from trading, either for his or her personal account or on behalf of others (including mutual funds and private accounts managed by DRZ), while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as “insider trading.”

•	The Policy extends to each employee’s activities within and outside their duties at DRZ. Each employee must read and retain this statement.

•

Failure to comply with these procedures may cause an employee to be subject to disciplinary action, even if the Insider Trading and Securities Fraud Enforcement Act of 1988 or other securities law provisions have not been found specifically to have been violated.

What Is Insider Trading?

The Policy recognizes that the term “insider trading” (i) is not defined in the federal securities laws, and (ii) generally is used to refer to trading while in possession of material nonpublic information (whether or not one is an “insider”) and/or to communications of material nonpublic information to others. The law in this area is not static, but is generally understood to prohibit, among other things:

1.	trading by an insider while in possession of material nonpublic information;

2.

trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

3.	trading while in possession of material nonpublic information concerning a tender offer (as detailed in Rule 14e-3 under the Securities Exchange Act of 1934); and

4.	wrongfully communicating, or “tipping,” material nonpublic information to others.

The Insider Concept

As a general guide for employees, components of what amounts to “insider trading” are defined below:

The concept of “insider” is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of those organizations. In addition, DRZ may become a temporary insider of a company for which it provides investment advice. According to the U.S. Supreme Court, for someone to be considered a temporary insider or insider by the company, the company must expect the outsider to keep the nonpublic information that has been disclosed to the outsider confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What Information Is Material?

Trading on information is not a basis for liability unless the information is material. Information generally is considered “material” if:

•	there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision; or

•	the information is reasonably certain to have a substantial effect on the price of a company’s securities.

Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates not previously disseminated, material changes in previously-released earnings esti-mates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. United States, 484 U.S. 19 (1987), the U.S. Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the newspaper and whether or not those reports would be favorable.

What Information is Non-Public?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, on Bloomberg or in other publications of general circulation ordinarily would be considered public. Further, in certain circumstances, information disseminated to certain segments of the investment community may be deemed “public;” for example, research communicated through institutional information dissemination services such as First Call. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered public. Non-public information does not change to public information solely by selective dissemination. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

•	In person;

•	In writing;

•	By telephone;

•	During a presentation;

•	By email, instant messaging, or Bloomberg messaging;

•	By text message or through Twitter; or

•	On a social networking site such as Facebook or LinkedIn.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-public Information. Employees should consult with the CCO if there is any question as to whether material information is non-public.

Basis for Liability

Described below are circumstances under which a person or entity (including an investment adviser and its employees) may be deemed to have traded on inside information, and prohibitions applicable, in particular to investment advisers.

•

Fiduciary duty theory. In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises where there is a fiduciary relationship between the parties to the transaction; in such case, one party has a right to expect that the other party will not disclose any material nonpublic information and will refrain from trading. Chiarella v. United States, 445 U.S. 22 (1980).

Insiders such as employees of an issuer are ordinarily considered to have a fiduciary duty to the issuer and its shareholders. In Dirks v. SEC, 463 U.S. 646 (1983), the U.S. Supreme Court stated alternative theories by which such fiduciary duties are imposed on non-insiders: they can enter into a confidential relationship with the company as, among other things, attorneys and accountants (“temporary insiders,” as described above), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have beengiven confidential information by an insider or temporary insider who has violated his or her fiduciary duty to the company’s shareholders.

In the “tippee” situation, a breach of duty occurs only if the insider or temporary insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be of a financial nature, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

•

Misappropriation theory. Another basis for insider trading liability is the “misappropriation theory.” Under this theory, liability is established when trading occurs based on material nonpublic information that was stolen or misappropriated from another person. In United States v. O’Hagan (1977), the U.S. Supreme Court upheld this theory of liability in a case involving an attorney who traded on information learned from his law firm about an impending takeover of one of the firm’s clients. As this case illustrates, the misappropriation theory can be used to reach an individual who knowingly trades on the basis of confidential information obtained from the individual’s employer or the employer’s agents even though there in no fiduciary relationship between the parties in question.

Penalties For Insider Trading

Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not personally benefit from the violation. Penalties may include:

•	Jail sentences

•	Civil injunctions

•	Civil treble damages

•	Disgorgement of profits

•	Criminal fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

•	Fines for the employer or other controlling person of up to the greater of $1.0 million or three times the amount of the profit gained or loss avoided.

In addition, investment advisers and broker-dealers may be subject to substantial monetary penalties for a failure to supervise, if their personnel engage in insider trading. In connection with this violation, the SEC or other regulatory authority must establish that the firm either:

•	“knew or recklessly disregarded” evidence that an officer, employee or other “controlled person” was likely to engage in insider trading and failed to take appropriate steps to prevent it; or

•

knowingly or recklessly failed to establish written policies and procedures designed to prevent insider trading, and such failures substantially contributed to or permitted the occurrence of the violation.

In this regard, Section 204A of the Advisers Act requires investment advisers to (a) establish, and (b) enforce written supervisory procedures “reasonably designed” (taking into account the nature of the investment adviser’s business) to prevent trading on material nonpublic information by the adviser and its employees. Unless both (a) and (b) are complied with, the adviser may be subject to monetary penalties.

Thus, in addition to any of the penalties noted above, any violation of these policies or procedures should be expected to result in serious sanctions by DRZ, which may include: censure, suspension without pay, and termination of employment.

DRZ Procedures to Prevent Insider Trading

The following procedures have been established to aid in the prevention of insider trading. Every employee must follow these procedures or risk sanctions, including: dismissal, substantial personal liability and criminal penalties.

A.	Questions to Ask

Prior to trading for yourself or others, including advisory client accounts managed by DRZ, in the securities of a company about which you may have material non-public information, ask yourself the following questions:

•	Is this information that an investor would consider important in making an investment decision? Is this information that would affect the market price of the securities if generally disclosed?

•	To whom has this information been provided? Has it been effectively communicated to the marketplace?

B.	Action Required

If you are at all uncertain as to whether any information you have is “inside information,” you must:

•

Immediately report the matter to DRZ’s CCO/ACO. If the CCO/ACO believes that the information is in fact material non-public information, the CCO shall immediately communicate with DRZ’s portfolio managers to ensure that trading in the specific name is restricted.

•	Refrain from purchasing or selling the securities; and

•	Not communicate the information inside or outside DRZ, other than as set forth directly above.

After the employee and appropriate officer of DRZ have reviewed the issue the CCO will determine whether any additional measures should be taken. DRZ may consult with outside counsel to the extent appropriate. The employee will be instructed to halt all trading in the security until the CCO has determined that information is no longer material and/or has been communicated to the general public .

C.	Annual Certification

All employees of DRZ are required to certify annually that he or she has read and understood DRZ’s Insider Trading Policies and Procedures and recognize too that he or she is subject to them. Further, each DRZ employee is required to certify annually, in writing, that he or she has complied with all of the requirements of these policies and procedures. See APPENDIX L for an example of an annual certification form.

D.	Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to DRZ’s Code of Ethics, as well as the DRZ’s expectations regarding appropriate behavior of its employees. Employees are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between employees of DRZ and other market participants and trading counterparties. Employees should consult with the CCO regarding questions about the appropriateness of any communications.

Questions or Concerns

Any questions or concerns regarding DRZ’s Insider Trading Policies and Procedures should be directed to DRZ’s CCO, DRZ’s Chairman or Co-CEOs.

DEPRINCE, RACE & ZOLLO, INC.

Political and Charitable Contributions, and Public Positions

Issue

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

Registered investment advisers;

Advisers with fewer than fifteen clients that would be required to register with the SEC but for the “private advisor” exemption provided by Section 203(b)(3) of the Advisers Act;

Firms that solicit clients or investors on behalf of the types of advisers described above; and “Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.2 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

Any general partner, managing member or executive officer, or other individual with a similar status or function;

Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

[2]

A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

Contributions of deminimus amounts are permitted. Specifically, contributions of $150 per election or $350 per election if the contributor is eligible to vote in the election are permitted. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees. Advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions. Exceptions must be solicited in writing and sent to the appropriate office within the SEC.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.3

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

Recordkeeping Obligations

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within Rule 206(4)-5’s definition of a “government entity.” Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors.

Guidance Regarding Bona-Fide Charitable Contributions

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, do not implicate Rule 206(4)-5.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered The Pay-to-Play Rule applies equally to:

•	Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and

[3]	Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with employees’ political contributions. This analysis includes risks such as:

Employees make political contributions that limit DRZ’s ability to attract or retain government-related Clients or Investors;

DRZ hires or promotes an individual into a role that meets the definition of a “covered associate” without considering the individual’s past political contributions;

DRZ inadvertently violates “pay-to-play” regulations, or other applicable laws, because it is unaware of employees’ political contributions, or of any solicitation or coordination of political contributions by others;

DRZ or its employees make charitable contributions that pose actual or apparent conflicts of interest; Employees hold public offices that pose actual or apparent conflicts of interest.

Political Contributions Policy

Political contributions by DRZ or employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an employee or any affiliated entity is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO and may use the attached Political Contribution Pre-clearance form. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The CCO will meet with any individuals who are expected to become “covered associates” to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients or investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will prepare a memorandum documenting the discussion’s scope and findings, which will be signed by the CCO and by the individual in question and will be retained by the CCO.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, employees must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by DRZ, rather than its employees, must be pre-cleared by the CCO or DRZ’s Co-CEO and President, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all clients and investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

The ACO is responsible for reviewing the CCO’s political contribution activities.

Charitable Donations Policy

Donations by DRZ or employees to charities with the intention of influencing such charities to become clients or investors are strictly prohibited. Employees should notify the CCO about any actual or apparent conflict of interest in connection with any charitable contribution, or about any contribution that could give an appearance of impropriety.

Public Office Policy

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with DRZ’s business activities.

Outside Business Activities

Background

Outside business activities and affiliations may cause a conflict of interests between DRZ and the employee or more importantly between the employee and a client. Conflicts between an employee and a client are generally assumed extrapolate a conflict between DRZ and the client. As a matter of policy DRZ attempts to avoid conflicts with clients or even the appearance conflicts.

The following policies and procedures are designed to allow DRZ to review, understand, address and/or appropriately disclose any actual or potential conflicts of interests associated with employees’ business activities outside of DRZ.

Risks

In developing these policies and procedures, DRZ considered the risks posed by service with outside organizations, including potential conflicts of interest and access to Material Non-Public Information.

Policies and Procedures

Outside Business Activities

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues. Employees may use the attached form Request for Approval of Outside Business Activities to seek approval for outside business activities. The CCO will use the PTCC system to track Employees’ participation in outside business activities.

No Employee utilize property of DRZ, or utilize the services of DRZ or its Employees, for his or her personal benefit or the benefit of another person or entity, without approval of senior management. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

An Employee may not participate in any business opportunity that comes to his or her attention as a result of his or her association with DRZ and in which he or she knows that DRZ’s clients might be expected to participate or have an interest, without first:

•	Disclosing in writing all necessary facts to the CCO; and

•	Obtaining written authorization to participate from the CCO.

Any personal or family interest in any service providers associated with DRZ’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by DRZ may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CCO. Employees may use the attached Miscellaneous Reporting Form to inform the CCO of any such issues.

No Employee may borrow from or become indebted to any person, business or company having business dealings or a relationship with DRZ, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from senior management. Senior management will review all such requests with the CCO prior to granting approval. Approvals will be granted on a case-by-case basis and should consider all relevant facts. No Employee may use DRZ’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of senior management.

An Employee who is granted approval to engage in an outside business activity must not transmit Material Non-Public Information between DRZ and the outside entity. If participation in the outside business activity results in the Employee’s receipt of Material Non-Public Information that could reasonably be viewed as relevant to DRZ’s business activities, the Employee must discuss the scope and nature of the information flow with the CCO. Similarly, if an Employee receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

Form ADV Part 2B

Outside business activities involving any investment related business that may create a material conflict of interest with clients must be disclosed in Form ADV Part 2A as well as part of the employee’s ADV Part 2B, Other Business Activities section. For purposes of this policy and procedures “investment related business” is defined as any for-profit business related to providing investment advice on securities or activity which may result in economic benefit to the employee due to sales of investment related products or services. In addition, other activities that do not relate to investment activities but represent more than 10 percent of the employee’s time and income must be disclosed on the employees’ Form ADV Part 2B.

Attachment – Request for Approval of Outside Business Activities Name and address of organization:

Organization’s primary business purpose:

Is the organization a publicly traded company?            If yes, list the stock symbol:

Describe your anticipated role with the organization:

Describe any compensation you will receive:

Describe any known relationships between DRZ and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any Employees of DRZ who you know to be officers or directors of the organization:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;

•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

•	Adhere to the Insider Trading policies and procedures of DRZ and the organization, and not transfer any Non-public information between DRZ and the organization; and

•	Avoid involvement in any arrangement between DRZ and the entity, and recuse myself of voting on such matters.

Signature	Date

Print Name

Approval Granted by / Denied by:

Signature	Date

Print Name

Attachment – Outside Business Activity Log

Employee Name	Requested Activity	Approval Granted? (V or N)	Date	Comments (Including Applicable Conflicts of Interest and any Mitigating Factors)

DEPRINCE, RACE & ZOLLO, INC.

Maintenance and Dissemination of Disclosure

Documents and Filings

Issue

The SEC and other regulatory bodies require investment advisers to maintain and distribute certain disclosure documents. These disclosure documents must be kept current and accurate, and should be disseminated in conjunction with required regulations. In addition, institutional advisory firms with investment discretion or trading activity over certain thresholds must submit periodic filings to the SEC.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with its maintenance of disclosure documents and submission of regulatory filings. This analysis includes risks such as:

•	Information about DRZ that is disclosed to clients and/or regulators is outdated or inaccurate.

•	DRZ is unaware of its disclosure or filing obligations;

•	Prospective clients do not have accurate information on which to base their decision on whether to retain DRZ for advisory services.

•	Clients/investors are not made aware of all material facts relating to a legal or disciplinary action against DRZ.

•	Regulatory forms are not filed in a timely manner.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

As a matter of policy DRZ will routinely review disclosure documents to ensure that they are up to date and, where required, disseminated or filed on a timely basis. DRZ will ensure that all information provided to clients and prospective clients including marketing material, agreements, filings, brochures or other similar material is accurate and complete.

1.	Advisory Agreement

DRZ must enter into an advisory agreement with a Client prior to the commencement of managing the Client’s account. The advisory agreement shall describe the advisory services provided by DRZ and shall set forth various components of the advisory relationship and serve as one of DRZ’s primary disclosure documents to its clients. DRZ shall attempt to ensure that the advisory agreement or addendum clearly states any specific portfolio restrictions or mandates imposed by the client.

All revisions to the advisory agreement must be reviewed by the CCO. In addition, proposed revisions of existing agreements must be reviewed for the purposes of determining whether or not DRZ will formally amend its advisory agreements with other existing clients that have negotiated Most Favored Nation or other similar provisions.

2.	Form ADV

DRZ is required to keep current a Form ADV. The Form is a 2-part (Part 1A and Part 2A & B) application and disclosure form for registered investment advisers. DRZ is required to file Part 1A and 2A of this form electronically through the Investment Adviser Registration Depository (“IARD”).

Requirements Regarding the Maintenance and Dissemination of Form ADV

•

Form ADV Amendments - Rule 204-1(b) under the Advisers Act requires advisers to promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. The Form ADV instructions note that inaccuracies in the following responses must be corrected promptly:

•	Items 1, 3, 9, and 11 of Part 1A;

•	Items 1, 2.A. through 2.F., and 2.I. of Part 1B;

•	Items 4, 8, and 10 of Part 1A and Item 2.G. of Part 1B (material inaccuracies only); and o Any response to Part 2 of Form ADV or any alternative brochure (material inaccuracies only).

Inaccuracies that do not meet the preceding criteria require an amendment to be filed within 90 days of the end of the fiscal year. Refer to the instructions appearing in the Form ADV application booklet for further guidance; http://www.sec.gov/about/forms/formadv-instructions.pdf .

•

Initial Furnishing of Part 2A of Form ADV to New Clients - Rule 204-3(a) under the Advisers Act provides that an adviser shall furnish each advisory client and prospective clients with a written disclosure statement which may be either a copy of Part 2A of its Form ADV or a written document containing at least the information required by Part 2A of Form ADV. The written disclosure document should be provided at the time or before entering into an advisory agreement.

•

Annually, Clients will be provided with a written summary of all material changes to Form ADV Part 2A. In addition, at minimum Clients will be offered a complete version of Form ADV Part 2A upon request. Material changes are considered any change reflecting the manner in which DRZ describes its manner of conducting business or providing advisory service.

•

Mandatory Disclosures Regarding Disciplinary History and/or Financial Condition - The SEC believes that an investment adviser has a duty to make disclosure to clients about material financial conditions and disciplinary history, although no provision of the Advisers Act expressly requires such disclosure. Instead, Rule 206(4)-4 under the Advisers Act prescribes certain minimum disclosures that certain advisers must make to clients of financial and disciplinary information relating to it or any management persons. DRZ is required to disclose to its clients all material facts about any financial condition that would be reasonably likely to impair its ability to meet its contractual commitments to clients. This disclosure obligation applies only to those clients where DRZ has discretionary authority over their assets or where the adviser has received prepayment of advisory fees of more than $1200, six months or more in advance.

In addition, DRZ is required to disclose for a period of 10 years all material facts relating to a legal or disciplinary event that would be material to a Client’s evaluation of DRZ’s integrity or ability to meet its contractual commitments. Examples of the types of disciplinary information that the SEC believes are material and that the adviser and its employees must disclose include court proceedings, federal/state regulatory proceedings and Self-Regulatory Organization (“SRO”) proceedings.

AN EMPLOYEE MUST ADVISE THE CCO IMMEDIATELY IF HE OR SHE BECOMES INVOLVED IN OR THREATENED WITH LITIGATION OR AN ADMINISTRATIVE INVESTIGATION OR PROCEEDING OF ANY KIND, IS SUBJECT TO ANY JUDGMENT, ORDER OR ARREST, OR IS CONTACTED BY ANY REGULATORY AUTHORITY.

•

Part 2B of Form ADV, which includes biographical information about certain Employees who provide advisory services, must be provided to all new Clients. Before a new Employee begins providing advisory services to an existing Client DRZ must provide information about the Employee using Part 2B. DRZ must also provide updated Part 2B information to all affected Clients promptly if an Employee experiences a disciplinary event or if other information in Part 2B becomes materially inaccurate.

Responsibility

DRZ shall provide clients with Part 2A & B of Form ADV as part the clients account opening process. In addition, DRZ shall annually review Form ADV Part 2A. The document will be updated as needed.

Material Changes to Form ADV Part 2A

All material changes to Form ADV Part 2A must be summarized in Item 2, Material Changes. Material changes may include but are not limited to additions or deletions of language describing investment strategies and/or specific risks associated with those strategies, fee arrangements, soft dollar arrangements, disciplinary events as defined by the instructions to Form ADV, conflicts of interests associated with or inherent in the advisory services being offered, changes to the code of ethics that would be material to a clients evaluation of DRZ, brokerage practices, or concerns over DRZ’s financial stability, among other items. All changes will be evaluated on a case-by-case basis to determine whether they should be included in the Material Changes section of Form ADV Part 2A.

On an annual basis, the CCO shall ensure that all clients receive at least a Summary of Material Changes along with an offer to provide DRZ’s entire brochure. DRZ shall maintain documentary evidence of delivery. Such evidence may include one copy of the cover letter sent to clients along with the list of clients that received the enclosures or communication.

Form ADV Part 2B

DRZ maintains a separate Form ADV Part 2B for each of the portfolio managers who have discretionary authority to implement portfolio recommendations and certain key client service personnel and/or Partners. Form ADV Part 2B generally consists of the individual’s past and current business and educational background and disciplinary history if applicable.

The CCO/ACO shall ensure that the Part 2B contains the information discussed in SEC Release IA-3060 and the Instruction to Form ADV. The CCO/ACO shall ensure that client service staff is aware of their responsibility to provide each new client with Part 2B. In addition, DRZ will offer Part 2B to all clients along with the offer to provide a full version of Part 2A.

Responsibility

The CCO is responsible for ensuring that Parts 1A and Part 2 of DRZ’s Form ADV are properly maintained and disseminated. Accordingly, the CCO/ACO will periodically review the Form ADV to ensure that it is accurate and complete. Such a review is most pertinent given changes in: securities laws; industry practices; and DRZ’s advisory products and services. The CCO or ACO should discuss disclosure issues with employees to ensure that current disclosures are consistent with DRZ’s practices. Employees are encouraged to review DRZ’s disclosure documents and bring to the CCO or ACO’s attention any disclosures that may require amendment/updating.

The CCO or ACO oversees the distribution of Part 2 to all prospective and current Clients. All distributions of Form ADV will be logged and tracked by DRZ.

3.	Schedule 13F

Schedule 13F is a form that must be filed by an institutional investment manager exercising investment discretion over accounts having in the aggregate more than $100 million in equity securities on the last trading date of any month in a given calendar year. This schedule is required pursuant to Rule 13f-1 under the Exchange Act and must be filed with the SEC within 45 days of the end of the calendar year and 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year. Schedule 13F is filed electronically on the SEC’s EDGAR Filing System.

DRZ currently outsources a portion of the 13F filing process to ACA Compliance Group. On a quarterly basis, DRZ must provide ACA with an excel spreadsheet containing a list of all securities held by DRZ’s clients. ACA will utilize software to screen the securities and include only NMS Securities traded on US exchanges in the filing. The CCO/ACO or a designee will conduct a review of the filing prepared by ACA prior to final submission of the filing. A copy of communications with ACA and any documentation created during DRZ’s review shall be maintained in accordance with the record retention policies and procedures.

DRZ’s CCO or ACO must periodically discuss ACA’s role with persons at ACA to ensure that their process remains consistent and complete.

Responsibility

The CCO is responsible for ensuring that the appropriate Schedule 13F filings and amendments are made with the SEC. The CCO/ACO works with ACA to ensure that the filings are made in a timely manner.

4.	Form 13H

Exchange Act Rule 13h-1 requires investment advisers to file Form 13H and obtain a large trader identification number (“LTID Number”) from the SEC if their transaction activity in National Market System securities exceeds:

•	Two million shares or $20 million during any calendar day; or

•	Twenty million shares or $200 million during any calendar month.

DRZ has filed for and received a large trader ID number. DRZ’s Large Trader ID Number (“LTID Number”) is: 16887672

DRZ must provide the LTID Number to all new brokers during the account opening stage. As a matter of policy, all new brokerage account applications must be approved by the CCO or ACO.

DRZ shall continuously monitor trading activity. If DRZ’s trading does not surpass the established 13H thresholds in a given 12 month period, DRZ may choose to file for an inactive LTID number. Elections of inactive status are not required. In order to solicit the inactive status, DRZ should complete and submit a separate form to the SEC requesting an inactive status for the LTID Number.

Amendments to Form 13H

DRZ is required to file an amended Form 13H with 45 days of the end of a calendar quarter when any of the information provided in the previous 13H filing becomes inaccurate.

In response to Item 6 of Form 13H, DRZ is required to provide a list of executing broker dealer through which DRZ has the ability to place transactions. If a new broker is added during a quarter, DRZ must file an amended 13H within 45 days of the end of the quarter in which the change occurred.

DRZ currently outsources a portion of the 13H filing process to ACA Compliance Group. When applicable for a particular quarter, DRZ will provide ACA with the information necessary to file an amended 13H. The CCO or ACO will conduct a review of the filing prepared by ACA to ensure that the information is complete and accurate.

Annual 13H Filing

DRZ is required to submit an annual 13H filing at the end of each calendar year no later than Feb 14th of the following year. DRZ’s CCO/ACO will coordinate with ACA on the filing as the process is almost identical to the quarterly filings.

An annual filing is required regardless of whether a 4th Quarter Amended Filing is submitted. A copy of communications with ACA and any documentation created during DRZ’s review of 13H filings shall be maintained in accordance with the record retention policies and procedures.

5.	Schedule 13D

Section 13(d) of the Exchange Act generally requires a beneficial owner of more than 5 percent of a class of equity securities registered under the Exchange Act (i.e., equity securities of publicly traded companies) to file a Schedule 13D with the issuer, the SEC, and those national securities exchanges where the securities trade within ten days of the transaction resulting in beneficial ownership exceeding 5 percent. Beneficial ownership is defined broadly, and an investment adviser may be deemed to be the beneficial owner of shares held in client accounts (and shares held in proprietary client accounts) if it has or shares either of the following:

•	Voting power, which includes the power to vote or direct the voting of the shares; or

•	Investment power, which includes the power to dispose or direct the disposition of such security.

An amended Schedule 13D must be filed promptly (i.e., within 2 business days) if there are any material changes to the disclosures set forth in the Schedule 13D, including, without limitation, any acquisition or disposition of securities in an amount equal to one percent or more of the class of outstanding securities. Any acquisitions of securities that may require a Schedule 13D filing should be brought to the attention of the CCO immediately.

When a registered investment adviser beneficially owns more than 10 percent of the outstanding securities in a class it is generally required to file Form 3 in addition to Schedule 13D.

Responsibility

DRZ is generally a passive investor and will typically file Schedule 13G. However, should DRZ determine that client interests are better served by taking an active role through ownership, communication with an issuer’s management or though activist proxy vote, DRZ shall promptly file a Form 13D. The CCO is responsible for ensuring that the appropriate Schedule 13D filings and amendments are made with the SEC. In the event of this election, DRZ will generally coordinate the filing through outside counsel.

6.	Schedule 13G4

In general, DRZ will file a Schedule 13G instead of a Schedule 13D when its beneficial ownership exceeds 5 percent of a class of outstanding registered equity securities and it holds the securities passively (i.e., without the purpose of changing or influencing control of the issuer). DRZ will file Schedule 13G with the SEC within forty-five (45) days after the end of the calendar year in which beneficial ownership exceeded the 5 percent threshold.5 In addition, DRZ shall notify any person (e.g., a client) on whose behalf it holds, on a discretionary basis, over 5 percent of a class of outstanding equity securities of any transaction or acquisition that the other person or client may have to report.

Amendments to Schedule 13G generally are required within forty-five days after the end of the calendar year to report any changes (whether or not material) to the disclosures set forth in the Schedule 13G. However, a registered investment adviser filing on Schedule 13G also must file an amended Schedule 13G within ten (10) days after the end of any month in which its direct or indirect beneficial ownership of a class of registered equity securities exceeds 10 percent of the outstanding securities in that class. After such a filing is submitted, a subsequent filing is required within 10 days after the end of any month in which an adviser’s aggregate beneficial ownership increases or decreases by 5 percent or more of the outstanding securities in the class.

If DRZ no longer holds the securities passively (i.e., we hold the securities with the purpose of changing or influencing control of the issuer), DRZ must file a Schedule 13D within 10 calendar days of the change in investment purpose.

On a monthly basis, DRZ will conduct an analysis of its clients’ holdings, portfolio managers’ personal holdings as well as any securities held by DRZ Profit Sharing Plan to determine its 13G filing requirements. As a matter of policy, investment personnel must proactively communicate any intentions of activist investing or ownership.

Investment personnel are required to consult with the CCO if they have any question regarding the appropriateness of filing either Schedule 13G or Schedule 13D. Factors considered in making the determination generally focus on DRZ’s level of interaction/influence on the issuer’s management, specific to whether or not DRZ is attempting to change or influence the issuer’s management. Other factors considered by the CCO/ACO and investment personnel may include the level of communication between the issuer and DRZ and the existence of regular and/or sporadic formal written correspondence between the company and DRZ, and the contents of such correspondence.

DRZ currently outsources a portion of the 13G filing process to ACA Compliance Group. Once it is determined that a 13G filing is required for a particular security, the CCO/ACO will contact ACA and provide all the specific information required for the filing. Prior to submitting the filing, the CCO/ACO or a designee will conduct a review of the filing prepared by ACA. A copy of communications with ACA and any documentation created during DRZ’s review of 13G filings shall be maintained in accordance with the record retention policies and procedures.

[4]	DRZ is aware that similar filing requirements may exist in foreign jurisdictions and therefore must monitor for instances in which its beneficial ownership exceeds 5 percent of a class of equity securities of a foreign company.

[5]	However, if any of DRZ’s clients individually hold greater than 5%, the Schedule 13G filing must gener- ally have be made within 10 days following the acquisition date of the 5% position. Similarly, different filings amendments are required for individual clients that hold greater than 5% of a class of outstanding equity shares.

DRZ’s CCO or ACO must periodically discuss ACA’s role with persons at ACA to ensure that their process remains consistent and complete.

7.	State Licensing, Notification and Registration

State Requirements

DRZ may be required to provide one or more state securities authorities with copies of its SEC filings (“Notice Filings”). DRZ’s Notice Filings will be sent electronically to the states that are checked on Item 2.B. of Part 1A of Form ADV. Generally speaking, if DRZ either maintains a place of business in, or has more than five (5) clients in a particular state, then it must Notice File in that particular state.6

DRZ may not solicit or render investment advice for any Client domiciled in a state where DRZ is not properly registered or conditionally exempt or excluded from registration. DRZ will file with the SEC, and Notice File in numerous states due to the location of additional places of business and residence of its clients. DRZ will review its state Notice Filing requirements as part of its account opening process. DRZ is also aware of the fact that certain states look through pooled investment vehicles for Notice Filing purposes.

On an annual basis, the CCO/ACO shall gather the client domicile information to determine where state filings are required. The CCO/ACO shall work with DRZ’s client service or accounting personnel to ensure that all new clients in the period are considered in the review. DRZ currently outsources a portion of the state filings process to ACA Compliance Group. Once the filing requirements are known, the CCO/ACO should coordinate with ACA to determine the filing fees that should be wired to DRZ’s filing escrow account maintained by FINRA.

Responsibility

The CCO is responsible for ensuring that the appropriate filings discussed above as well as amendments are submitted with state or federal regulatory agencies. Prior to submitting information, the CCO/ACO or a designee will conduct a review of the filing prepared by ACA.

Registration of Investment Adviser Representatives

DRZ’s personnel are not currently subject to registration as advisory representatives. Section 203A under the Advisers Act permits states to impose individual licensing requirements for any person that is located in the state and provides investment advice on behalf of and subject to the supervision and control of an SEC registered investment adviser (“Supervised Person”). However, a Supervised Person is exempt from any state licensing requirements so as long as most of the clients are either institutional clients or Natural Persons with a net worth in excess of $1.5 million or have placed $750,000 under the adviser’s management.

State licensing may be required if the Supervised Person manages accounts for Natural Persons that have less than $750,000 or such natural persons net worth is less than $1.5 million (“Retail Client”). Section 203A permits a Supervised Person to manage a limited number of Retail Clients without having to register in a state. A Supervised Person can manage the greater of:

•	5 Retail Clients; or

•	Up to 10% of its total clients are Retail Clients.

[6]	Louisiana, Nebraska, Texas and New Hampshire require Notice Filings if an adviser maintains only one (1) client in the state.

For example, if a Supervised Person has four total clients then the Supervised Person can manage up to five Retail Clients without being subject to state licensing requirements. To use another example, assume the Supervised Person had a total of 70 clients. The Supervised Person can accept up to seven Retail Clients without being subject to state licensing requirements.

In addition, depending on the state, the Supervised Person may have to satisfy certain examination requirements as a requisite to registration. The following examinations, or exam waivers, are recognized by states as satisfying the examination requirements; (i) Series 65 examination, (ii) Series 7 examination plus the Series 66 examination (requires an active broker-dealer agent registration), or the following professional designations are widely recognized as acceptable substitutes for the examinations, CFP, CFA, ChFC, PFS or CIC. In a few instances, some states may recognize other examinations, such as the Series 2, Series 6, Series 63, in combination with the exams noted above, or other professional designations, such as an active CPA license, may be acceptable.

Responsibility

DRZ will monitor they type of clients for which it manages assets to determine whether a Supervised Person is required to register. Should DRZ’s personnel be required to register, DRZ will complete the necessary filing via the on-line registration system.

DEPRINCE, RACE & ZOLLO, INC.

Client Privacy

Issue

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to clients its policies and procedures regarding the use and safekeeping of personal information.

Client information is collected at the inception of their accounts and occasionally thereafter, primarily to determine the accounts’ investment objectives and financial goals and to assist in providing clients with a high level of service.

While DRZ strives to keep client information up to date, clients are requested to monitor any information provided to them for errors.

Additionally, the SEC has adopted amendments to Rule 30 under Regulation S-P which require financial institutions to adopt written policies and procedures to properly dispose of sensitive consumer information. The amendments are designed to protect consumers against the risks associated with unauthorized access to information and mitigate the possibility of fraud and related crimes, including identity theft.

Certain states have adopted additional consumer privacy laws that may be applicable to investment advisers with clients who are residents of those states. For example, beginning in March 2010 Massachusetts law 201 CMR 17.00 will require any company with personal information about a resident of Massachusetts to adopt and implement a comprehensive information security program that includes, among other things:

Developing security policies governing how employees should be allowed to keep, access and transport records containing personal information outside of business premises;

To the extent technically feasible, encryption of all transmitted records and files containing personal information that will travel across public networks, and encryption of all data to be transmitted wirelessly;

Encryption of all personal information stored on laptops or other portable devices; and

Education and training of employees on the proper use of the computer security system and the importance of personal information security.

For purposes of this policy, “Non-public Personal Information” means:

Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and

Any list, description, or other grouping of clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information.

Examples of Non-public Personal Information include: phone number (if unlisted), social security and tax identification numbers, financial circumstances and income, and account balances.

For purposes of this policy, “Consumer Report” means:

•

The information set forth in Section 603(d) of the Fair Credit Reporting Act (15 U.S.C. 1681a(d)) (“FCRA”), which includes any written, oral, or other communication of any information by a consumer reporting agency bearing on the consumer’s credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics, or mode of living which is used or expected to be used or collected in whole or in part for the purpose of serving as a factor in establishing the consumer’s eligibility for (A) credit or insurance to be used primarily for personal, family, or household purposes; (B) employment purposes; or (C) any other purpose authorized under Section 604” of FCRA.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with protecting client information. This analysis includes risks such as:

•	Information about activities of DRZ and its clients that is required to be maintained is not accurately recorded and stored and is not protected from unauthorized access, alteration, and destruction.

•	Information about clients is not maintained or used in ways that ensures such information is safe from unauthorized use.

•	Disclosures made to clients about how their personal information is used and protected from unauthorized use is false and misleading.

•	Third-party service providers have adopted inadequate policies and procedures to protect Nonpublic Personal Information; and

•	DRZ fails to comply with applicable state privacy laws.

DRZ has established the following guidelines to effectuate and monitor DRZ’s privacy policy.

Policy

DRZ will not disclose a client’s personal or other sensitive information to anyone unless it is permitted or required by law, at the direction or permission of a client, or is necessary to provide DRZ’s services. In addition, employees are strictly prohibited from disclosing any current, proposed or past investment decisions with unauthorized people or in an unauthorized manner.

Procedures

1.	DRZ shall not sell client information to anyone.

2.

DRZ will restrict access to clients’ personal information to individuals within DRZ who require the information in the ordinary course of servicing clients’ accounts. Client information is used only for business purposes.

3.	DRZ has developed procedures to safeguard client records and information (See Attachment A).

4.	Client information may only be given to third-parties under the following circumstances:

•	To broker/dealers to open a client’s brokerage account;

•	To other firms as directed by clients, such as accountants, lawyers, etc.;

•	To third-parties as needed to provide requested services;

•	As a reference with specific consent from the client; and

•	To regulators, when required by law.

5.

At times, client information may be reviewed by DRZ’s outside service providers (i.e. – accountants, lawyers, consultants, etc.). DRZ will review the entities’ privacy policies to ensure that clients’ information is not misappropriated or used in a manner that is contrary to DRZ’s privacy policies.

6.

DRZ shall provide a privacy notice (See Attachment B) to clients (i.e. “natural persons”) upon inception of the relationship. If the client is considered a “natural person”, DRZ will provide the privacy notice to the client on an annual basis. DRZ will maintain a record of the dates when the privacy notice is provided to clients.

7.	In the event of a change in the privacy policy, DRZ will provide its clients with a sufficient amount of time to opt out of any disclosure provisions.

8.	Any suspected breaches to the privacy policy should be reported to the CCO and/or a Co-CEO.

9.

If an employee receives a complaint regarding a client’s potential identity theft issue (be it from a client or other party), the employee should immediately notify the CCO. The CCO or ACO will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

10.

In the event that unintended parties receive access to personal and confidential information of California residents, DRZ will disclose to those clients the privacy breach. See Senate Bill No. 1386. Many other states have adopted similar laws therefore state laws shall be searched on a case by case basis in the event of a breach.

11.

Extraneous documents containing any Non-public Personal Information, sensitive consumer information or portfolio data shall be shredded or destroyed (this includes documents earmarked for recycling). DRZ’s employees are required to discard all such information in locked shred bins located in common areas. In addition, any Non-public Personal or DRZ information saved in a storage medium that is being sold or disposed of, must be removed from the medium. DRZ’s agreement with the service provider(s) involved in the disposal or destruction of consumer report information must explicitly require the “proper” disposal of documents containing Non-public Personal information. Please refer to the “Document Destruction” procedure in the Maintenance of Books and Records policy.

Responsibilities

The CCO and ACO will monitor for compliance with DRZ’s Privacy Policy and will coordinate the dissemination of the Privacy Notice.

Attachment A

Procedures to Safeguard Client Records and Information

DRZ shall (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer. Accordingly, the following procedures will be followed:

A.	Desktop Computer Security Guidelines.

1.	Definition

Desktop and laptop computers (“Desktop”) are personal workstations that, though possibly linked to other computers via a Local Area Network, function as stand-alone units.

2.	Hardware Security

a)	Lock main office. The office keys should be monitored to ensure they are returned when an employee leaves DRZ. Doors with combination locks shall be changed when an employee is terminated.

b)	Locate computers away from environmental hazards.

c)	Follow standard data backup procedures.

d)	Immediately notify the CCO/ACO and IT Department if you are aware that any Desktop, cellular phone, i-pad or other mobile device is lost or stolen.

3.	Access Security

a)

Utilize password facilities to ensure that only authorized users can access the system. Where the Desktop is located in an open space or is otherwise difficult to physically secure, consideration should be given to enhanced password protection mechanisms and procedures.

b)	Password guidelines:

•	Length should be eight characters. (Six-character passwords may suffice for non-dictionary words.)

•	Avoid words found in the dictionary and include at least one numeric character.

•	Choose passwords not easily guessed by someone acquainted with the user.

•	Do not write passwords down in an exposed area near the device.

•	Change passwords periodically.

•	Do not include passwords in any electronic mail message linking the password to the device or application.

•

ALL computers and mobile devices including laptops, cellular phones, i-pads and other such devices must be password protected using the above password guidelines (at a minimum). Passwords should not be shared with anyone, including DRZ employees.

•

DRZ reserves the right to remotely wipe the device as a necessary security counter measure, if the device is used for business purposes, regardless of if the device is issued by DRZ or personally owned.

•	Documents containing confidential information should be password protected.

4.	Data and Software Availability

a)	Back up and store important records and programs on a regular schedule.

b)	Check data and software integrity.

c)	Fix software problems immediately.

5.	Confidential Information

a)	Encrypt sensitive and confidential information where appropriate.

b)	Monitor printers used to produce sensitive and confidential information.

c)	Store confidential client information on a secured separated drive.

6.	Viruses

Computer viruses are self-propagating programs that infect other programs. Viruses and worms may destroy programs and data as well as use the computer’s memory and processing power. Viruses, worms, and Trojan horses are of particular concern in networked and shared resource environments because the possible damage they can cause is greatly increased. Some of these cause damage by exploiting holes in system software. Fixes to infected software should be made as soon as a problem is found.

To decrease the risk of viruses and limit their spread:

a)	All software should be installed by IT personnel or other personnel authorized by the CCO.

b)	Use software tools to detect and remove viruses.

c)	Isolate immediately any contaminated system.

7.	Computer Networks

Networked computers may require more stringent security than stand-alone computers because they are access points to computer networks. While DRZ has the responsibility for setting up and maintaining appropriate security procedures on the network, each individual is responsible for operating their own computer with ethical regard for others in the shared environment. The following considerations and procedures must be emphasized in a network environment:

a)	Check all files downloaded from the Internet. Avoid downloading shareware files.

b)	Test all software before it is installed to make sure it doesn’t contain a virus/worm that could have serious consequences for other personal computers and servers on DRZ’s network.

c)	Choose passwords with great care to prevent unauthorized use of files on networks or other personal computers.

d)	Always BACK-UP your important files.

e)	Use (where appropriate) encrypting/decrypting and authentication services to send confidential information over the Internet.

B.	Physical Data Security Guidelines

1.

Only authorized personnel may occupy the area where DRZ maintains or regularly uses nonpublic client information, or storage of such information shall be physically restricted through the use of locked file cabinets or a locked room.

2.

If an employee’s duties require handling nonpublic personal information, the employee must always take care to protect the integrity, security, and confidentiality of these records. Do not put papers containing nonpublic personal information into the recycle bins or trash receptacles (e.g., client lists, account statements, tax returns).

C.	Identity Theft

1.

An identity thief can obtain a victim’s personal information through a variety of methods. Some of these methods are directly related to DRZ and industry practices that put consumers at risk. Employees should be aware of how their actions may expose our clients to the dangers of identity theft.

2.	Employees should take the following actions to prevent identity theft:

a)

When providing copies of information to others, employees should make sure that nonessential information is removed and that nonpublic personal information that has no relevance to the transaction is either removed or masked.

b)

The practice of dumpster diving provides access for a would-be thief to a client’s personal information. If you discard papers containing personal client identification information without shredding the documents, a thief may retrieve this information from our waste management facilities. Therefore, when disposing of paper documents, the papers should be shredded.

c)	To help prevent a fraudulent address change, verify requests before executing them. Send confirmation of address changes to both the new and the old address of record.

d)

DRZ’s employees may also be deceived by pretext calling, defined as an information broker or identity thief calling DRZ while pretending to be a client, and may even use bits of a client’s personal information (such as a Social Security Number) to maintain the deception. The information thief convinces the employee to provide additional information over the phone, which can be used for fraudulent purposes. Employees should make absolutely certain that they confirm the identity of the client on the phone before divulging personal information.

e)	DRZ prohibits the display of Social Security Numbers/Federal Identification Numbers on any documents that are widely seen by others (e.g. client files, mailing lists, quarterly reports, etc.).

f)

Employees may be responsible for identity theft through more direct means. Insider access to information allows a dishonest employee to sell consumers’ personal information or to use it for fraudulent purposes. Such action is cause for immediate termination of employment and may subject the employee to civil and criminal liability.

Attachment B

Privacy Notice

This notice is being provided to you in accordance with the Securities and Exchange Commission’s rule regarding the privacy of consumer financial information (“Regulation S-P”). Please take the time to read and understand the privacy policies and procedures that we have implemented to safeguard your nonpublic personal information.7

INFORMATION WE COLLECT

DePrince, Race & Zollo, Inc. must collect certain personally identifiable financial information about its customers to ensure that it offers the highest quality financial services and products. The personally identifiable financial information which we gather during the normal course of doing business with you may include:

1.	information we receive from you on applications or other forms;

2.	information about your transactions with us, our affiliates, or others;

3.	information collected through an Internet “cookie” (an information collecting device from a web server); and

INFORMATION WE DISCLOSE

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted by law. In accordance with Section 248.13 of Regulation S-P, we may disclose all of the information we collect, as described above, to certain nonaffiliated third parties such as attorneys, accountants, auditors and persons or entities that are assessing our compliance with industry standards. We enter into contractual agreements with all nonaffiliated third parties that prohibit such third parties from disclosing or using the information other than to carry out the purposes for which we disclose the information.

CONFIDENTIALITY AND SECURITY

We restrict access to nonpublic personal information about you to those employees who need to know that information to provide financial products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your nonpublic personal information.

[7]

Nonpublic personal information means personally identifiable financial information and any list, description or other grouping of consumers that is derived using any personally identifiable financial information that is not publicly available.

DEPRINCE, RACE & ZOLLO, INC.

Duty to Supervise

Issue

Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in the worst case scenario, revoke the registration of the investment adviser. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

DRZ’s management recognizes its duty to supervise the actions of its employees. The Code of Conduct and Regulatory Compliance Manual assists management in carrying out this task by providing guidance in completing advisory activities and setting forth the ethical issues to be considered by the firm. DRZ shall carefully review the following activities (note that this list is not exhaustive):

•	Setup of new accounts

•	Securities pricing and valuation

•	Preparation of investment advisory agreements

•	Maintenance of client files

•	Portfolio management

•	Client trading, including best execution and trade allocations

•	Customer correspondence

•	Personal trading activities of employees

•	Customer complaint inquiries

•	Form ADV amendments

•	Regulatory registration and filings

•	Marketing and advertising

•	Adherence to the Code of Conduct

Risks

In developing this policy and procedures, DRZ considered the material risks associated with its supervisory structure. This analysis includes risks such as:

•	Employees engage in activities that violate the securities laws and/or DRZ’s internal policies;

•	Employees’ activities are not adequately monitored;

•	Employees may engage knowingly or unknowingly in activities that could adversely affect the reputation of DRZ;

•	DRZ does not periodically evaluate the adequacy of its internal controls, policies, and procedures;

•	Violations of DRZ’s internal controls or the Federal Securities Laws are not documented, reported to senior management, or properly resolved;

•	Temporary workers or on-site service providers are not adequately supervised, or are unaware of critical aspects of DRZ’s compliance program; and

•

The actions of an employee could cause the SEC to prohibit DRZ from engaging in investment advisory activities for a specified time period (or permanently, in the worst case) in the event that DRZ failed to properly supervise its employees.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

DRZ’s officers will reasonably supervise the activities of its employees.

Procedures

Supervision over certain responsibilities is generally delegated to various employees within DRZ. Such delegation of responsibilities must occur to ensure that DRZ provides clients with a high level of service. DRZ operates within a well-defined supervisory structure that outlines the responsibilities of its employees and the individuals to whom they report.

DRZ expects that its employees will report to their Supervisors any issues arising in which they may be unfamiliar or may otherwise require the assistance and judgment of Senior Management. Employees must also report any activities that run contrary to the Code of Conduct and that may adversely affect the reputation of DRZ. All activities reported by employees can be done anonymously in order to protect identities of the employees involved. DRZ shall commit to a full unbiased review of the matter and implement the necessary corrective and disciplinary action as applicable. DRZ requires the full commitment of its employees to the tenets set forth in the Code of Conduct. Employees that elect to ignore and/or violate the tenets shall be appropriately disciplined including the possible termination of their employment with DRZ.

Responsibilities

DRZ employees with supervisory responsibilities are required to supervise the activities of their subordinates and report any material issues to DRZ’s Chairman or a Co-CEO. If an employee has any questions or concerns regarding the applicability of any of the policies or procedures in this Compliance Manual, the employee is encouraged to contact their direct supervisor or the CCO.

DEPRINCE, RACE & ZOLLO, INC.

Account Opening and Closing Procedures

Issue

DRZ manages client accounts on a discretionary basis. “Discretion” is not defined in the Advisers Act. However, DRZ will be considered to exercise investment discretion over a client’s account if it can effect transactions for the client without first having to seek the client’s permission. In order to protect DRZ and comply with investment management agreements, DRZ should follow a repeatable protocol to ensure that procedures are followed to when establishing new client accounts.

Additionally, as DRZ ceases to act as investment adviser for client accounts, DRZ should follow a process to terminate management of closed client accounts.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with its account opening and closing processes for its separately-managed accounts. These risks include:

•	Clients’ investment objectives and restrictions may not be adequately documented.

•	Clients’ investment objectives and restrictions are not reviewed and implemented.

•	Clients who terminate their accounts may not receive a pro-rata fee refund.

•	Client background information, correspondence, or other relevant documentation may not be maintained in accordance with the books and records rule.

•	Employees’ roles in the account opening and closing processes may not be clear.

•	A non-discretionary account may be deemed to be discretionary and vice-versa.

•	Clients’ investment management agreement contains provisions which DRZ does not have the capability to comply with.

•	Client accounts are not properly established with Qualified Custodians.

•	Custodians utilized by the client do not or cannot communicate with DRZ’s back office systems or executing brokers.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

Clients are responsible for opening and closing their account at the custodian of their choice. DRZ employees may assist in opening a discretionary account at a client’s request. Conversely, terminated client accounts must be delinked from DRZ’s custodial and trading platforms as soon as practicable.

Summary Procedures for Opening a New Advisory Account

1.

Client accounts will not be managed unless client consent is obtained in the investment advisory agreement to authorize the use of discretionary authority. DRZ may exercise discretionary power in a new client’s account only after the client has executed DRZ’s advisory agreement and the account has been approved by one of the firm’s three Founders.

2.

DRZ only accepts management of client assets after the client has established and funded an account with a Qualified Custodian, as defined under the Investment Advisers Act of 1940. DRZ shall ensure that such Qualified Custodians are 1) registered banks supervised by US state or federal banking agencies or 2) broker-dealers registered and regulated under the Securities Exchange Act of 1934. Qualified Custodians are entities subject to Section 326 and Section 352 under the USA PATRIOT Act and/or FINRA Rule 3310 which sets forth minimum standards for broker-dealers’ AML compliance programs.

3.	If applicable, new clients must complete forms to authorize the transfer of client assets to the custodian chosen by the new client.

4.

DRZ and new clients must complete new account forms that are required by the custodian chosen by the new client. Prior to accepting a new account, DRZ must ensure that the custodian can provide the position level data for DRZ to perform its routine trade reconciliations.

5.

Custodian account forms must provide DRZ with the authorization to trade on behalf of the client (limited power-of-attorney). DRZ generally does not accept clients that direct 100% of their transactions to one broker-dealer. Should the investment advisory agreement contain any such provisions, the client service representative should immediately bring this to the CCO’s attention.

6.

Any provision in the investment management agreement that instructs DRZ to direct a portion of transactions to a particular broker should be premised on DRZ’s duty to seek best execution. E.g. ABC client instructs DRZ to direct 10% of trading to XYZ broker dealer, subject to best execution. These provisions should be brought to the attention of the CCO and the Director of Operations.

7.	DRZ shall not have the ability to directly debit advisory fees from the client’s custodial account. Any such provisions in the investment management agreement should be brought to the CCO’s attention.

8.

The investment management agreement, investment policy statement or other account opening documentation should contain information from the client identifying the selected investment strategy as well as information necessary to determine investment suitability and investment objectives.

9.

DRZ must note and document any client-imposed investment restrictions. All client mandates and restrictions noted in the agreement shall be communicated to the Director of Operations and the CCO. If applicable, the actual trade restriction at the security level should be setup in Moxy. The CCO or designee will add the client mandates and restrictions to the Restrictions Guidelines spreadsheet maintained on DRZ’s shared drive.

10.	The CCO or ACO shall generally create a file for each new client, which includes, among other things: the advisory agreement (the “IMA”), investment guidelines and certain correspondence.

11.	DRZ will generally furnish new clients with Part 2 of Form ADV prior to entering into an advisory agreement.

Summary Procedures for Closing a Terminated Client Account

1.

Employees of DRZ are generally informed of a client termination by i) receiving notice from a custodian; ii) receiving a letter directly from the client or their representative with termination instructions (particularly on any position liquidations); or iii) verbal instructions from an authorized agent or representative of the client. All such termination requests must immediately be communicated to the designated Client Service Associate.

2.	The Client Service Associate will request all verbal instructions be confirmed by the client in writing.

3.

After the confirmation is received the Client Service Associate at DRZ shall immediately inform the portfolio manager(s) responsible for managing the account of the client termination, at which point all active management of the account assets is ceased unless the client has provided an alternate termination date (other than immediate termination).

4.

Clients must provide written instructions informing DRZ to liquidate positions prior to the termination date. DRZ will complete the trades to the best of its ability, taking into account the effects on the price at which the securities will be liquidated. In the event that the portfolio manager(s) believe that the price of the security will be materially affected, the portfolio manager should convey this fact to the client. The portfolio manager must determine whether the client wishes to proceed with the full liquidation, gradual disposition over an agreed upon time frame, or hold the security. In either case, the account contact shall memorialize the conversation in written format.

5.	If DRZ has not received specific instructions to liquidate the portfolio DRZ shall take no additional action.

6.	DRZ’s CFO or a designee shall calculate the pro rata fee for the period based upon the client termination date.

7.	If the terminating client pays fees in advance, any difference between the pro rata fee and the fee paid by the terminating client shall be promptly returned to the client.

8.

If the terminating client pays fees in arrears, the pro rata fee shall be billed to the terminating client in the next billing cycle, after the account has been reconciled. In general the official termination date is based upon the provisions in the client’s investment management agreement or another date/methodology proposed by the client and accepted at DRZ’s discretion.

4.	Documentation shall be maintained showing the specific manner in which the pro rata fee was calculated and how the amount payable to/due from/ was identified.

5.

The Director of Operations or another Operations Associate will be responsible for removing the client from DRZ’s master custodial account and any related groups on the Axys system. I.e. @small, @large, @intl, etc.

6.	The CCO or ACO should remove the terminated client’s information from the Restrictions Guidelines spreadsheet.

7.	If the client is an ERISA Plan or other client that receives a 408(b)(2) letter, the CCO or ACO should remove the terminated client from the 408(b)(2) list.

8.

All information relating to the management of a terminated client’s account must be maintained in accordance with the Advisers Act (i.e. 5 years from the end of the fiscal year in which the account terminated).

9.

Terminated client’s investment returns must remain in DRZ’s performance composite through the last full month in which the account was managed. The account will be removed in accordance with DRZ’s performance composite policies and procedures.

10.	DRZ must cooperate with any account transfer instructions received from the terminated client, and act to complete an account transfer expeditiously.

Responsibility

Several individuals will be responsible for various aspects of opening and closing a client account; however, the CFO and CCO will oversee the process.

DEPRINCE, RACE & ZOLLO, INC.

Fee Billing

Issue

Investment advisers must adopt and implement policies and procedures that are reasonably designed to ensure that fees paid by clients are consistent with advisory contracts and other applicable disclosures.

Section 205(a)(1) generally prohibits registered investment advisers from charging performance fees unless certain conditions are met. The following seeks to establish and delineate DRZ’s policies and procedures with respect to management and performance fees.

Risks

In developing these policies and procedures, DRZ considered numerous risks associated with the calculation and collection of fees. This analysis includes risks such as:

•	Fee disclosures are incorrect;

•	Fees are miscalculated because of human or formula errors;

•	The fees that are charged are inconsistent with the fees that are calculated;

•	Investments are mispriced, resulting in incorrect fee calculations; and

•	DRZ charges performance fees to Clients who are ineligible to pay such fees.

DRZ has established the following guidelines to mitigate these risks.

Policy

As a matter of policy, all client management or performance fee arrangements must be memorialized in writing. Documentation of these arrangements must be maintained in the appropriate client files. Client agreements or communications memorializing the acceptance of fees shall be maintained for as long as the account is an active DRZ client and for at least 5 years from the end of the calendar year in which the client account has terminated.

Procedures

DRZ has implemented the following procedures to ensure that advisory fees are calculated and invoiced correctly:

•

A member of DRZ’s Accounting department will update the billing and invoice tracking system for the new account. The Accounting person checks to ensure that the fees described in each new Client’s advisory contract are consistent with the fees entered into DRZ’s accounting system.

•	The Accounting person must ensure that any provisions within the agreement to aggregate the value of accounts for purposes of calculating fee breakpoints are noted and communicated to DRZ’s CFO.

Similarly, any Most Favored Nation (“MFN”) clauses must be brought to the attention of the CFO. The CFO or designee shall be responsible for reviewing and monitoring MFNs triggered by billing related clauses.

•	Fee schedules may only be changed with a Client’s written consent. Accounting personnel are responsible for updating the accounting system for any authorized fee schedule changes.

•

Fees are generally based on account values as of the end of each quarter. Fee calculations must be based on account values derived in accordance with the Valuation section of this Manual or in accordance with procedures noted and agreed upon in the client’s respective investment management agreement.

•

DRZ’s Accounting personnel shall prepare fee invoices based on the applicable provisions within the client’s investment management agreement. Management fee invoices and/or performance fee invoices are sent to the client for approval and payment. As a matter of policy, DRZ does not automatically debit client accounts.

DEPRINCE, RACE & ZOLLO, INC.

Client Complaints

Issue

From time-to-time, and despite its greatest efforts, DRZ may receive complaints from clients regarding services or related matters. DRZ needs to appropriately respond to client complaints and, as might be necessary, take corrective actions in an effort to prevent future complaints.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with handling complaints. This analysis includes risks such as:

•	Client complaints are not handled in a timely manner or are ignored.

•	The resolution of client complaints is not adequately documented.

•	Employees are allowed to handle client complaints without supervision.

•	Complaints from sources other than clients are not appropriately escalated to management or addressed.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

DRZ shall investigate all complaints and respond to all client complaints in a timely manner. Employees are prohibited from responding to client complaints without the approval of the CCO.

Employees are required to escalate all complaints regarding DRZ’s service or practices to their respective supervisor and/or the CCO.

Procedures

1.

Any statement alleging any specific, inappropriate conduct on the part of DRZ constitutes a complaint. A client complaint must be initiated by the Client and must involve a grievance expressed by the Client. It may be difficult to judge whether or not a communication from a Client constitutes a “complaint”. A mere statement of dissatisfaction from a Client about an investment or about investment performance in most cases does not constitute a complaint. In general, an allegation or grievance related to a breach of contract or failure regarding the management of an account is a compliant that should be immediately documented and escalated. All questions regarding whether a complaint has been made should be brought to the attention of the CCO.

2.

When a complaint is received, the employee receiving the complaint should immediately notify their supervisor and/or the CCO. The CCO may acknowledge the receipt of complaint in writing with the Client and/or the Client’s counsel.

3.	The Complaint Memorandum included as APPENDIX H or similar documentation must be completed for all verbal complaints received.

4.	DRZ will make every effort to settle the complaint. Any offers of settlement or actual settlements must be made only with the knowledge, participation, and approval of the Chairman or a Co-CEO.

Responsibilities

The CCO shall be responsible for maintaining the policies and procedures related to receiving, evaluating, escalating and resolving issues derived from Client complaints. All employees are responsible for reporting their receipt of indications of Client dissatisfaction to the CCO or ACO in a timely manner.

DEPRINCE, RACE & ZOLLO, INC.

Marketing

Discussion

The term “Advertisement” shall include any written correspondence or communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

Background

Rule 206(4)-1(a) under the Advisers Act governs investment adviser advertising. The rule prohibits an advertisement that:

•	Refers to any testimonial of any kind concerning DRZ or any advice, analysis, report or other service rendered by DRZ;

•	Refers to past specific recommendations of DRZ that were or would have been profitable to any person;

•	Represents that any graph, chart, formula or other device offered by DRZ can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

•

Contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•	Contains any untrue statement of a material fact, or which is otherwise false or misleading.

Additionally, the SEC has issued no-action relief to investment advisers regarding their use of advertisements. DRZ intends to follow the requirements and guidelines outlined in these no-action letters, when applicable.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with the marketing of its advisory services. This analysis includes risks such as:

•	Advertisements fail to comply with Rule 206(4)-1(a) under the Advisers Act. Specifically, they include testimonials, past specific recommendations, or any untrue statement of a material fact.

•	Employees are not fully aware of what constitutes an “Advertisement.”

•	Marketing materials containing performance numbers are not presented fairly and do not comply with the relevant SEC no-action letters.

•	Hypothetical and/or back-tested performance data does not contain the required disclosures.

•	Advertisements use performance data for which back-up is not available.

•	Marketing pieces include the names of clients without the prior written consent of the client.

•	Marketing materials contain superlative statements.

•	Marketing and advertising pieces are not approved by the CCO/ACO.

•	Marketing pieces are not maintained subsequent to use.

•	Press releases and article reprints are not approved by the CCO prior to distribution.

•	Articles published by third-parties contain false and misleading information about DRZ.

DRZ has established the following guidelines to effectuate and monitor DRZ’s policy to market its advisory services.

Policy

All marketing materials produced by DRZ shall conform to applicable rules and regulations promulgated under state and federal securities laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. DRZ has established this policy to help ensure compliance with applicable rules and regulations.

In general, all marketing materials will be considered advertisements. DRZ is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. Marketing materials that are deceptive and misleading in their overall effect when it could be argued that no single statement of a material fact is incorrect are prohibited. In considering whether marketing materials are misleading, the following factors should be considered:

•	The presence or absence of any explanations and disclosures necessary to make the materials not misleading;

•	The general economic or financial conditions affecting any assumptions in the materials;

•	Any representations of future gains, income or expenses;

•	Any portrayals of past performance that imply that past results may be repeated in the future, or that can not be justified under the circumstances;

•	Any discussion of benefits of the investment without disclosing the risks or limitations associated therewith; and

•	Any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

Any material that is solely for distribution internally to DRZ and its affiliates must contain the legend “Internal Use Only” and may not be provided to persons who are not employees of DRZ.

Performance

The Advisers Act does not specifically address performance advertising. In a no-action letter to Allied Investments Co. (pub. avail. May 24, 1979), the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly.

Over the years, the SEC has issued no-action relief to investment advisers seeking to market their performance information in advertisements. Performance no-action letters that may be applicable to DRZ, when developing its advertising materials, are briefly outlined below (this list in not meant to be inclusive of all relevant no-action letters):

•

Clover Capital Management (pub. avail. October 28, 1986) discusses disclosure and the use of model and actual performance results. Although dated, this SEC no-action letter continues to be the primary standard regarding adviser advertising and provides the most relevant and detailed guidance.

•

Investment Company Institute (#1) (pub. avail. July 24, 1987) permits an adviser to present performance figures on a “gross of fees” basis without reflecting custodian fees paid to a bank or other organization for safekeeping client assets.

•

Investment Company Institute (#2) (September 23, 1988) permits the use of “gross” performance on certain one-on-one presentations provided certain disclosures are made (see “One-on-One” Presentations section below).

•	Great Lakes Advisors, Inc. (April 3, 1992) discusses when performance results from a prior place of employment can be used.

•

J.P. Morgan Investment Management, Inc. (pub. avail. May 7, 1996) permits an adviser to present performance that reflects the deduction of the highest advisory fee charged to any account employing that strategy during the performance period.

•

Association for Investment Management and Research (pub. avail. December 18, 1996) permits an adviser to present performance that is calculated on a gross-of-fees basis provided that it is presented with performance that is calculated on a net-of-fees basis.

•

Investment Counsel Association of America, Inc. (pub. avail. March 1, 2004) permits an adviser to furnish specific information about an adviser’s past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. An adviser may furnish the same information to existing clients provided that the clients have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services.

DRZ follows the criteria outlined in the above no-action letters, where applicable, when it includes performance information in its advertising materials.

Global Investment Performance Standards (“GIPS”)

DRZ claims compliance with GIPS and abides by all applicable GIPS requirements, including:

•	The manner in which GIPS compliance is claimed;

•	The definition of the firm;

•	The creation and maintenance of composites;

•	Performance calculation methodologies;

•	Required disclosures;

•	The maintenance of supporting documentation; and

•	The form and content of performance presentations.

In order to ensure compliance with GIPS, DRZ obtains an annual verification from an independent third party. Additionally, all new marketing materials must be reviewed by the CCO or ACO for GIPS compliance. Policies and procedures for GIPS including the construction of performance composites are maintained as a separate section of this Compliance Manual. The Director of Operations oversees the GIPS policies and procedures and composite performance computations.

Current Performance Data Requirement

All performance information included in any advertising material must be as current as practicable. For purposes of this Policy, the term “current” shall mean, at a minimum, quarterly unless the GIPS or other policies dictate otherwise.

No Hypothetical/Back tested Performance

No hypothetical/back tested performance information may be used unless specific procedures are followed and disclosures exist. Use of proposed hypothetical or back tested performance data must be discussed with and reviewed by the CCO prior including such data in any communication with external parties.

Past Performance Information (Clover Capital Management)

The presentation of performance in marketing material is prohibited if: (a) the marketing material fails to indicate the effect (if any) of material market or economic events on the results portrayed; (b) the marketing material fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends or other earnings; (c) the marketing material suggests or makes claims about the potential for gain without disclosing the possibility of loss or fails to state that past results are not necessarily indicative of future performance; and (d) the marketing material includes results that do not reflect the deduction of advisory fees, brokerage or other commissions, or any other expenses that a client would have paid. With certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence.

One-on-One Presentations (Investment Company Institute)

Advertisements using gross performance numbers may be used in one-on-one presentations of a private nature if accompanied by written disclosure of:

•	The fact that the performance figures do not reflect the deduction of investment advisory fees;

•	The fact that the client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

•	The fact that the investment advisory fees are described in Part II of the adviser’s Form ADV; and

•	A representative example showing the effect an advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

DRZ intends to include the disclosures described above if it utilizes gross performance numbers in one-on-one presentation materials.

Back-up of Performance Required

Past performance reporting not only must be accurate, it also must be substantiated. No performance for which the back-up is not available nor maintained by DRZ may be used.

Social Networking and Web-Logs (or “Blogs”)

Posting on social networking sites (e.g. Facebook, LinkedIn, etc.) or blogs that contain detailed information about DRZ must be treated as advertisements, and are subject to the same pre-approval process. Consult with the CCO if there is any question as to whether information on a social network site or blog should be treated as an advertisement. Employees must limit the information regarding DRZ included in social media websites to their title and/or brief description of their position. Including additional information is prohibited.

Procedures

1.

The President or Director of Marketing generally approves all marketing materials. All proposed marketing materials must be forwarded the CCO or ACO for compliance review and final approval. Once final approval is granted, the Director of Marketing or President will inform the requesting employee of the approval. Marketing materials that do not change from month to month, other than performance figures, shall not be required to be reviewed on an ongoing basis after an initial review by the CCO/ACO.

2.	DRZ shall retain copies of the approvals received from the CCO/ACO.

3.

DRZ must retain copies of all marketing pieces utilized by individuals marketing DRZ’s services. The CCO/ACO shall conduct an annual review of such materials to ensure that they comply with any new and applicable SEC or other government or regulatory agency rules, regulations or no-action positions.

4.	Any proposed presentation to, or interview with, the media by an employee must be approved in advance by the Chairman or a Co-CEO and then the CCO.

5.	Proposed articles in magazines and other publications must be approved in advance by the Chairman or a Co-CEO and then the CCO.

6.

An employee who proposes to participate in a seminar or give a speech must pre-clear such activity with the Chairman or a Co-CEO. Any written materials, slides, and/or other presentation materials to be supplied at the seminar or speech must be pre-approved by the CCO or ACO .

Books and Records

DRZ will maintain copies of all marketing materials in accordance with the record retention policies of this Compliance Manual. These materials may include but are not limited to the following:

•	Brochures

•	Newsletters

•	DRZ Website inclusions/information

•	Article Reprints

•	Press Related Marketing Materials

•	Letters to Current or Prospective Clients

•	Responses to RFP’s

•	Quarterly and Annual Data Provided to Consultants

•	Consultant Questionnaires

•	Presentations developed for Seminars or Client Meetings

•	Transcripts of Newspaper Interviews

•	Transcripts or Tapes of Television Appearances

•	E-mails

Responsibility

Victor A. Zollo, Jr., President and Co-CEO and Kelly W. Carbone, Director of Marketing will be responsible for monitoring the marketing process. The CCO and/or ACO shall review marketing materials to ensure compliance with applicable rules and these policies. Employees are responsible for proactively communicating with the President, Director of Marketing or CCO their intentions to create new marketing material.

DEPRINCE, RACE & ZOLLO, INC.

Media Communications

Risks

In developing this policy and procedures, DRZ considered the material risks associated with communicating with the media. This analysis includes risks such as:

•	Statements to the media are inaccurate or misleading.

•	Employees inadvertently communicate nonpublic, confidential information to the media.

•	Transcripts, video and/or audio tapes of interviews are not maintained.

•	Interviews with the media are not pre-cleared by the CCO. DRZ has established the following guidelines as an attempt to mitigate these risks.

Background

All communications by investment advisers are subject to the anti-fraud provisions of the Advisers Act. Specifically, section 206(1) and (2) of the Advisers Act state that, “It shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly:

(1)	to employ any device, scheme, or artifice to defraud any client or prospective client; and

(2)	to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.”

Thus, investment advisers have an obligation to ensure that all of their communications with clients, prospective clients and others are truthful, accurate, balanced and not misleading.

Investment advisers must exercise specific caution when communicating with the media. Personnel of investment advisers are often called on to be interviewed by members of the press, either with respect to activities of the investment adviser or to provide commentary on the securities markets.

Policy

As a matter of policy, all DRZ employees must adhere to the following policies when communicating with the media:

Communications Must Be Accurate

•	Do not make untrue statements or leave out a significant fact.

•	When expressing your opinion, make it known to the interviewer that the view is your opinion and it may not reflect the views of DRZ as a whole.

•	Do not make statements that are defamatory or libelous.

Do Not Make Projections

•	Do not make statements that imply performance is guaranteed.

•

Do not make promises of specific results, or exaggerated or unwarranted claims. Projections or forecasts should only refer to general market trends. You should not make projections about performance. This would not preclude statements about how market trends will generally affect performance of DRZ clients.

Do Not Provide Material, Inside Information

•	Do not disclose material information about DRZ, DRZ’s personnel, DRZ’s investment intentions, or other similar data that is not publicly available. .

Any questions with respect to this policy and procedures should be directed to the CCO.

Procedures

1.	All employees who receive a request for an interview with the press must obtain the pre-approval of the Chairman or a Co-CEO (Refer to DRZ’s Marketing Policy).

2.	All interview requests, whether approved or denied by the Chairman or Co-CEO, will be logged. The following information must be recorded in the log:

•	Date of request for interview;

•	DRZ employee requested to be interviewed;

•	Proposed date of interview;

•	Name and organization of interviewer;

•	Contact information for interviewer;

•	Type of media (television, newspaper, etc.);

•	Topic of the interview;

•	Indication of approval/denial; and

•	If denial, reason for such denial.

3.	When being interviewed, the employee must adhere to the following standards (in addition to those outlined in the Policy section above):

•	Do not, directly or indirectly, make false or misleading statements;

•	Communications must exhibit truthfulness and good taste. Any flamboyant, misleading, exaggerated, or inflammatory material is prohibited;

•	Statements containing promises of specific results, exaggerated or unwarranted claims, or opinions or forecasts for which no reasonable basis exists are prohibited;

•	Discussions of potential returns of any investment must be balanced with discussions of the risks and drawbacks of that investment, including the possibility of loss of principal, whenever applicable;

•	Comparisons must clearly indicate the purpose of the comparison, and they must provide a fair and balanced presentation, including disclosure of material differences, if applicable.

•	False or misleading statements to induce the purchase or sale of securities are prohibited;

•	Do not make unrealistic claims for performance, service, quality or “value-added” service;

•	Attempt to avoid the use of superlatives (including, but not limited to, such words as best, worst, most, least, highest, lowest, maximize, or minimize);

•	Always bear in mind the level of financial sophistication of the ultimate recipient of the communication.

4.	In addition, and with respect to any issuer specifically mentioned during the interview, the employee must disclose to the interviewer, during or upon completion of the interview, the following:

•

If DRZ or its affiliates or the employee has a financial interest in the securities of the issuer, and if so, the nature of the financial interest (including, without limitation, whether it consists of any option, right, warrant, future, long or short position);

•

If, as of the end of the month immediately preceding the date of the interview (or the end of the second most recent month if the interview date is less than 10 calendar days after the end of the most recent month), DRZ or its affiliates or the employee beneficially own 1% or more of any class of common equity securities of the issuer. (Computation of beneficial ownership of securities must be based upon the same standards used to compute ownership for purposes of the reporting requirements under Section 13(d) of the Securities Exchange Act of 1934.);

•	Any other actual, material conflict of interest of DRZ or its affiliates or the employee with respect to the issuer, which the employee knows or has reason to know at the time of the interview;

•

If one exists for the issuer, the employee must disclose the valuation methods used to determine a price target. Price targets must have a reasonable basis and must be accompanied by a disclosure concerning the risks that may impede achievement of the price target;

•	If an employee or a member of any employee’s household serves as an officer, director or advisory board member of the issuer; and

•	If known to the employee at the time of the interview, whether the issuer, or an affiliate of the issuer, is a client of DRZ or its affiliates.

5.

The employee will request, either in writing or orally, that the interviewer arrange for a copy of any media dissemination to be provided to DRZ. This includes printed materials, transcripts, and/or video tape of television broadcasts. The copy will be stored in DRZ’s permanent file in accordance with the record retention policies of this Compliance Manual.

Responsibilities

Employees are responsible for proactively communicating with the Chairman, Co-CEOs and/or CCO their intentions to speak to the media. The Chairman and Co-CEOs are responsible for approving or denying such communications. The CCO will review proposed or actual documentation created by DRZ for the media or documentation created by the media as a result of the communication.

DEPRINCE, RACE & ZOLLO, INC.

Use of Press Releases and Media Reports

Risks

In developing this policy and procedures, DRZ considered the material risks associated with utilizing press releases and article reprints. This analysis includes risks such as:

•	Statements included in press releases or article reprints are inaccurate or misleading.

•	Press releases or article reprints include information that would violate Rule 206(4)-1 or contradict SEC positions.

•	Copies of press releases or article reprints are not appropriately maintained.

•	Copies of press releases or article reprints were not authorized by the publisher.

DRZ has established the following guidelines to effectuate and monitor DRZ’s policy when utilizing press releases or article reprints.

Policy

Press Releases

For purposes of this policy and procedures, a “press release” is defined as a public relations statement about DRZ prepared and issued by DRZ with the goal that portions of the statement will be reprinted by bona fide media outlets. Because press releases are generated by DRZ, the advertising rules under the Advisers Act are fully applicable.

Article Reprints

An “article reprint” is defined as any story or discussion about DRZ or its affiliates that appears in a bona fide media source that is subsequently copied and distributed by DRZ. For such a media outlet to be deemed bona-fide, the publisher of the article to be reprinted may not be an affiliate of DRZ. DRZ always must receive permission from publishers of the original article to reprint or change it. Because article reprints are distributed by DRZ, the advertising rules under the Advisers Act are generally applicable.

Noteworthy, however, is the no-action relief granted to Kurtz Capital Management (pub. avail. January 18, 1988) (“Kurtz”). In Kurtz, the SEC staff took the position that bona fide unbiased third-party reports generally are not covered by Rule 206(4)-1(a)(1), which prohibits the use of testimonials by an investment adviser. Similarly, the staff took the position that the subsequent distribution of a bona fide news article written by an unbiased third-party is not subject to the requirements of Rule 206(4)-1(a)(2) when past specific recommendations happen to be referred to within the article. Use of reprints, however, remains subject to Rule 206(4)- 1(a)(5), which makes it a violation for an investment adviser to publish an advertisement that contains any untrue statement of a material fact or is otherwise false or misleading.

Procedures

Press Releases

1.	All press releases must be approved by the Chairman, a Co-CEO and then the CCO, prior to distribution.

2.	All press releases submitted to the Chairman or Co-CEO, whether approved or denied, will be logged. The following information must be recorded in the log:

•	Date of creation of the press release;

•	DRZ employee responsible for creation of the press release;

•	Summary of relevant points in the press release;

•	Intended distribution (names of medial outlets);

•	Indication of approval/denial by the Chairman, Co-CEO or CCO; and

•	If denied, reason for such denial.

3.

In addition to full compliance with the rules under the Advisers Act with respect to advertising, special care must be taken if the press release contains historical performance of DRZ. In such cases, performance must be shown either net of management fees payable to DRZ, or alternatively, gross and net performance may be shown with equal prominence. Relevant disclosure, as described primarily in the no action letter to Clover (as discussed in the Marketing Policy), should be included.

4.

DRZ, and specifically the employee who authored the press release, will make reasonable efforts to obtain copies of all newspaper articles, etc. created by bona fide media outlets as a result of the DRZ press releases. Copies will be maintained in DRZ’s permanent file for five years from the end of the fiscal year in which the press release was issued.

6.

The CCO will review all copies of articles created as a result of the DRZ press releases. Violations of this policy and procedures appearing in the documentation will be noted with the copy in the permanent file. If such violations appear to have been caused by failures to comply with this policy and procedures by a DRZ employee, the CCO will conduct an investigation. If necessary, appropriate disciplinary action will be taken against the employee.

Article Reprints

1.	All article reprints must be approved by the CCO, prior to distribution.

2.	All article reprints submitted to the CCO, whether approved or denied by the CCO, will be logged. The following information must be recorded in the log:

•	Date of the original article;

•	Date of creation of the article reprint;

•	The name of the source and author of the article.

•	DRZ employee responsible for creation of the article reprint;

•	Intended distribution (clients, prospects, investors, etc.);

•	Indication of approval/denial by the CCO; and

•	If denied, reason for such denial.

3.

Before DRZ may distribute an article reprint, it must determine if the information in the reprint is accurate at the time of distribution. If necessary, disclosure must be added to the reprint that clarifies or amends the misleading language of the original article.

4.

Excerpts of articles may be distributed, provided that the excerpted language is not misleading when removed from the context of the entire article. If necessary, disclosure must be added to the excerpt that clarifies or amends the misleading language.

5.	The original date of the article must appear on the article reprint.

6.

Care must be used when distributing article reprints containing DRZ performance results, as it is highly unlikely that the performance results contained in the article would remain accurate at the time of distribution. Thus, all article reprints must include disclosure updating the performance identified in the article reprint to the most recent calendar quarter end. Relevant disclosure, as described primarily in Clover, should be included.

In addition, if performance results or an investment strategy appearing in an article reprint are not currently applicable to DRZ, disclosure to that effect must be included with the article reprint. For example, if an article reprint discusses performance achieved using IPO shares that are no longer available, the article reprint must contain disclosure that a percentage of the returns shown was attributable to DRZ’s investments in IPO’s and that because IPO shares are not available in the quantities previously available, it is questionable whether DRZ could continue to achieve substantially similar performance as it had previously achieved.

7.

Article reprints referencing a mutual fund advised by DRZ must be approved before their use by the fund’s distributor. Guidelines for use and approval of these article reprints may be found in the distributor’s policies and procedures.

8.

Copies of all article reprints (or excepts of article reprints), with the disclosures that were distributed with the article reprints, will be maintained in DRZ’s permanent file for five years from the end of the fiscal year in which the press release was issued. A copy of the original article will be maintained along with each article reprint.

9.

DRZ must ensure that it has the appropriate permissions to reproduce the article or communication for use as an advertisement. If the article is not easily publicly available, the employee should consider whether the original publisher should be contacted for permission to reproduce the article.

Responsibilities

Employees are responsible for proactively communicating with the President, Director of Marketing and/or CCO their intentions to use article reprints as marketing material. The President or Director of Marketing is are responsible for approving or denying such communications. The CCO will review proposed material prior to dissemination.

DEPRINCE, RACE & ZOLLO, INC.

Global Investment Performance Presentation Policy

Firm Definition

DRZ is an independent, SEC registered investment management firm established in 1995, which manages discretionary equity portfolios primarily for the Institutional Marketplace.

Discretionary vs. Non-Discretionary Accounts

DRZ defines a discretionary account as an account where the holder has given DRZ full authority to buy and sell securities. However, that authority may come with client imposed restrictions. Examples of client-imposed restrictions include holding specific securities for reason of sentimental attachment, restricted asset allocations, requiring a high cash balance, and limiting DRZ’s ability to buy securities due social concerns.

Valuations, Accounting Measurements & Calculation Methodologies

For accounts included in composites, account holdings are priced by IDC via the Advent portfolio management system on a time-weighted, asset-weighted, net-of-trading fees, total return basis (including realized and unrealized gains plus income).

Portfolio measurement is performed monthly and is geometrically linked. Composites are asset weighted using beginning-of-period weightings. Returns from cash and cash equivalents are included in total-return calculations. Accounts are valued monthly on a trade date basis using the cash method of accounting. All calculations are done net of trading expenses.

All composites are compiled on a pre-tax basis.

The standard deviation of investment returns is calculated from the measurements of variance from the mean annual account return.

No leverage shall be used in the purchase of securities.

All performance is presented accurately and is full and fair to the best of DRZ’s knowledge.

Creation and Maintenance of Composites

All fee-paying discretionary portfolios will be assigned to a composite according to investment objective and client directed guidelines and restrictions.

Composites will include new portfolios at the start of the next performance measurement period (i.e. the beginning of the next calendar month) after the portfolio comes under management and will exclude terminated portfolios after the last full performance measurement period the portfolios were under management (i.e. the end of the last full calendar month), but composites will continue to include terminated portfolios for all periods prior to termination.

Composite Definition

Equity Composites: Each composite contains all fully discretionary equity portfolios that do not have significant restrictions that have been managed for at least one full month.

Portfolios may be switched from one category to another only if the client objectives have changed or when a composite is redefined. All changes must be documented with the CCO or ACO, who will make the appropriate changes to the composite(s).

Benchmarks

DRZ will utilize the following benchmarks to compare its composite performance:

•	S&P 500 Index

•	S&P 500 Financial

•	50/50 Blend of S&P 500 Consumer Discretionary and Consumer Staples

•	Russell 1000 Value

•	Russell 2000 Value

•	Russell 2000

•	Russell 2500 Value

•	Russell Micro Cap Value

•	MCSI EAFE

•	MSCI EAFE Value

•	MSCI All Country World Index

•	MSCI All Country World Index Value

•	MSCI Emerging Index

Benchmarks are selected based upon similarity to the investment style of our composites and accepted norms within the industry.

In the event that DRZ changes the benchmark(s) used for a given composite, the date and reason for the change will be disclosed in the footnotes of all relevant performance exhibits.

DEPRINCE, RACE & ZOLLO, INC.

Solicitors

Issue

Rule 206(4)-3 (the “Rule”) under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring clients, only if pursuant to a written agreement. One of the stipulations that must be contained in the written agreement is that the solicitor must provide a separate written disclosure document, in addition to the adviser’s disclosure document, to prospective clients at the time of the solicitation. The Rule also requires that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with utilizing solicitors to refer business to DRZ. This analysis includes risks such as:

•	DRZ pays a solicitor a cash fee, although DRZ and the solicitor have not executed a written solicitation agreement.

•	DRZ makes indirect payments to third parties for client referrals.

DRZ has established the following guidelines to effectuate and monitor DRZ’s policy to utilize solicitors.

Policy

DRZ prohibits the use of unaffiliated solicitors to obtain new clients. However, internal solicitors may be used to obtain new clients, provided that the arrangement complies with Rule 206(4)-3 under the Advisers Act.

Procedures

DRZ shall ensure that the following conditions are met by internal employees seeking to develop new business relationships with clients:

1.	The Employee is not a person:

(A) subject to a Commission order issued under section 203(f) of the Act,

(B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in section 203(e)(2)(A)-(D) of the Act,

(C) who has been found by the Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Act, or

(D) is subject to an order, judgment or decree described in section 203(e)(4) of the Advisers Act;

3.	Compensation paid for soliciting clients is pursuant to a written agreement to which the adviser is a party; and

4.	The status of such person as a partner, officer, director or employee of DRZ must be abundantly apparent or disclosed to the prospective client at the time of the solicitation.

DE PRINCE RACE & ZOLLO, INC.

Maintenance of Books and Records

Issue

Rule 204-2(a) under the Advisers Act requires investment advisers to maintain certain books and records to substantiate business practices, statements in marketing material or support general client advisory services, among other areas. A list of required books and records is listed in Attachment A.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with its maintenance of an effective books and recordkeeping system. This analysis includes risks such as:

•	DRZ’s system of maintaining books and records is outdated, insufficient, and does not comply with Rule 204-2(a) under the Advisers Act.

•	Employees are not sufficiently knowledgeable about the books and records rule and what documents must be maintained and the length of time they must be maintained.

•	Electronically stored documents are not reasonably safeguarded from loss, alteration, or destruction.

DRZ has established the following policy and procedures to help monitor and ensure it properly maintains and safeguards its books and records.

Policy

All books and records required by Rule 204-2(a) will be maintained for a period of not less than five years from the end of the fiscal year during which the record was created or last altered.

Procedures

Maintenance of Required Records – DRZ will maintain the records required by Rule 204-2(a) under the Advisers Act. These records include, but are not limited to the following: trade tickets, financial statements, bank statements, bills and invoices, contracts, and written communications with clients and other records listed on Attachment A. The records will be maintained by various individuals and maintained in DRZ office.

Record Retention Policy – DRZ will maintain its books and records in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the record was last altered, with the most recent two years in DRZ’s office.

Corporate Records - Articles of incorporation, charters, minute books, and stock certificate books of DRZ and of any predecessor, shall be maintained in DRZ’s principal and preserved until at least three years after termination of the enterprise.

Maintaining Records Electronically – DRZ may elect to maintain and preserve certain books and records electronically, on a computer storage medium under the conditions set forth below. The records must be:

(1)	Arranged in a way to permit the immediate location of any particular record;

(2)	Arranged in a way that enables DRZ to present the information in a format specified by the SEC;

(3)	Stored separately from the original, one other copy of the computer storage medium for the time required; and

(4)	Shall be stored in a way to ensure the maintenance and preservation of, and access to, records so as to reasonably safeguard records from loss, alteration, or destruction.

To the extent required records are created electronically, DRZ shall maintain the records accordance with the Advisers Act.

Destruction Policy

The Chief Financial Officer (“CFO”) along with the CCO have authority to authorize the destruction of books or records after they have been maintained and preserved for the requisite time period. All destruction of records stored in onsite or offsite records facilities will be approved by the CCO or CFO after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

Certain books and records described in this policy are not required to be maintained and preserved by law. In these cases, the CCO or CFO, in consultation with the Co-CEOs, may from time-to-time determine to destroy such documents to the extent it is lawful to do so.

If DRZ or any employees are under any type of regulatory or legal investigation or proceeding, or know that one is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by counsel. The CCO is responsible for notifying employees of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Pursuant to determining its ability to destroy documents, DRZ must consider the following:

1.	Ensuring that documents containing Non-public Information are burned, pulverized, or shredded so the information cannot be read or reconstructed;

2.	Ensuring the destruction or erasure of electronic media containing Non-public Information so the information cannot be read or reconstructed;

3.	Ensuring that “disposal companies” engaged by Adviser to dispose of Non-public Information are performing their duties in accordance with this policy. Adviser may perform this diligence by:

•	reviewing an independent audit of the disposal company’s operations and/or its compliance with the disposal rule;

•	obtaining information about the disposal company from several references or other reliable sources;

•	requiring that the disposal company be certified by a recognized trade association or similar third party; and/or

•	taking other appropriate measures to determine the competency and integrity of the disposal company.

Responsibilities

All DRZ employees must be familiar with the record-keeping requirements required by the federal securities laws. Such familiarity will ensure the effectiveness of DRZ’s books and record-keeping system. All questions regarding an employee’s responsibility under this policy should be directed to the CCO.

Attachment A

List of Books and Records Required Under Rule 204-2 of the Advisers Act

Accounting Records
Journals Subparagraph (a)(1)	Journals that include cash receipts and disbursements records

Ledgers Subparagraph (a)(2)	General and auxiliary ledgers that reflect asset, liability, reserve, capital, income and expense accounts

Account Documentation Subparagraph (a)(4)	Checkbooks, bank statements, cancelled checks and cash reconciliations

Invoices Subparagraph (a)(5)	Bills or statements of account (paid or unpaid)

Financial Statements Subparagraph (a)(6)	Trial balances and financial statements (income statement and balance sheet)

Advisory Records
Trade Tickets Subparagraph (a)(3)

A memorandum of each order that (1) should show the terms and conditions of the order, instruction, modification or cancellation; (2) should identify the person connected with the investment adviser who recommended the transaction to the client and the person who placed such order; and (3) should show the account for which entered, the date of entry, and the bank, broker or dealer by or through whom executed where appropriate. Orders entered pursuant to the exercise of discretionary power must be so designated

Written Materials Subparagraph (a)(7)

Written materials received and sent by an adviser, including postal and electronic mail (“e-mail”) and instant messages. There are 3 classes of written materials, which are those related to: (1) recommendations and advice given or proposed, (2) receipt, disbursement or delivery of client funds and securities and (3) placing and executing orders to purchase or sell securities. Examples of communications that would qualify to be kept under the above requirement include:

a.      e-mail to any client about a proposed trade in their account;

b.      internal e-mail from a firm’s portfolio manager to trader with regard to the execution of an order;

c.      e-mail from firm’s CCO/ACO to portfolio manager regarding a complaint from a client on a particular holding or trade;

d.      a letter or e-mail sent by an adviser to a client’s custodian regarding the disbursement of the adviser’s management fee;

e.      an e-mail complaint from a client or investor;

f.       a portfolio manager’s e-mail to a client on an update to a financial plan or asset allocation strategy;

g.      a research report that is sent from an analyst to his trading colleague;

h.      an instant message sent by adviser’s trader to one of the firm’s broker-dealers, and

i.       trade confirmations received by an adviser (whether in hard copy or electronic format).

Discretionary Authority Subparagraph (a)(8)	A list of all accounts over which the adviser has discretionary authority with respect to the funds, securities or transactions

Limited Trading Powers of Attorney Subparagraph (a)(9)	All powers of attorney and other evidences of the granting of discretionary authority by any client

Written Agreements Subparagraph (a)(10)	Any written agreement or contract that the adviser is a party to, including: written contracts with clients, third-party service providers, solicitors, etc.

Personal Trading Records Subparagraph (a)(12)	A record of any securities transactions in which the adviser or any advisory representative acquires a direct or indirect beneficial ownership

Form ADV Documentation Subparagraph (a)(14)

A copy of each written brochure, and each amendment or revision, given or sent to any client or prospective client and a record of the dates that each written brochure statement, and each amendment or revision, was given, or offered to be given, to any client or prospective client who subsequently becomes a client

Solicitor’s Acknowledgements Subparagraph (a)(15)	All written acknowledgements obtained from and copies of the disclosure documents provided to clients who were referred to adviser by an unaffiliated, third-party solicitor

Securities Transaction Journal Subparagraph (c)(1)(i)	A record, by client, of the securities purchased and sold, and the date, amount and price of each such purchase and sale

Securities Cross Reference Subparagraph (c)(1)(ii)	A record, by security, of any client invested in that security and the current amount invested

Advertising Records
Subparagraph (a)(7)	Memorandum describing any list and the source thereof used by an adviser to distribute a notice, circular or advertisement to more than ten (10) persons

Subparagraph (a)(11)

A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the adviser circulates or distributes to ten (10) or more persons (Please note that if the ad recommends the purchase or sale of a specific security, and the basis for the adviser’s recommendation is not stated in the written materials, then the Rule requires that a separate memorandum be prepared by the adviser that memorializes the basis of the recommendation)

Subparagraph (a)(16)

Documentation to support an adviser’s calculation of the performance or rate of return of any or all managed accounts or securities recommendations that are included by the adviser in any advertisement

Custody Records
Journal Subparagraph (b)(1)	Journal showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.

Separate Ledger Account Subparagraph (b)(2)	Separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

Confirmations Subparagraph (b)(3)	Copies of confirmations of all transactions effected by or for the account of any such client

Itemized List Subparagraph (b)(4)

A record for each security in which any such client has an inter-est which shows: the name of each such client having an interest in each security, the amount or interest of each such client, and the location of each such security.

Proxy Voting Records
Policies and Procedures Subparagraph (c)(2)(i)	Adviser’s proxy voting policies and procedures

Proxy Statement Subparagraph (c)(2)(ii)	A copy of each proxy statement regarding client securities

Votes Cast Subparagraph (c)(2)(iii)	A record of each vote cast by the adviser on behalf of the client

Decision-Making Records Subparagraph (c)(2)(iv)	Any documents that are material to the adviser making a proxy voting decision

Client Requests Subparagraph (c)(2)(v)	A copy of each written client request and the response provided by the adviser on how a client’s proxies were voted

Compliance Program Rule Records
Policies and Procedures Subparagraph (a)(17)(i)	A copy of the investment adviser’s policies and procedures for-mulated pursuant to Rule 206(4)-7(a) that are in effect, or at any time within the past five years were in effect.

Annual Review Subparagraph (a)(17)(ii)	Any records documenting the investment adviser’s annual re-view of those policies and procedures conducted pursuant to Rule 206(4)-7(b).

Code of Ethics Rule Records
Code of Ethics Subparagraph (a)(12)(i)	A copy of adviser’s code of ethics adopted and implemented pursuant to Rule 204A-1 that is in effect, or at any time within the past five years was in effect.

Violation Record Subparagraph (a)(12)(ii)	A record of any violation of the code of ethics, and of any action taken as a result of the violation.

Written Acknowledgements Subparagraph (a)(12)(iii)	A record of all written acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of the investment adviser.

Access Person Reports Subparagraph (a)(13)(i)

A record of each report (initial and annual holdings and quarterly transaction reports) made by an access person as required by Rule 204A-1(b), including any information provided under paragraph (b)(3)(iii) of that section in lieu of such reports (i.e., duplicate account statements and/or confirmations).

Access Persons List Subparagraph (a)(13)(ii)	A record of the names of persons who are currently, or within the past five years were, access persons of the investment adviser.

Decision Records Subparagraph (a)(13)(iii)

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities (IPO’s or limited offerings) by access persons under Rule 204A-1(c), for at least five years after the end of the fiscal year in which the approval is granted.

What Does Not Need to be Maintained?
Unsolicited market letters and other similar communications of general public distribution that are not prepared by or for the adviser
Newspapers and periodicals
Any other record that was not listed above

DEPRINCE, RACE & ZOLLO, INC.

Electronic Communications

Governing Standards

This Electronic Communications Policy and Procedures (the “Policy”) has been adopted by DRZ to comply with federal and state securities laws, including Rule 204-2 (the “Rule”) under the Advisers Act, as well as other relevant state, federal and international privacy and related laws. The Policy was designed to ensure that DRZ implements reasonable procedures to monitor employees’ use of the Internet and electronic communications, including without limitation, e-mail.

All software, files, and e-mail messages on DRZ’s computers, network, and communications systems are the property of DRZ. These resources are made available by DRZ to facilitate your ability to do your job efficiently and productively. To that end, employees are to use computers, software, and Internet access for the benefit of DRZ and its clients. All e-mail correspondence to and from clients must be maintained in accordance with the Advisers Act and this Policy.

Background

The rapid expansion and use of the Internet and various means of electronic communication presents new challenges for investment advisers regarding the retention of documents that are required to be maintained under the Advisers Act. In addition, the SEC and other regulatory agencies have concerns surrounding the implementation of appropriate physical, electronic and procedural safeguards to protect the privacy of client and/or investor information. Also, the increased use of the Internet and e-mail exposes an adviser’s systems to infiltration by computer viruses, which are becoming increasingly sophisticated and dangerous, and which, by their nature, attack randomly.

Legal Requirements

Rule 204-2 under the Advisers Act requires an investment adviser to maintain a number of books and records related to its business including: financial and accounting records, advisory business records, marketing and performance records, custody records and proxy voting records. In addition, DRZ may be held accountable by a regulator or a client for illegal or inappropriate behavior of employees accessing the Internet through DRZ’s facilities. The following items are of significant importance to the DRZ: protection of proprietary information, isolation and security of internal systems, and computer virus protection.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with employees’ use of electronic means for communicating internally and with outside parties. This analysis includes risks such as:

•	Employees’ use of email and the Internet is not properly monitored for inappropriate use.

•	Email communication with clients is not maintained, as required by the books and records rule.

•	DRZ’s computer systems are exposed to infiltration by computer viruses due to increased use of email and the Internet.

•	Employees are not aware that their use of the Internet, email, and instant messaging is subject to the same standards as all other forms of communications and is not private.

•	Employees use public email services from their work computer for business purposes without retaining or archiving such records for purposes of the record retention requirements under the Advisers Act

•	Regulatory documents are delivered electronically without the client’s informed consent to receive such documents electronically.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

This Policy applies to all communications, including e-mail, fax, telephone and voice-mail. Employees are reminded that DRZ requires employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow employees. An employee’s use of DRZ’s e-mail, computer, Internet, telephone and voice-mail systems is held to the same standard as all other business communications. Communications sent in your capacity as a DRZ employee or through DRZ’s systems should not contain discriminatory or harassing messages or anything that would reflect negatively on DRZ. DRZ expects its employees to use good judgment in their use of these systems.

As noted above, electronic communications systems, particularly the Internet and internal and external e-mail, are resources of growing importance for both regulators and our clients. Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their use. Thus, all of DRZ’s employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network. Employees should always assume that nothing written in an e-mail communication is private.

Procedures

A.

Correspondence. Any written electronic communications sent by a DRZ employee to clients, customers, service providers, another DRZ employee, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on DRZ’s letterhead. In addition, such communications are subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the date the communication was created – the first two years in the office of the adviser. Investor or client complaints that are received by an employee via e-mail must immediately be forwarded to the CCO.

B.

Electronic Mail. Employees must take great care in preparing and sending both internal and external e-mails. Certain e-mails that are sent to more than one person (including clients, prospective clients, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a new marketing or promotional piece.

In order comply with the requirement that all employee e-mails be maintained in accordance with the recordkeeping rules under the Advisers Act, DRZ utilizes a third party service provider to archive and retain all of the e-mails that are sent and received by all employees over DRZ email. As DRZ is unable to extend this service to employee’s personal email accounts, DRZ prohibits the use of personal email accounts for business purposes. No information related to any of DRZ’s business activities may be discussed by employees using their personal email accounts. This includes any information related to investments, the economy, operational, human resources, administrative or other topics – regardless of if the employee’s discussion relates to DRZ.

DRZ shall ensure that its e-mails are maintained in accordance with the recordkeeping requirements under the Advisers Act. DRZ shall ensure that employees are aware of the fact that such e-mails may be subject to inspection by the SEC or other regulatory authorities, including any third parties that DRZ may contract to monitor employees’ e-mail.

Any correspondence, both business and personal, that falls outside of what is required to be maintained under the Advisers Act may be deleted by DRZ’s employees as a routine matter.

Employees are permitted to make reasonable personal use of their DRZ e-mail account to send or receive personal e-mails. However, such use should not interfere with DRZ’s business activities or involve a meaningful amount of employee’s time or DRZ’s resources. As always, all e-mail, whether business or personal, must be appropriate in both tone and content. Employees acknowledge that DRZ and its authorized agents have the right to access and obtain all e-mails, including personal e-mails that employees send or receive through DRZ computers. Employees acknowledge that all of their e-mails will be maintained by DRZ and may be subject to, at any time and without notice to employee, monitoring and review by DRZ and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by DRZ and/or its authorized agents of all e-mails.

C.

Instant Messaging and Chat Rooms. Instant messaging is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A “chat room” differs from instant messaging as several users have the ability to communicate with one another in real time.

With respect to instant messaging, any platform used must enable DRZ to monitor, archive, and retrieve message traffic. Messages that are required to be saved (incoming and outgoing) must be stored electronically or in hard copy format by printing each message. However, any correspondence, both business and personal, that falls outside of that which is noted below and which is not required to be maintained under the Advisers Act are not required to be saved by employees. DRZ prohibits the use of chat rooms and instant messaging, other than messaging through Bloomberg as detailed below, by its employees at work for both business and personal use

D.	Prohibited Communications. DRZ prohibits employees from using DRZ’s electronic facilities to do any of the following:

•	Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

•	Transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

•

“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., spoofing”) or disseminate intentionally any viruses or other destructive programs;

•	Transmit chain letters, unapproved mass solicitations or any other form of unsolicited email/SPAM for non-DRZ approved purposes;

•	Establish a personal business or use DRZ facilities for personal profit; or

•	Download, install or execute software, including patches and upgrades, without prior approval of either DRZ’s CCO or IT Personnel.

E.

Electronic Delivery of Regulatory Documents. The expansion of the Internet and electronic communications now allows advisers to deliver investment adviser regulatory documents electronically. The delivery of such communications, including, among other things, an adviser’s Form ADV and privacy policy, must be made in accordance with the three elements of Notice, Access, and Evidence of Delivery as discussed more fully below. Generally, DRZ prefers to deliver regulatory documents in hard copy format, however should a client prefer electronic delivery, the elements listed below shall apply.

Notice - Information provided electronically (i.e., on DRZ’s website or in an e-mail sent by a DRZ employee to a client) provides notice to DRZ’s client that they have received something important.

Access - Those who are provided with electronic documents should have access comparable to that of a paper document. The use of a particular medium (i.e., Internet website or e-mail) should not be so burdensome that intended recipients cannot effectively access the information provided. Persons to whom information is sent electronically must have an opportunity to retain the information through the selected medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

Evidence of Delivery - When providing documents electronically, one must have reasonable assurance that such documents have been actually delivered. In order to evidence satisfaction of delivery obligations, advisers may: 1) obtain the client’s informed consent, 2) obtain evidence the client has actually received the document (i.e., return receipt), or 3) disseminate information via fax.

In order to satisfy the requirements with respect to the electronic delivery of regulatory documents, DRZ shall: 1) include something in the client’s contract (or ensure that it is in the client’s custodial agreement) where the client could sign off that they would prefer to receive document (i.e., custodian statements) in electronic format and 2) send such documents with “return-receipt” and “read” function so that you know they received and opened the email. Employees should refer to SEC Interpretive Release IA-1562 which discusses this issue in more detail - http://www.sec.gov/rules/concept/33- 7288.txt.

F.

Security. The Internet is not a secure environment. Files and e-mail can be intercepted and read by technically savvy Internet users, including DRZ’s competitors. All employees should attempt to limit the amount of confidential, classified, or proprietary information that is transmitted electronically to only that which is absolutely necessary and required to conduct one’s job.

G.

Reporting Problems. If sensitive DRZ information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, employees shall immediately notify DRZ’s CCO. In addition, the CCO should be notified if any unauthorized use of DRZ’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, DRZ’s CCO should be notified immediately. All unusual system behavior, such as missing files, frequent systems crashes, misrouted messages and the like should be reported immediately to DRZ’s IT Department as one of these issues may indicate a computer virus infection or similar security problem.

H.

Monitoring and Surveillance Program. In order to ensure compliance with this Policy, DRZ reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) for any purpose, all communications delivered via DRZ’s electronic communications resources and all communications, information or materials created or stored on DRZ’s network computer systems or on an employee’s personal computer. Thus, employees should be mindful that their e-mails may be reviewed on a random basis by DRZ or its authorized agents. At any time, DRZ may require an employee to provide DRZ with any of their electronic access codes or passwords.

Employee Consent and Non-Compliance with the Policy

Your consent and compliance with this policy is a term and condition of your employment. Failure to abide by this policy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension, fines and/or dismissal, at the discretion of management. In any situation where you are unsure about the application of this policy, please discuss the situation with DRZ’s CCO.

Confidentiality

All reports and any other information maintained by DRZ pursuant to this Policy shall be treated as confidential, except that the same may be disclosed to DRZ’s management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

Amendment

DRZ may, from time to time, amend this Policy, and/or adopt such interpretations of this Policy as it deems appropriate.

Questions or Concerns

Any questions or concerns regarding DRZ’s Policy, or whether a particular record (electronic or otherwise) is required to be maintained, should be directed to DRZ’s CCO.

DEPRINCE, RACE & ZOLLO, INC.

Trading

Issue

The SEC has indicated that among the specific obligations that flow from an adviser’s fiduciary duty is the requirement to seek to obtain the best price and execution of client securities transactions where the adviser is in a position to direct brokerage transactions (See In the Matter of Kidder Peabody & Co., Advisers Act Release No. 232 (pub. avail. October 16, 1968) and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (pub. avail. July 19, 1967)). Below is DRZ’s policy for placing client trades and ensuring that it is seeking to obtain best execution on client trades.

Risks

In developing this policy and procedures, DRZ considered the material risks associated with its trading processes. This analysis includes risks such as:

•	Client trades are not placed in such a way to ensure that DRZ is seeking to obtain best execution on the transactions.

•	The allocation of investment opportunities among client accounts is not done in a fair manner.

•	Clients participating in a bunched order, when appropriate, do not receive average price.

•	Allocation of bunched trades is not done prior to close of business on trade date.

•	There are undisclosed conflicts associated with trading through specific brokers.

•	The allocation of hot IPOs systematically favors certain clients over others.

•	Cross trades advantage one client over another.

•	Cross trades are done at a price other than the current market price.

•	DRZ conducts trading that violates Federal Securities Laws.

•	DRZ conducts trading that violates investment limitations and/or restrictions.

•	Order tickets do not contain all required information, as set forth in Rule 204-2(a)(3).

•	Trade breaks are not identified and corrected in a timely manner.

•	DRZ does not periodically evaluate the quality and cost of services provided by broker/dealers.

•	Traders are not questioned about their use of certain brokers when it doesn’t appear as though they are achieving best execution.

•

Clients who direct brokerage are not made aware that they may pay higher commissions and spreads and may receive less favorable net prices on transactions than would be the case if they did not direct their brokerage.

•	DRZ fails to disclose all material conflicts of interest relating to its brokerage arrangements. DRZ has established the following guidelines as an attempt to mitigate these risks. Policy

It is DRZ’s policy to see best execution when implementing investments on behalf of client accounts. DRZ recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider these factors, DRZ will follow a process in an attempt to ensure that it is seeking to obtain the most favorable execution when placing client orders.

DRZ conducts allocations of securities transactions in a fair and reasonable manner based on the facts and circumstances involved and the needs and financial objectives of clients. Trades and allocations may be implemented based on a portfolio’s variance from the desired target weightings. As a matter of policy, DRZ prohibits preferential treatment based on its relationship or fees paid to DRZ.

DRZ may aggregate trades where lower execution costs, or other client benefits, can be obtained. When aggregating trades, securities are allocated among accounts using procedures that DRZ considers fair to all clients involved in the trade. Clients may not always receive a pro-rata allocation of the aggregated trade in instances where the trade is partially filled. In such cases, clients may not receive any allocation if the pro-rata allocation is less than a de minimis amount or if DRZ has opted to use another fair method for allocation of the aggregated trade.

As a matter of policy, DRZ generally does not accept accounts that require that executions be completed solely by one broker. Instead, DRZ facilitates step-out arrangements to accommodate directed brokerage requests. Accounts that instruct DRZ to use commission recapture brokers may pay different transactions fees and/or receive different prices than those accounts that participate in aggregated trades.

In seeking best execution for transactions on behalf of clients, DRZ, from time to time, may instruct the broker-dealer that executes the transaction to allocate, or “step-out”, a portion of such transaction to another broker-dealer. The broker-dealer to which DRZ has “stepped out” a portion of the trade would then settle and complete the designated portion of the transaction, and the executing broker-dealer would settle and complete the remaining portion of the transaction that has not been “stepped-out”. Each broker-dealer would receive a commission or brokerage fee with respect to that portion of the transaction that it settles and completes.

On occasion DRZ purchases initial public offerings (“IPO’s”) for clients. Some of these IPO’s may be “hot issues” that trade at an initial premium. Certain clients may not be eligible to invest in “hot issues”. For participation in hot issues or other IPO’s, completely filled orders are allocated pro rata among eligible accounts. Partially filled orders of IPO’s are generally allocated on a pro rata basis unless the portfolio weight will result in a deminimus or undesirable position. In these cases partially filled orders allocated by rotating opportunities among accounts for which such allocation might have a material, beneficial effect. This policy may lead to extremely large accounts or groups of accounts not participating in cases where the total allocation is small. Because access to IPO’s are often limited to certain brokers, directed brokerage accounts may not be able to participate in IPOs.

When necessary, DRZ shall address known conflicts of interests in its trading practices by disclosure to clients and/or in its Form ADV or other appropriate action.

Trading Procedures – Order Aggregation

1.

Portfolio Managers shall determine the proper target amount for each security across the accounts, considering account size, diversification, cash availability, restrictions and other factors, including, where appropriate, the value of having a round lot in the portfolio. Allocations of executed trades must be completed before the opening of the next day’s market.

2.

Orders for the same security entered on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) subject to the aggregation being in the best interests of all participating clients. Subsequent orders for the same security entered during the same trading day may be aggregated with any previously unfilled orders. Subsequent orders may also be aggregated with filled orders if the market price for the security has not materially changed and the aggregation does not cause any unintended duration exposure. All clients participating in each aggregated order shall receive the average price and subject to minimum ticket charges and possible step outs. Each client will, pay a pro-rata portion of commissions.

3.

When a trade is to be executed for an individual account and the trade is not in the best interests of other accounts, then the trade will only be performed for that account. This is true even if the investment personnel placing the trades believes that a larger size block trade would lead to best overall price for the security being transacted.

4.	Instances in which client orders will not be aggregated include, but are not limited to, the following:

•	Clients directing DRZ to use certain broker/dealers, in which case such orders shall be separately effected;

•	Portfolio managers determine that the aggregation is not appropriate because of market conditions; and

•	Portfolio managers must effect the transactions at different prices, making aggregation unfeasible.

Trading Procedures – Allocation of Trades

1.	After a trade has been executed by a Portfolio Manager, DRZ operations personnel shall formulate allocations using the MOXY program.

2.	All allocations shall be made prior to the close of business on trade date.

3.	In the event that an error is made in an allocation, details of the error shall be noted on the trade ticket along with the correct allocation.

4.

In the event an order is “partially filled”, the allocation shall be made in the best interests of all the clients in the order, taking into account all relevant factors, including, but not limited to, the size of each client’s allocation, clients’ liquidity needs and previous allocations. In most cases, accounts will get a pro-rata allocation based on the initial allocation.

This policy also applies if an order is “over-filled”, such as when a new issue designation is greater than DRZ had initially thought was available.

5.

For participation in IPO’s, completely filled orders are allocated pro rata among eligible accounts. Partially filled orders that would result in deminimus or undesirable small amounts per client may be allocated by rotating opportunities among accounts for which such allocation might have a material, beneficial effect.

DRZ’s portfolio manager(s) shall consider cash availability and need, suitability, investment objectives and guidelines and other factors deemed appropriate in making investment allocation decisions for IPO’s. The Portfolio Manager will conduct periodic reviews of client account performance, IPO distribution and purchase and sale journals to ensure that no client or group of clients is being systematically favored or harmed in the selection and allocation of investment opportunities, including allocation of hot initial public offerings.

6.

If DRZ trades the same security in a given day with the same dealer, DRZ shall attempt to give each account the average price of the transactions. If multiple buys or multiple sells in a security are done with the same dealer on the same day, every effort will be made to aggregate the trades with that dealer into one weighted-average cost ticket. This is done to save ticket costs for our clients.

Trading Procedures

Cross Trades

In certain situations, it may be advantageous to clients if DRZ effects a transaction between two of its client accounts. For example, account A may need to purchase certain securities which account B needs to sell. By “crossing” the transaction between the two accounts (i.e., having account A purchase the securities directly from account B), DRZ can save both accounts the brokerage commissions or “mark-ups/mark-downs” that would be charged in a transaction effected on the market. The SEC has confirmed that where an investment adviser receives no compensation other than its advisory fee in a cross trade (i.e., the investment adviser does not directly or indirectly receive any commissions or other transaction-based compensation from the trade) the investment adviser would not be considered to be “acting as a broker” for purposes of Section 206(3) of the Advisers Act and would therefore not have to comply with the requirements of Section 206(3) (i.e., disclosing to such client in writing before completion of the transaction the capacity in which the investment adviser is acting and obtaining client consent to the transaction), although the investment adviser would continue to need to satisfy the other anti-fraud provisions of Section 206 of the Advisers Act with respect to such transaction.

Cross trades are prohibited if any party to the proposed trade (seller or buyer) is an affiliate of DRZ. DRZ may engage in cross trading at market prices if such transaction is fair to both accounts and if neither DRZ nor its affiliates are directly or indirectly compensated for the trade. DRZ must ensure that cross trades are not prohibited by the terms of the governing agreement or instrument with respect to each account involved in the trade, and appropriate disclosures are made to the client.

Cross Trades - Rule 17a-7

Rule 17a-7 is an exemptive rule under the Investment Company Act of 1940, as amended (the “1940 Act”), that permits purchase and sale transactions among affiliated investment companies, or between an investment company and a person that is affiliated solely by reason of having a common (or affiliated) investment adviser, common directors, and/or common officers. The Rule contains a number of requirements but is silent with regard to an investment adviser’s fiduciary duties in connection with a Rule 17a-7 transaction.

Although DRZ generally does not cross securities between accounts, the following policies and procedures have been designed to address potential concerns with crosses involving accounts of registered investment companies.

As a matter of policy, cross transactions should be discussed with the CCO prior to trade. The CCO will review the proposed transaction to ensure that the following policies and procedures are appropriately adhered to. DRZ may choose to confer with the client representative prior to implementing the transaction.

In the event DRZ deems it appropriate to cross a security among affiliated funds, DRZ should, among other things, “carefully consider” its duties of best execution and loyalty to each fund. With regard to best execution, DRZ shall ensure that that:

- the selling fund’s total proceeds are the most favorable under the circumstances; and - the buying fund’s total cost is the most favorable under the circumstances.

In that regard, DRZ shall consider whether the selling fund can obtain an increase in proceeds by selling the security in the market, and, conversely, whether the buying fund can obtain a better price. DRZ should document its reasons for determining that the 17a-7 transaction is in the best interests of both the selling and buying funds. If only one of the funds will benefit funds cannot participate in the transaction. If the transaction is in the best interest of one fund but is otherwise neutral to the other fund, the fund for which the transaction is neutral cannot participate in the transaction.

Cross Trades - ERISA

As a matter of policy, DRZ prohibits cross trading in accounts of clients subject to the Employees Retirement Income and Savings Act of 1974 (“ERISA”).

Cross Trades - Procedures

DRZ shall complete the following steps if it deems a cross trade to be appropriate:

1.	The investment professional recommending the cross or a designee shall prepared a worksheet to compute the following:

•	Aggregate position size of security to be crossed

•	Determine the required adjustment in each position in the affected accounts.

2.	The portfolio manager shall ensure that the positions are freely tradable and there are no legal restrictions on DRZ to trade securities.

3.

The portfolio manager shall determine at what price the security should be crossed. In general, the security will be crossed at the average between the bid and ask price and brokerage costs are split between the participating accounts.

4.	Send a spreadsheet to executing broker/dealer to finalize cross trades.

Trading Procedures – Back Office

1.

After the investment professional has executed a block trade, they must prepare a trade ticket. The trade ticket is given to DRZ Operations Personnel. Operations personnel ensure that the trade is properly entered into Moxy and that the details of the executed trade are consistent with the investment professional’s instructions to the broker. Once a trade has been executed it is confirmed in Axys and added to DRZ’s inventory. If the security has not been in our inventory before, the Operations Department checks to see if it is should be restricted in any accounts.

2.

The Operations Department is responsible for allocating the shares purchased or sold to the individual client accounts. DRZ utilizes Moxy Software Program to make the allocations. DRZ utilizes OMGEO to electronically confirm with the broker, the symbol, quantity, price and commission on the executed trade.

3.

All accounts that are restricted from the particular security are automatically excluded from the allocation. Next, the MOXY system will allocate the trade pro-rata between all accounts based on the size of the account and the target for the particular stock. After the allocation is made, operations personnel review the portfolios to ensure that the target percent of that stock is consistent across all portfolios that received the allocation.

4.	Accounts that are restricted from a particular security are adjusted using a linear program to ensure minimum disparity in returns.

5.

Any deviations from trade information provided by the executing broker to settlement information provided by the clients’ custodians are identified in exception reports the morning of the business day after trade date. Any “breaks” must be addressed and/or corrected as soon as possible. The trade breaks must be deleted and posted back into the system with the proper amounts and quantities.

6.	Once trade information has been verified and confirmed, the trades are posted from the MOXY system to the Axys system. The Axys system must accurately reflect the prior day’s trading activity.

7.	The posted trade is then manually compared with the allocated ticket to insure the allocation has properly been posted to each account.

8.

The Operations team must ensure that every portfolio manager, research analyst and client service associate receives a daily report showing every account being managed and their respective holdings. This account is monitored to ensure consistency in our allocation process. To the extent practical, these reports should generally be provided in the morning, prior to US market open.

Reconciliation Procedures

DRZ shall engage in the following procedures to complete its monthly reconciliation process:

1.	Monthly client statements are received by mail or downloaded via the Internet.

2.

Reconciliations for statements received electronically will begin with Advent Rex. Advent Rex will compare the statement to DRZ’s records and provide exception reports. Any reconciling items will be addressed manually.

3.

The following Axys reports are generated to complete manual reconciling for physical statements received or for exceptions identified through Advent Rex: Month-end Appraisal, Purchases and Sales Journal, Contributions and Withdrawals Journal, and Income and Expense Journal

4.	The custodial statement is then manually compared to the Axys reports generated.

5.	Any errors found on the custodial statement are immediately reported to the custodian for correction.

6.	Any missing deposits, withdrawals, or items of income from DRZ’s system are immediately researched and posted to our system if necessary.

7.	A reconciliation report is prepared noting any pending discrepancies. The reconciliation report is attached to the custodial statement and the reports generated from the Axys system.

8.	Once the account has been reconciled, the final performance figure is calculated for each client.

Best Execution

DRZ’s investment personnel must endeavor to obtain the best overall execution for each client in each trade. The rates paid should be reasonable in relation to the array of normal research services provide, however, this should not a primary motivation in the placement of the order. Any research services provided normally benefit several accounts rather than just the one for which the order is being executed. The commissions paid to brokers providing research services may not represent the lowest obtainable commission rates, although they must be reasonable in relation to the benefits received.

Investment and compliance personnel must periodically review the placement of brokerage business to ascertain whether there have been appropriate attempts and steps implemented to achieve and/or monitor best execution. In addition to the level of the commission, Investment professionals should consider the actual handling of the order, the size of the trade relative to the market in the stock at the time, the ability of the broker to settle the trade promptly and accurately, the financial standing of the broker, the ability of the broker/dealer to position stock to facilitate execution, the integrity and reputation of the trader taking the order and other factors that may be unique to the particular order. While a lower “per share” commission might be available for any given trade, DRZ believes that all factors must be considered, rather than just the level of per share commission.

Qualitative Analysis

The determinative factor is whether the transaction represents the best qualitative execution for the client and not whether the lowest possible commission cost is obtained. DRZ considers the full range and quality of the broker’s service in selecting brokers to meet best execution obligations, and may not pay the lowest commission rate available. As a starting point, though, the primary consideration is the trade price and commission quoted by the brokers. These things being equal or fairly equal among brokers, the following qualitative factors, among others, are considered when performing DRZ’s periodic and systematic evaluation of its brokerage arrangements and the execution quality of client trades:

•	Ability to maintain the confidentiality of trading intentions

•	Timeliness of execution

•	Timeliness and accuracy of trade confirmations

•	Liquidity of the securities traded

•	Ability to place trades in difficult market environments

•	Research services provided

•	Ability to provide investment ideas

•	Execution facilitation services provided

•	Frequency and correction of trading errors

•	Ability to access a variety of market venues

•	Expertise as it relates to specific securities

•	Financial condition

•	Business reputation

Firm Involvement in the Process

All personnel of DRZ that are involved in the order placement/order execution process may provide input regarding DRZ’s periodic and systematic evaluation of its execution quality, including portfolio managers, employees conducting trades, compliance, and client service personnel.

Summary Analysis

DRZ outsources a portion of the periodic review of execution quality to ACA Compliance Group. ACA’s review is completed on a semi-annual basis. In order to complete the analysis, DRZ’s operations personnel must send ACA a trading blotter on a semi-annual basis. ACA will evaluate the services received from a sample of broker-dealers with whom clients’ orders are placed. The report will generally note any material affiliations of brokers used to execute trades, significant trends in market venues used by the broker, average commissions, among other information. This information is reviewed by DRZ and considered during the Company’s review of brokerage relationships. The Company shall make any changes to their broker selection process if needed.

Allocation of Brokerage

1.	Broker Selection

All new brokerage relationships must be pre-cleared though the CCO. The CCO shall ensure that all new authorized brokers are in good standing with FINRA, the SEC or other relevant regulatory bodies.

DRZ has authority to determine the broker/dealer to be used and commission rates to be paid unless otherwise specified by clients. DRZ uses a select group brokers for trade execution. Investment personnel should consider a broker’s immediate access to senior analysts and quality of information provided, efficient trading flow and first call status on trading situations and competitive commissions. Execution should be monitored on a case by case basis with a requirement of execution at best prevailing prices.

When selecting a party for each specific transaction, the investment professional placing the trade uses his/her best judgment to choose the broker most capable of providing the services necessary to obtain the most favorable execution.

Brokerage arrangements are discussed as necessary in the monthly Portfolio Manager/Analyst meetings, but more formally evaluated as part of DRZ’s best execution reviews. The topics outlined in Attachment A may be considered in the review.

2.	Directed Brokerage

As a matter of policy, DRZ generally does not accept accounts that require that executions be completed solely by one broker. Instead, DRZ facilitates step-out arrangements to accommodate directed brokerage requests. In such circumstances, the client is responsible for negotiating the terms and arrangements for their account with that broker/dealer. DRZ will not seek better execution services or prices from other broker/dealers. As a result, DRZ may not obtain best execution on behalf of the client, who may pay materially disparate commissions, greater spreads or other transaction costs, or receive less favorable net prices on transactions for the account than would otherwise be the case.

DRZ will evidence the client’s direction of brokerage in a written format, with signed and dated client acknowledgement of the direction. Step-out transactions should be placed on a best efforts basis. Investment professionals and operations personnel handling the step-out requests should be cognizant of DRZ’s fiduciary duty to the client. If rates paid to directed brokers are materially different, employees should inform the CCO. The CCO will should review and determine whether to contact the client service professional associated with the account and/or the client.

3.	Client Referrals from Brokers

•

On rare occasions, DRZ may receive client referrals from registered representatives of broker/dealers, which may be viewed as creating an incentive for DRZ to effect securities transactions through the registered representatives. Employee are prohibited from directing brokerage to brokers in exchange for referring clients to DRZ.

Recordkeeping

Appropriate records shall be maintained concerning best execution including the following:

Records of all new broker-dealer relationship including account opening documentation and any due diligence documentation created during the account opening process.

Documentation of all formal best execution reviews, including brokerage budget targets and any decisions noted in the Best Execution Discussion Agenda or similar document.

Prohibited Trading Activity

Employees are strictly prohibited from engaging in any trading activity that:

could be deemed to be a device, scheme, or artifice to defraud any client or prospective client;

from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client;

from acting as principal for their own account, and knowingly to sell any security to or purchase any security from a client;

from engaging in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

Portfolio Pumping and Window Dressing

Trading activity known as “high-closing trading” or “portfolio pumping” is strictly prohibited. “High-closing trading” or “portfolio pumping” is generally considered the act of purchasing stocks that clients already own with the intention of giving managed portfolios a one-day performance boost at the end of a quarter. The CCO and/or ACO will periodically review DRZ’s trading activity, particularly in small-cap or thinly traded stocks where prices of the stocks can be manipulated. Any patterns of portfolio pumping must be immediately brought to the attention of the Co-CEOs and/or Board of Directors.

Similarly, activity known as “window dressing” is strictly prohibited. “Window dressing” is generally considered the act of reallocating a managed account’s holdings at the end of a period to create a misleading impression that the portfolio’s assets were invested according to the client’s mandate during the entire period. The CCO and/or ACO will periodically review DRZ’s trading activity to ensure that DRZ complies with client portfolio mandates. Any patterns of window dressing must be immediately brought to the attention of the Co-CEOs and/or Board of Directors.

Attachment A

Best Execution Discussion Agenda

•	The existence of new brokers or relationships

•	The establishment of new soft dollar relationships

•	Any errors in pricing by particular broker(s)

•	Any excessive trading errors committed by particular broker(s)

•	Any excessive broker errors in block order breakdown

•	Review third party execution quality evaluation

•	The existence of conflicts of interests (referrals, soft dollars, etc.) and their effects on Adviser’s selection of brokers

•	The responsiveness of each broker, including the quality of the sell-side traders allocated to the adviser

•	The quality of the research and investment ideas provided by the brokers

•	The amount of soft dollar credits outstanding, including an overabundance of credits

•	The benefits and costs associated with the use of “step-out” trades

•	The availability of limited investment opportunities (i.e. IPO’s) provided by the brokers

•

Analyze commission rates paid by clients and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated to specific brokers)

•	Analyze commission rates paid to brokers and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated)

•	Note Adviser’s brokerage costs relative to industry norms

•	Review of Exchange 11ac1-5 and Broker 11ac1-6 reports

•	If applicable, Adviser shall establish commission targets for each brokerage relationship that it maintains.

DEPRINCE, RACE & ZOLLO, INC.

Transactions with Affiliated Persons

Background

The SEC has specifically addressed the issue of self dealing in context of advisers to registered mutual funds. Specifically, in Investment Company Act Release No. 26299, In Compliance Programs of Investment Companies and Investment Advisers, (December 17, 2003), the SEC stated:

To prevent self-dealing and overreaching by persons in a position to take advantage of the fund, the Investment Company Act prohibits funds from entering into certain transactions with affiliated persons. Funds should have policies and procedures in place to identify these persons and to prevent unlawful transactions with them. (Emphasis added.)

Definition of an “Affiliated Person”

Section 2(a)(3) of the IC Act defines the term “affiliated person” to include:

•	Any person directly or indirectly owning, controlling, or holding the power to vote, 5% or more of the outstanding voting securities of such other person;

•	Any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

•	Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

•	Any officer, director, partner, co-partner, or employee of any such other person;

•	If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

•	If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

Definition of a “Person”

Under the IC Act, a “person” may be a natural person or a “company,” which includes “a corporation, a partnership, an association, a joint-stock company, a trust, a fund, or any organized group of persons whether incorporated or not.”

Definition of “Control”

Section 2(a)(9) of the IC Act defines the term “control” to mean, “. the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.”

Risks

In developing these policies and procedures, DRZ considered the material risks associated with potential transactions or arrangements with affiliated persons. This analysis includes risks such as:

•	DRZ does not identify individuals or entities that are affiliated persons of a Mutual Fund; and

•	DRZ does not properly monitor transactions or arrangements with affiliated persons. DRZ has established the following guidelines to mitigate these risks.

Policy

It is DRZ’s policy to monitor all outside affiliations and service providers to ensure that all business transactions with clients are completed in a transparent manner and at arm’s length.

As a matter of policy, all new employees are required to report outside business activities and business affiliations to DRZ. In addition, all existing employees must pre-clear any proposed outside business activities or affiliations.

Procedures

Any interest outside businesses other than a passive investment in a publicly traded security must be brought to the attention of the CCO. The CCO will log the information and promptly bring the matter to the attention of DRZ’s senior management. The CCO and senior management shall review whether the affiliation causes a conflict of interests with current clients or has the potential to conflict with the interests of futures clients. Formal approval to continue the activity must be provided by DRZ for any such affiliations.

Before assuming management of a registered investment company, and at least annually thereafter, the CCO will review employees’ affiliations to ensure that such affiliations do not cause concerns of self dealing, joint ventures or joint participation in enterprises or other similar conflicts of interests.

Rule 10f-3

Rule 10f-3 allows registered investment companies to purchase securities during an offering in which an affiliate is an underwriter, subject to the rule’s conditions.

DRZ currently does not have affiliated companies that would act as an underwriter. If DRZ becomes affiliated with another entity that participates in underwriting securities, applicable policies and procedures will be implemented in this section of the Compliance Manual.

Rule 17d-1

Rule 17d-1 under the Investment Company Act provides that no affiliated person (or affiliated person of an affiliated person) of a registered investment company may participate as a principal in any joint enterprise, joint arrangement, or profit-sharing plan, without first obtaining an order from the SEC.

DRZ employees are prohibited from causing client accounts to participate in joint investments or investment enterprises where assets over which they have beneficial ownership, DRZ’s or DRZ’s affiliates are a participant or co-investor. This prohibition does not apply to purchasing securities of publicly traded companies in accordance with DRZ’s code of ethics or applicable SEC no-action letters.8

[8]	See SEC no-action letter to SMC Capital, Inc. (pub. Avail Sept. 5, 1995) in which the SEC staff stated that the mere aggregation of order for advisory clients, including collective investment vehicles in which the adviser, its principals or employees have an interest, would not violate section 17(d) of the Investment Company Act of 1940 if the adviser implements procedures designed to prevent any account from being systemically disadvantaged by the aggregation of orders.

Rule 17e-1

Rule 17e-1 will, under certain circumstances, permit sub-advisers and their affiliated persons to receive remuneration when acting as broker for an affiliated fund, without complying with all of the rule’s recordkeeping and transaction review requirements.

DRZ’s employees are prohibited from causing any client to participate in a transaction where DRZ or an affiliate receives transaction related compensation such as an agency commission. DRZ employees are also prohibited from causing client accounts to participate in principal transactions. Principal transactions are any transaction where DRZ, an employee or an affiliate of DRZ is buying securities from or selling securities to a DRZ client.

DRZ currently does not have affiliated companies that would act as a broker. If DRZ becomes affiliated with a broker dealer, applicable policies and procedures will be implemented in this section of the Compliance Manual.

Responsibilities

All employees are required to pre-clear all new outside business activities. On an annual basis, the CCO will provide each employee with a written record of their reported outside business affiliations and require that the employee certify that the list is accurate and complete.

DEPRINCE, RACE & ZOLLO, INC.

Soft Dollars

Consistent with its policy of obtaining best execution for its advisory clients when selecting broker-dealers, DRZ may receive brokerage or research products and services that fall within the “safe harbor” established by Section 28(e) of the Securities Exchange Act of 1934, in connection with its allocation of portfolio brokerage.

Background

Brokerage Services

In the Commission Guidance Regarding Client Commission Practices Under Section 28(e) of the Securities Exchange Act of 1934, Exchange Act Release No. 54165 (July 18, 2006) (the “2006 Release”), the SEC indicated that a broker-dealer “effects” a securities transaction when it:

•	Executes a trade;

•	Clears a trade;

•	Settles a trade; or

•	Performs at least one of the following functions and allocates the remaining functions to other broker-dealers:

•	Taking financial responsibility for a trade;

•	Maintaining records regarding a trade;

•	Monitoring and responding to customer comments regarding the trading process; and

Monitoring trades and settlements.

The Section 28(e) safe harbor is only available for brokerage services from the time when the adviser communicates the order to the broker-dealer to the time when the funds or securities are delivered or credited to the adviser’s account. Associated products and services, such as trading software and dedicated lines that are used to transmit or settle orders, may also be eligible. However, computer hardware is ineligible, as is software that is used for compliance or administrative purposes. For example, software used to satisfy an adviser’s obligation to seek best execution, or to ensure compliance with specific clients’ mandates, is not eligible. Finally, the Section 28(e) safe harbor is not applicable to costs associated capital introduction or margin services, stock lending fees, or the resolution of an adviser’s trade errors.

Research Services

In the Interpretive Release Concerning the Scope of Section 28(e) of the Securities Exchange Act of 1934 and Related Matters, Exchange Act Release No. 23170 (Apr. 23, 1986), the SEC indicated that “. the controlling principle to be used to determine whether something is research is whether it provides lawful and appropriate assistance to the money manager in the performance of his investment decision-making responsibilities.” In the 2006 Release, the SEC stated that, “...in determining whether a product or service is eligible as ‘research’ under Section 28(e), the money manager must conclude that it reflects the expression of reasoning or knowledge.” The 2006 Release notes that the following products and services can fall within the definition of “research services:”

•	Research reports;

•	Discussions with research analysts and meetings with corporate executives;

•	Fees to attend conferences or seminars that provide substantive content regarding issuers, industries, and/or securities;

•	Research related to the market for securities, such as trade analytics (including analytics available through order management systems), and advice on market color and execution strategies;

•	Market, financial, economic, and similar data;

•	Pre-trade and post-trade analytics used during the investment decision-making process; and

•	Proxy services that the adviser uses during the investment decision-making process, as opposed to services used to satisfy the adviser’s own voting, recordkeeping, or disclosure obligations.

The 2006 Release also clarifies that the following products and services are outside of the safe harbor:

•	Mass market publications;

•	Travel costs and related expenses associated with seminars, conferences, and meetings with company executives;

•	Physical items, such as computer hardware, that do not reflect the expression of reasoning or knowledge; and

•	An adviser’s overhead expenses, such as rent, internet service, software used for back-office functions, and the salaries of research personnel, among other things.

The Section 28(e) safe harbor applies to research products and services that are “provided” by a broker-dealer. In addition to proprietary research produced directly by a broker-dealer, the safe harbor also applies to third-party research. An investment adviser may be involved in deciding what third-party research will be provided, and the third-party may send the research directly to the adviser, but the broker-dealer must either (a) have a legal obligation to pay for the research, or (b) pay for the research directly, review the description of the research for red flags that would indicate that it was outside of the safe harbor, and develop and maintain procedures so that research payments are documented and paid for promptly. In the 2006 Release, the SEC gave tacit approval to commission sharing arrangements, indicating that they offered “efficient execution venues [that] provide good, low-cost execution while research providers offer valuable research ideas that can benefit managed accounts.”

Risks

In developing this policy and procedures, DRZ considered numerous risks associated with soft dollar arrangements. This analysis includes risks such as:

•	DRZ obtains products and services under soft dollar arrangements that are outside of safe harbor and does not disclose these arrangements adequately or obtain informed consent of clients.

DRZ uses the commissions paid to broker dealers by one group of clients to provide benefits to other clients without full and fair disclosure of these arrangements.

DRZ pays for a product or service with soft dollars but is unable to justify the benefits of the product or service.

Trades implemented on behalf of registered investment companies or clients subject to ERISA are used to generate non-safe harbor benefits for DRZ or other clients; such practices violate the IC Act or ERISA. Disclosure of these practices does not cure such practices.

Soft dollars are used to pay for DRZ’s trade errors.

DRZ fails to analyze mixed-use products and inadvertently pays soft dollars for products which should be pro-rated based on use.

DRZ pre-commits to directing a certain amount of business to a broker/dealer over a specific time period as a result of the soft dollar arrangement.

The CCO does not approve DRZ’s soft dollar arrangements.

DRZ has established the following guidelines as an attempt to mitigate these risks and has established the following guidelines to effectuate and monitor such soft dollar arrangements.

Prior Approval

No new soft dollar arrangement may be entered into by any personnel on behalf of advisory clients without the prior approval of the CCO. In the case of research products or services provided by a broker where a specific cost (either in dollars or commissions) is attributed to the product or service by the broker (e.g., nonproprietary research), such approval will be recorded on a “Soft Dollar Product/Service Approval” form, attached hereto as APPENDIX I, and which may be modified from time to time as the CCO determines.

Substantive Requirements for Soft Dollar Arrangements

1.	Brokerage or Research-Related Products and Services

The product or service obtained through any soft dollar arrangement or transaction must be a brokerage or research product or service used in the investment decision-making process. Determinations as to the status of particular products or services will be made by the CCO. Items or services that assist with implementing the transaction

2.	Mixed Use Research and Brokerage Products and Services

If a research product or service has a research and non-research use, an allocation must be made between the research and non-research functions, with the portion allocable to research being paid with commission dollars, and the non-research portion being paid by DRZ. An allocation of the cost of the product or service will be made according to its use (i.e., the component that provides assistance to DRZ in the investment decision-making process vs. the component that relates to non-research activities). The allocation will generally be made on the basis of the percentage of time devoted to DRZ’s use of the product for research vs. non-research applications, or such other appropriate measure of the value of the product for each use as the CCO determines to be appropriate, both initially and upon subsequent periodic review.

Similarly, if a brokerage product or service has a function that does not assist in trading and settling a transaction, an allocation must be made between the brokerage and non-brokerage functions, with the portion allocable to brokerage being paid with commission dollars, and the non-brokerage portion being paid by DRZ. An allocation of the cost of the product or service will be made according to its use (i.e., the component that provides assistance to DRZ in the investment trading and implementation vs. the component that relates to non-brokerage activities such as compliance, performance reporting or other ineligible activities). The allocation will generally be made on the basis of the percentage of time devoted to DRZ’s use of the product for brokerage, the number of employees using the product and the perceived overall usage per function. The CCO will review all mixed allocation computations

Other appropriate measure of the value of the product for each use as the CCO determines to be appropriate, both initially and upon subsequent periodic review.

3.	The Broker Must Provide the Service

In all cases, any brokerage or research product or service that DRZ obtains for soft dollars must be “provided by” a broker-dealer. To satisfy this standard in the context of brokerage or research supplied by other than the executing broker, the broker must assume a direct obligation to purchase the product or service from the third party vendor without regard to the manner, amount and timing of any compensation received by the broker from DRZ or its advisory clients. The broker may arrange to have the third party deliver research directly to DRZ as long as it is clearly documented, through vendor contracts or invoices or other appropriate documentation, that the broker alone remains responsible for the payment to the third party. All vendors of products or services will be instructed by the CFO (or designee) to send the related invoices to the paying broker rather than to DRZ. DRZ may receive a copy of such invoices.

4.	Reasonable Commissions

The commissions paid must be reasonable in relation to the value of the brokerage or research products or services provided. This will be determined based upon a periodic assessment (at a minimum on an annual basis) of products and services received for soft dollars to ascertain whether they have a value that is reasonable in view of the commissions DRZ is allocating for them. Among other things, this analysis will include a comparison of the soft dollar cost charged by other brokers for a similar product or service to provide reasonable assurance that the amount being paid by DRZ is competitive.

5.	Permissible Transactions

Section 28(e) expressly provides a safe harbor for “commissions” in excess of the lowest available. The Section 28(e) safe harbor does not encompass transactions in securities executed by a broker-dealer on a principal basis (including riskless principal transactions).

6.	Error Correction

The SEC staff has taken the position that an investment adviser cannot use soft dollars to correct errors it makes while placing trades for a client’s account. Accordingly, DRZ does not allow trade errors to be corrected through soft dollar commissions.

Recordkeeping

Appropriate records shall be maintained concerning soft dollar transactions including the following:

•	records of all soft dollar approval forms and supporting documentation (including a description of the service or product) provided in exchange for soft dollars;

•	a list of all brokers through which soft dollar services have been obtained;

•	non-binding agreements received from broker-dealers that document soft dollar arrangements;

•	all invoices and brokers’ statements reporting on soft dollar arrangements;

•	records that document the basis of allocation in the case of mixed-use products or services;

•	copies of all Advisory Client disclosures and authorizations related to soft dollar arrangements.

Reporting to Investment Company Board of Trustees

Investment company trustees have a responsibility, under both Section 15(c) and Section 36 of the IC Act, to request and review information regarding brokerage allocation practices. Accordingly, the Chief Compliance Officer of DRZ will provide the mutual funds’ CCO as well as the mutual funds’ Board of Trustees with any information that may be reasonably requested by the Board of Trustees in connection with its brokerage allocation practices.

DEPRINCE, RACE & ZOLLO, INC.

Trading Errors

Issue

The Advisers Act does not specifically address trade error corrections, and the SEC staff has provided only limited guidance regarding correction of trade errors. In a letter to Charles Lerner (pub. avail. October 25, 1988), the SEC staff stated that an investment adviser:

•	Should bear any loss associated with correcting a trade error in a client account;

•	May not use soft dollar credits to compensate a broker/dealer for absorbing the cost of a trade error; and

•	May not use the promise of future trade commissions to compensate a broker/dealer for absorbing the cost of a trade error.

The SEC stated in the Lerner Letter, the absorption of trade error losses by a broker-dealer relieves the adviser of the responsibility and cost of the error it would otherwise have to bear. The Department of Labor has taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an employee benefit plan client is a violation of Section 406(b)(3) of ERISA.9 In the case of investment company clients, the adviser’s receipt of such a benefit would be unlawful under Section 17(e)(1) of the Investment Company Act.10 Under the Advisers Act (which covers relationships with all clients), the receipt by the adviser of a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser’s fiduciary duty.

In addition, Advisers Act Release No. 1318 (pub. avail. June 30, 1992) stated that an investment adviser may not use one client’s account to correct an error made in another client’s account.

Risks

In developing this policy and procedures, DRZ considered numerous risks associated with committing trade errors in client accounts. This analysis includes risks such as:

•	Trade errors are not identified and corrected in a timely manner.

•	Trade errors are not reported to management, including the CCO.

•	Management does not carefully review each error to determine if procedures may be implemented to prevent future similar errors.

•	Clients bear the loss of trade errors.

[9]	Letter from Charles M. Lerner, Director of Enforcement, Pension and Welfare Benefits Administration, to Thomas B. Kelley, Chief Executive Officer, Associated Capital Investors, dated August 17, 1989.
[10]

Section 17(e)(1) makes it unlawful “for any affiliated person of a registered investment company, or any affiliated person of such a person while acting as agent to accept from any source any compensation for the purchase and sale of any property to or for such registered investment company except in the course of such person’s business as an underwriter or broker.” The term “compensation” has been construed broadly to include any direct or indirect economic benefit to the affiliated person.

•	The number of trade errors is excessive.

•	Documentation of trade errors and their resolution is not adequately maintained.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

Trading errors will be resolved in a manner fair and equitable to the account. Generally, DRZ will promptly correct and reimburse the client for all trade errors that hold the potential for client loss. DRZ will keep a record of trading errors. In situations where due to an error the client benefits, that amount will remain in the client account. DRZ attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

Trade Error Procedures

1. Identification of Trade Error

a)

The portfolio manager identifies the error, cause and the party(ies) responsible for the error and immediately notifies the CCO and/or Co-CEO. See Attachment A to this policy which identifies some possible trading errors.

b)

Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that more than two days are needed to correct an error, the approval of the CCO to delay resolution of the error must be obtained.

2. Correcting a Trade Error

a)

Netting of gains and losses between clients or in the case of multiple trade errors resulting from more than one investment decision for the same client is not permissible. Netting of gains and losses is permitted only in the circumstance in which more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision. Any netting of gains and losses must be approved by the CCO.

b)

A trade error in one client’s account may be corrected through a reallocation to the amounts of securities allocated to various accounts that is effected prior to settlement, or other transfer involving a post-settlement adjustment involving a purchase or sale between accounts, of securities to another client’s account. Such reallocation or other transfer must represent a legitimate investment decision on behalf of each account involved, and then only if the reallocation or other transfer is done without loss to the transferee account.[11] Each portfolio manager must document that the final allocation represents a legitimate investment decision for each of the accounts involved. In the case of registered investment companies, a reallocation may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the reallocation. Regulatory restrictions may limit post-settlement adjustments through purchases and sales among certain types of accounts. In no event may such a post-settlement adjustment involve any account subject to ERISA

[11]

A legitimate investment decision means a trade that is deemed to be made in the best interest of the client. It must be an investment that the portfolio manager would have made regardless of whether the error had occurred. The portfolio manager’s initials on the trade ticket shall constitute evidence that the final allocation represents a legitimate investment.

c)

In the case of a trade error caused by DRZ that is discovered prior to the close of trading on the day after the trade date but prior to settlement, the portfolio manager/trader may seek cancellation of the trade by the broker if it is documented (e.g., by a printout from a trade screen or such other evidence as the CCO may require) that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation. In the case of registered investment companies, trade cancellations may be effected to correct an error only if it would not change any net asset value of the fund calculated between the commission of the error and the cancellation. Any such error shall be reported as a trade error notwithstanding cancellation of the trade.

d)

Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the client account must be reviewed by the CCO. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the ticket. If the record of the trade in question is system-generated, an appropriate audit trail reflecting any modification or cancellation of the trade must be created.

e)

DRZ will maintain all documentation to form an “audit trail” of a trading error to substantiate the course of action and will be kept in a trading error file. An example of such documentation is attached as APPENDIX J. Such documentation may also include account statements, trade confirmations, internal memoranda and reimbursement check copies.

3. Payment for Trade Error

a)

Broker-dealers may not be permitted to assume responsibility for trade error losses caused by DRZ. Nor may there be any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker to assume responsibility for such losses.

b)

If DRZ is wholly at fault, the broker may retain any profit when the trade is reversed. If the trade is at a loss, DRZ will reimburse the broker for that loss, and the firm will book the charges against its own operating expenses. The portfolio manager should immediately cover the trades that caused the error utilizing DRZ’s error account, and confirm the covering of the trades that day with the broker/dealer.

c)

In the case of a dispute between the portfolio manager (as applicable) and the broker, in which the portfolio manager believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, the portfolio manager may consent in the broker’s assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner shall be documented.

Trade Break Procedures

The overwhelming majority of instances in which DRZ must correct/amend certain trades result from reconciliation errors between DRZ’s broker/dealers and custodians. DRZ monitors such “trade breaks” in the manner discussed below:

1.	After DRZ processes its daily trades and updates its books and records, it reconciles any trade breaks.

2.	The trade break reports are first downloaded from the custodian/broker-dealer.

3.	DRZ’s Operations personnel review all trade breaks and contact the executing brokers and/or the custodian to resolve and correct the issue.

4.	The trade breaks are then corrected and posted into Axys with the proper amounts and quantity.

Responsibilities

The CCO or ACO will review trade errors when they occur in conjunction with the portfolio manager that directed the trade.

Operations personnel are responsible for discovering an unsettled trade during preparation of the daily or monthly reconciliations, and will notify the client’s custodian to assist in completing the settlement. Problems involving failed trades are brought to the attention of the portfolio manager responsible for the trade to resolve.

Attachment A

Possible Trade Errors

Types of Errors to Which Error Correction Procedures Apply	Example
Purchase/sale of securities not legally authorized for an account	Buy foreign securities for a municipal account statutorily barred from owning such securities

Purchase/sale of securities not authorized by the account’s investment objectives	Buy start-up, private placement securities for an account whose investment objectives preclude such investments

Purchase/sale of securities not authorized by the management contract	Buy tobacco company securities when management contract precludes such purchases

Purchase/sale of wrong or unintended number of securities	Buy 2,000 shares when intended to buy 20,000 shares

Purchase/sale of wrong or unintended securities	Buy Transcontinental Realty Investors, Inc., whose stock symbol was TCI, while intending to buy TeleCommunications, Inc., whose stock symbol was TCOMA

Purchase/sale of securities for wrong or unintended account	Buy shares for account X when the plan had been to buy the same shares for account Y

Allocation of wrong or unintended number of securities	Buy 20,000 shares and allocate 5,000 to each of five accounts

Allocation of securities to wrong or unintended account	Buy 20,000 shares and allocate 5,000 to X account, which has insufficient funds to cover the purchase

Failure to purchase/sell securities as intended	Hold, rather than sell, securities in a client account

Failure to follow specific client directives to purchase/sell/hold/wait to purchase securities	Client directs that a particular investment be liquidated on Dec. 31, but adviser fails to execute this liquidation until January 3

DEPRINCE, RACE & ZOLLO, INC.

Portfolio Management and Reviews

Issue

DRZ investment personnel are responsible for evaluating securities for investment, reviewing clients’ portfolios for which they are portfolio manager or co-portfolio managers, making asset allocation and security selection decisions and ensuring that transactions are properly executed. This memo is intended to set a policy to ensure that all portfolios are reviewed and being managed according to clients’ investment objectives and pursuant to DRZ’s stated investment strategies and styles.

Risks

In developing this policy and procedures, DRZ considered numerous risks associated with the management of client accounts. This analysis includes risks such as:

•	Client portfolios are managed in ways that deviate from client mandates, potentially exposing client assets to a higher risk of loss.

•	Portfolio Managers make higher risk investments in an attempt to make up earlier losses incurred in managing clients’ accounts.

•	The CCO is not knowledgeable about the management of client accounts.

•	Portfolio management staff is failing to maintain documentation created during their analysis of investment recommendations.

•	DRZ is failing to review risks on multiple levels (portfolio and firm-wide) to understand the level of risk exposure presented by its clients’ portfolios.

•	DRZ does not maintain adequate documentation to substantiate its clients’ investment objectives and restrictions, both initially and on an ongoing basis.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy

The portfolio management function is a dynamic activity. Securities are constantly analyzed for investment in client accounts. Each account shall be assigned a primary and co-portfolio manager as well as a primary contact from the client service group. These professionals are responsible for the review of their respective client portfolios. We manage all of our accounts in a similar manner with the exception of any client imposed restrictions or guidelines such as social restrictions, size, market cap and domicile issues. The Compliance Department and Operations personnel in conjunction with the investment professionals review all accounts periodically to ensure that client guidelines are respected.

Procedures

1.	Designated investment personnel should review relevant events on a daily basis to determine the effect on the investment strategy and client accounts.

2.	DRZ will maintain research/investment files on the majority of companies that are recommended for investment.

3.

DRZ’s investment personnel shall hold both formal and informal meetings to discuss investment ideas, economic developments, current events, investment strategies, issues related to portfolio holdings, etc.

4.

Each investment strategy will be assigned one primary portfolio manager who is primarily responsible for the overall performance of the discipline and one co-portfolio manager that would perform the same functions in the absence of the primary portfolio manager. DRZ shall maintain a spreadsheet or organizational chart detailing the individuals assigned to each investment strategy.

5.

On a regular basis, DRZ’s Compliance Department and Operations personnel will review DRZ’s client portfolios, specifically looking for irregularities and for unusual positions. DRZ’s client service personnel are expected to be intimately familiar with their assigned clients’ portfolios and mandates.

6.	DRZ provides its clients with monthly newsletters that include performance information, and a portfolio appraisal showing cost basis, current market values and yields of each position.

7.

All changes to a client’s investment objective must be memorialized in the client’s file. All changes to a client’s investment objective that are received via telephone by DRZ from the client, should be confirmed in writing or in a memorandum to the files from the DRZ personnel who held the conversation with the client.

8.

DRZ has vast experience managing clients with various client imposed guidelines. These include social restrictions, size, market cap, and domicile issues. DRZ must review the accounts on a periodic basis to ensure that client guidelines are respected.

9.

DRZ keeps a guideline spreadsheet that includes all clients with account restrictions/guidelines, by product, and categorizes the restrictions/guidelines by type. This spreadsheet is distributed to all portfolio managers, analysts, client service and operations personnel. Any issue or discrepancy noted while reviewing these must be reported to the employee’s designated supervisor or the CCO.

10.

DRZ uses Moxy and Axys software programs to create and maintain specific lists of securities that cannot be held by each client with account restrictions/guidelines (if such specific list is available). These programs prohibit DRZ personnel from allocating any of these restricted securities to the individual client account(s).

11.

DRZ uses ESG Manager to screen the various categories and list any securities that may fall into them. ESG Manager profiles all companies in the Russell 3000 Index and profiles their involvement in nine areas:

•	Abortion

•	Adult Entertainment

•	Alcohol

•	Firearms

•	Gambling

•	Military

•	Nuclear Power

•	Tobacco

•	Contraceptive

In addition, it rates these companies on seven social issues where it points out any strengths, weaknesses or areas of concern:

•	Community

•	Corporate Governance

•	Diversity

•	Employee Relations

•	Environment

•	Human Rights

•	Product

12.

If a security was inadvertently placed in an account in error, the employee identifying the error should immediately notify their supervisor and refer to the Trade Error policy of this Compliance Manual. If DRZ identifies any security that, due to current market values, has exceeded a client imposed limit, the client service employee assigned to that client account will communicate this to the client. DRZ will follow the client’s direction and either (i) allow the security to remain in the client, if the client approves an exception to the restriction (either temporarily or permanently) or (ii) the client service employee will notify the portfolio manager that the security needs to be sold. A trade will be generated to pare down the position. If DRZ identifies a security that is approaching a client imposed limit, the portfolio manager is advised of that as well. DRZ is committed to ensuring that client assets are invested in accordance with our investment policies and guidelines.

Responsibilities

Each client account is assigned a primary and co-portfolio manager from the client service group. These investment professionals are responsible for the review of their respective client portfolios, specifically looking for irregularities and for unusual positions. DRZ manages all client accounts in a similar manner, with the exception of any client imposed restrictions or guidelines. These include social restrictions, size, market cap, and domicile issues. The Compliance Department, in conjunction with client service professionals, review all accounts periodically to detect trading irregularities, unusual positions and to ensure that client guidelines are respected.

DEPRINCE, RACE & ZOLLO, INC.

Contingency and Disaster Recovery Plan

Summary

This document outlines the immediate and long-term contingency planning and recovery process for DRZ. The purpose of this Contingency and Disaster Recovery Plan (“CDRP”) is to provide guidelines that the firm will follow in the event of a failure of any critical business capability.

Risks

In developing this policy and procedures, DRZ considered numerous risks associated with its inability to continue its operations in the event of an emergency. This analysis includes risks such as:

•	DRZ does not have procedures to follow in the event of a major disaster or the failure of a critical business system.

•	Employees do not know what to do in the event of an emergency.

•	Company and client assets are not protected from loss or damage.

•	DRZ does not have an alternative work site(s) in place.

•	Portfolios are neglected for a prolonged period of time.

•	Required books and records are lost, damaged or destroyed.

DRZ has established the following guidelines to effectuate and monitor its disaster recovery procedures.

Goals and Objectives

The goal of the CDRP is to provide uninterrupted service to our clients or to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:

•	Provide for immediate, accurate and measured response to emergency situations;

•	Minimize the impact upon the safety and well being of firm personnel;

•	Protect against the loss or damage to organizational assets;

•	Provide our clients with alternative site processing with a minimum of inconvenience.

•	Retain required records in accordance with the Investment Advisers Act of 1940.

Risk assessment, disaster prevention, and disaster avoidance are critical components of DRZ’s contingency planning process. The implementation of this CDRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner. Restoration must be accomplished in a time frame consistent with legal, regulatory and business requirements while maintaining information integrity.

Contingency Policies and Procedures

The contingency and disaster recovery team will be responsible for assessing the extent of the contingency, the extent of any damage, verifying the usability of all essential services during any major disruption or emergency and, more importantly, for ensuring the completion of all detailed continuity planning by each line of business.

In order to maintain operations during the commencement of a significant emergency or disaster, DRZ will ensure that all personnel are contacted to confirm their well-being and to provide information about altered work arrangements. Essential business and technology personnel will be notified via telephone, cell phone, or electronic mail with instructions on how and when to proceed to a known and agreed upon alternative site.

A.	Physical Facilities and Alternative Work Sites

Arrangements have been made to provide alternative physical facilities for employees to use in the event DRZ’s primary facilities become unusable. If it is determined that the building occupied by DRZ is uninhabitable for any reason, an assessment will be made to immediately determine the nature and extent of the problem, emergency or disaster. In the event the building cannot be entered due to riot, fire, government action or for any other reason, the following procedures are to be followed:

1)	The individual discovering the situation will immediately notify Victor A. Zollo, Jr., Gregory M. DePrince, John D. Race and the Chief Financial Officer (“CFO”).

2)	The CFO will coordinate the communication to all other personnel that the building cannot be entered, and that an offsite emergency meeting will take place.

3)

The nature of any further action will be determined during the offsite emergency meeting, including, if necessary, relocation of key business and technical personnel. In addition, key personnel will be asked to continue to manage portfolios via their remote work capabilities. DRZ shall periodically test these capabilities to ensure that key personnel have remote access to essential systems necessary to continue operations. .

4)	If necessary, alternate, functioning sites will be utilized until the primary office can be inhabited or permanently relocated.

5)	DRZ will notify new personnel of any alternative site. Key personnel may be asked to gather and continue working from one of the following locations:

o  The home of one of DRZ’s Founders located in the Orlando Metro area; o Designated hotel space in the Orlando Metro area;12 or o Designated space at the Orange County Convention Center.13

6)

Every effort will be made to protect and preserve the original documents maintained in DRZ’s primary office. Backup information files and copies of duplicate electronic records will be retrieved and/or transferred to any alternate work site.

[12]	Orlando is one of the world’s busiest tourist destinations and large scale hotels in the area are abundant.
[13]	The Orange County Convention Center has 2.1 million square feet of convention space

B.	Communications

In the event DRZ loses local telephone service, long-distance service or any other telecommunications services, then the following procedures will be followed:

1)	The CFO will immediately ascertain the nature and expected duration of the outage.

2)	If the outage appears significant and involves loss of local service or long-distance service, it may force a relocation of key business and technology personnel to the alternate work site.

3)	Employees’ personal cell phones should be used as an alternative to temporary losses of local or long distance service, if cell phone service is functional.

DRZ has created a master employee phone list which includes the cell phone number of each of its employees. In the event of a total phone system failure, employees will utilize their cell phones or email to maintain contact with one another and operate the business where necessary.

C.	Client Services and Recordkeeping

DRZ has implemented a variety of procedures to maintain close contact with each of its clients and clearing and executing broker-dealers to ensure there is no disruption in service during any failure of one of DRZ’s critical business capabilities. DRZ maintains a detailed list of the contact persons at each of its clearing and executing broker-dealers. If either DRZ or any of its clearing and executing firms experiences a systems or business failure, immediate contact will be initiated with affected firms to determine the cause, nature and extent of the disruption. Since DRZ’s executing and clearing firms maintain several offices throughout the United States and around the world.

DRZ’s contingency planning process includes a number of procedures for maintaining client records. DRZ’s IT and/or Operations personnel shall ensure that DRZ receives daily electronic trading downloads from each of its clearing and executing broker-dealers. In addition to daily electronic transmissions, DRZ may request that each of its broker-dealers send physical reports which detail clients’ securities transactions. If an emergency or disaster results in DRZ’s loss of original documentation, DRZ’s broker-dealers will be asked to provide the necessary supporting documentation.

D.	Hardware/Software

The failure or temporary loss of DRZ’s hardware infrastructure or software applications will be addressed by the IT Department. DRZ has determined that it is more likely for the firm to encounter sporadic hardware and software failures rather than a preponderance of such failures at one time.

If a failure of the internal system network is suspected, the IT Department should immediately contact the vendor(s) and/or technology consultants. Functionality tests will be performed to determine the extent of damage. If hardware is functional, all software and files can be restored from electronic backup and/or from our third party data backup service provider. If hardware has been damaged, the IT Department in conjunction with the third party hardware vendor will be instructed to repair the network or build a new one with similar capabilities.

DRZ’s electronic records are backed-up daily on a real-time basis and stored offsite by a third party online data backup service vendor. DRZ shall ensure that off-site record storage arrangements ensure that all necessary records will be available to meet operational and regulatory requirements in the event of a disaster. DRZ’s IT personnel shall ensure that DRZ’s employees have remote access to their e-mail.

DRZ has existing contracts with a real-time data backup service vendor, and a hardware supplier vendor, which can deliver all backup data, software and hardware to a specified location within 48 hours.

E.	Executing and Clearing Firms

DRZ does not maintain physical custody of clients’ funds or securities, make markets in any securities, execute trades directly or participate in underwritings for advisory clients. Each of these tasks is conducted by DRZ’s executing and clearing broker-dealers/custodians. Each of DRZ’s executing and clearing broker-dealers has developed contingency procedures to provide the above noted services in the event of a business disruption. Nevertheless, in the event of a disaster, DRZ’s CFO and IT Department shall be responsible for leading the efforts to resume normal operations.

F.	Training, Testing and Evaluation

Employees are provided with a copy of DRZ’s CDRP upon commencement of employment. In addition, firm personnel are required to annually review the relevant portions of the contingency plan that pertain to them. DRZ’s CCO or ACO shall be responsible for training employees on the CDRP and answering questions about employees’ responsibilities to ensure the success of the CDRP in the event of a disaster. The CDRP will be tested on a regular basis to ensure DRZ’s readiness in the event of any disruption.

DEPRINCE, RACE & ZOLLO, INC.

Proxy Voting

I. Introduction

Rule 206(4)-6 (the “Rule”) under the Investment Advisers Act of 1940 (“Advisers Act”) requires every investment adviser to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its clients. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to clients upon request. Lastly, the Rule requires that the adviser disclose to clients how they may obtain information on how the adviser voted their proxies.

DePrince, Race & Zollo, Inc. (“DRZ”) votes proxies for a majority of its clients, and therefore has adopted and implemented this Proxy Voting Policy and Procedures. DRZ has elected to retain an independent third party proxy administrator (“Proxy Administrator”) to assist in the proxy voting and record keeping process. Any questions about this document should be directed to our Chief Compliance Officer (“CCO”) or Assistant Compliance Officer (“ACO”).

II. Regulatory Background

(A)	The Need to Implement a Proxy Voting Policy and Procedures

The SEC has determined that the rule applies to all registered investment advisers that exercise proxy voting authority over client securities. The SEC has also indicated that advisers with implicit as well as explicit voting authority must comply with the rule. In particular, the rule applies when the advisory contract is silent but the adviser’s voting authority is implied by an overall delegation of discretionary authority.

(B)	Voting Client Proxies

The SEC has interpreted the duty of care to require an adviser with voting authority to monitor shareholder meeting dates and to vote client proxies. However, the scope of an adviser’s responsibilities with respect to voting proxies would ordinarily be determined by the adviser’s contracts with its clients, the disclosures it has made to its clients, and the investment policies and objectives of its clients. The rule does not necessitate an adviser to become a “shareholder activist,” but more practically, allows an adviser to determine whether the costs and expected benefits to clients warrant such activism.

Additionally, the failure to vote every proxy should not necessarily be construed as a violation of an adviser’s fiduciary obligations. The SEC has noted times when refraining from voting a proxy may be in the client’s best interest, such as when the analysis noted above yields results that indicate the cost of voting the proxy exceeds the expected benefit to the client. Nevertheless, an adviser must be aware that it may not ignore or be negligent in fulfilling the obligation it has assumed to vote client proxies.

(C)	Implementing Policies and Procedures to Resolve Conflicts of Interest

A challenging aspect to Rule 206(4)-6 has been an adviser’s identification of material conflicts of interest that may influence the manner in which it votes proxies. Although the SEC has not listed all conflicts of interest that an adviser may encounter when voting clients’ proxies, it has provided guidance with respect to ways in which the policies and procedures may mitigate any existing conflicts of interest. An adviser could also suggest that the client engage another party to determine how the proxies should be voted, which would relieve the adviser of the responsibility to vote the proxies.

(D)	Disclosure Requirements

•	An investment adviser must disclose to clients how they can obtain information on how client proxies were voted.

•

A concise summation of the proxy voting process, rather than a reiteration of the adviser’s proxy voting policy and procedures must also be disclosed and that upon client request, the adviser will provide a copy of the policies and procedures.

(E)	Recordkeeping Requirements

Amended Rule 204-2 under the Advisers Act requires investments advisers to retain the following documents:

•	Proxy Voting Policies and Procedures;

•	Proxy Statements Received Regarding Client Securities;

•	Records of Votes Cast on Behalf of Clients;

•	Records of Client Requests for Proxy Voting Information; and

•	Any Documents Prepared by the Adviser that were Material to Making a Decision how to

Vote, or that were Prepared by the Adviser to Memorialize the Basis for the Decision.

III. Risks

In developing this policy and procedures, DRZ considered numerous risks associated with its voting of client proxies. This analysis includes risks such as:

•	DRZ does not maintain a written proxy voting policy as required by Rule 206(4)-6.

•	Proxies are not voted in clients’ best interests.

•	Proxies are not identified and voted in a timely manner.

•	Conflicts between DRZ’s interests and the client are not identified; therefore, proxies are not voted appropriately.

•	Proxy voting records and client requests to review proxy votes are not maintained.

DRZ has established the following guidelines as an attempt to mitigate these risks.

IV. Policy

It is the policy of DRZ to vote client proxies in the interest of maximizing shareholder value. To that end, DRZ will vote in a way that it believes, consistent with its fiduciary duty, will cause the value of the issue to increase the most or decline the least. Consideration will be given to both the short and long term implications of the proposal to be voted on when considering the optimal vote.

Any general or specific proxy voting guidelines provided by an advisory client or its designated agent in writing will supersede this policy. Clients may wish to have their proxies voted by an independent third party or other named fiduciary or agent that is not part of the services provided by DRZ. Clients must notify DRZ of their specific proxy voting instructions, if any. Generally, all such client instructions must be in writing.

V. Procedures for Identification and Voting of Proxies

These proxy voting procedures are designed to enable DRZ to resolve material conflicts of interest with clients before voting their proxies in the interest of shareholder value.

1.

DRZ shall maintain a list of all clients for which it votes proxies. The list will be maintained electronically and updated by the Compliance department who will obtain proxy voting information from client agreements.

All new signed contracts or new account instructions must be sent to the Proxy Administrator no later than ten (10) days from the date a new account starts trading. Alternatively, DRZ’s Operations Department, as part of the account opening procedure, will inform the Proxy Administrator that DRZ will vote proxies for the new client.

2.

DRZ shall work with the client to ensure that the Proxy Administrator is the designated party to receive proxy voting materials from companies or intermediaries. To that end, new account forms of broker-dealers/custodians will state that the Proxy Administrator should receive this documentation. The designation may also be made by telephoning contacts and/or client service representatives at broker-dealers/custodians.

These intermediaries will be informed to direct all proxy materials to DRZ’s designated Proxy Administrator.

3.

DRZ shall work with the Proxy Administrator to ensure that the Proxy Administrator is properly instructed on the manner and direction to vote each client’s account based upon the type of client and specific voting instructions received from the client, if any. DRZ has established proxy voting policies with the Proxy Administrator in the interest of maximizing shareholder value. However, DRZ has instructed the Proxy Administrator to alert DRZ to certain issues that DRZ believes require an additional level of consideration.

4.

The Proxy Administrator shall receive all proxy voting materials and will be responsible for ensuring that proxies are voted and submitted in a timely manner. DRZ’s Compliance Department shall receive and review current proxy information from the Proxy Administrator on a routine basis to ensure that all proxies are being received and voted.

5.	The Proxy Administrator will review the list of clients and compare the record date of the proxies with a security holdings list for the security or company soliciting the proxy vote.

For any client who has provided specific voting instructions, the Proxy Administrator shall vote that client’s proxy in accordance with the client’s written instructions.

Proxies for client’s who have elected to have their proxies voted by a third party outside of the proxy voting services DRZ provides, and whose proxies were received by DRZ, shall be forwarded back to the client for voting and submission.

Proxies received after the termination date of a client relationship will not be voted. Such proxies should be delivered to the last known address of the former client or to the intermediary who distributed the proxy with a written or oral statement indicating that the advisory relationship has been terminated and that the proxies should be forwarded to the last known address of the former client. The statement should further indicate that future proxies for the named former client should not be delivered to DRZ or to the Proxy Administrator, but directly to the former client.

6.	The Proxy Administrator will provide to the appropriate investment officers (portfolio managers) the proxy solicitations and materials for review if not covered by DRZ’s guidelines.

7.

It is DRZ’s policy to abstain from voting proxy ballots over which the issuer has implemented a share blocking policy. Share blocking policies are generally implemented by issuers whose securities are traded in limited markets outside the United States. Under a “share blocking policy” voting any proxies on the ballot would prohibit trading shares of the issuer for a pre-determined period of time. DRZ typically invests in securities that have unrestricted liquidity and therefore DRZ will generally choose to avoid circumstances that would hinder DRZ’s ability to manage portfolio positions. DRZ will document exceptions or deviations from this policy.

8.

DRZ shall compare the cost of voting the proxy to the benefit to the client. In the event that the costs of voting appear to outweigh the benefits, DRZ shall document such rationale and maintain the documentation in the permanent file (for example, voting a foreign security may require additional costs that overshadow the benefits) in accordance with DRZ’s record retention policy. The Proxy Administrator will then be notified accordingly.

9.

The Proxy Administrator and/or the CCO or ACO will reasonably try to assess any material conflicts between DRZ’s interests and those of its clients with respect to proxy voting by considering the situations identified in the Conflicts of Interest section of this document.

10.

So long as there is no material conflicts of interest identified, the Proxy Administrator will vote proxies according to the guidelines set forth above. DRZ may also elect to abstain from voting if it deems such abstinence in its clients’ best interests. The rationale for the occurrence of voting that deviates from the guidelines will be documented and the documentation will be maintained in the permanent file in accordance with DRZ’s record retention policy.

11.	If the Proxy Administrator, the CCO or the ACO (interchangeably referred to as the “Compliance Officer”) detects a conflict of interest, the following process will be followed:

a.	In cases where the Proxy Administrator is the party identifying the conflict, they have been instructed to contact DRZ’s CCO or ACO as soon as reasonably practicable.

b.

The Compliance Officer and a member of the DRZ Proxy Voting Committee (the “Committee”) will determine the appropriate method of resolution considering the nature of the conflict of interest, the proxy voting deadline, the number of clients involved and other material information related to the matter.

c.

The Compliance Officer will either (i) with the assistance of the appropriate investment personnel, contact the client(s) directly for discussion of the matter and determine if the client(s) desire to vote the proxy directly or provide its vote to DRZ to vote on their behalf, or (ii) will convene the Committee, as appropriate.

d.

If the Compliance Officer elects to contact the client(s) directly and the client(s) desire to vote the proxy or provide DRZ with their vote, the Compliance Officer and the Proxy Administrator will provide the client(s) with the proxy and related information to enable the client(s) to make an informed decision.

e.

Alternatively, if the Compliance Officer concludes the matter should go before the Committee, they will immediately convene the Committee. Members of the Committee include the persons listed on Attachment A. A majority of the Committee members shall constitute a quorum at a meeting of the Committee, but in no event shall a quorum consist of less than one-third of the Committee. The Compliance Officer will serve as chairperson.

The Compliance Officer, at inception of the Committee meeting, will appoint a Secretary, whose role it will be to keep careful and detailed minutes.

f.	The Compliance Officer will identify for the Committee the issuer and proposal to be considered. The Compliance Officer will also identify the conflict of interest that has been detected.

g.

The members of the Committee will then consider the proposal by reviewing the proxy voting materials and any additional documentation a member(s) feels necessary in determining the appropriate vote. Members of the Committee may wish to consider the following questions:

•	Whether adoption of the proposal would have a positive or negative impact on the issuer’s short term or long-term value.

•	Whether the issuer has already responded in some appropriate manner to the request embodied in a proposal.

•	Whether the proposal itself is well framed and reasonable.

•	Whether implementation of the proposal would achieve the objectives sought in the proposal.

•	Whether the issues presented would best be handled through government or issuer-specific action.

h.

Upon the provision of a reasonable amount of time to consider the proposal, each member of the Committee will in turn announce to the Committee their decision on whether DRZ will vote for or against the proposal. Attending members of the Committee are prohibited from abstaining from the Committee vote and are prohibited from recommending that DRZ refrain from voting on the proposal, although “abstain” votes are permitted. The Secretary of the Committee will record each member’s vote and the rationale for their decision.

i.	After each member of the Committee has announced their vote, the Secretary will tally the votes. The tally will result in one of the following two outcomes:

•

If all members of the Committee have voted in the same direction on the proposal, all of DRZ’s proxies for that proposal will be voted in such direction. The Compliance Officer will document the unanimous vote and all notes of the meeting, if created, will be maintained in the permanent file in accordance with the DRZ’s proxy recordkeeping policy described herein.

•

If a unanimous decision cannot be reached by the Committee, DRZ will, at its expense, engage the services of an outside proxy voting service or consultant who will provide an independent recommendation on the direction in which DRZ should vote on the proposal. The proxy voting service’s or consultant’s determination will be binding on DRZ.

12.	The Proxy Administrator shall be informed of the results and shall collect and submit the proxy votes in a timely manner.

13.	All proxy votes will be recorded by the Proxy Administrator. The following information will be maintained:

1.	The name of the issuer of the portfolio security;

2.	The exchange ticker symbol of the portfolio security;

3.	The Council on Uniform Securities Identification Procedures (“CUSIP”) number for the portfolio security;

4.	The shareholder meeting date;

5.	The number of shares DRZ is voting on firm-wide;

6.	A brief identification of the matter voted on;

7.	Whether the matter was proposed by the issuer or by a security holder;

8.	Whether or not DRZ cast its vote on the matter;

9.	How DRZ cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors);

10.	Whether DRZ cast its vote with or against management; and

11.	Whether any client requested an alternative vote of its proxy.

There may be instances where DRZ votes the same proxy in different directions for different clients if a client requires DRZ to vote a certain way on an issue, while DRZ deems it beneficial to vote in the opposite direction for its other clients.

VI. Conflicts of Interest

The following is a non-exhaustive list of potential conflicts. DRZ continually monitors these potential conflicts to determine if they exist:

•

Conflict: DRZ retains an institutional client, or is in the process of retaining an institutional client that is affiliated with an issuer that is held in DRZ’s client portfolios. For example, DRZ may be retained to manage XYZ’s pension fund. XYZ is a public company and DRZ client accounts hold shares of XYZ. This type of relationship may influence DRZ to vote with management on proxies to gain favor with management. Such favor may influence XYZ’s decision to continue its advisory relationship with DRZ.

•

Conflict: DRZ retains a client, or is in the process of retaining a client that is an officer or director of an issuer that is held in DRZ’s client portfolios. The similar conflicts of interest exist in this relationship as discussed above.

•

Conflict: DRZ’s employees maintain a personal and/or business relationship (not an advisory relationship) with issuers or individuals that serve as officers or directors of issuers. For example, the spouse of a DRZ employee may be a high-level executive of an issuer that is held in DRZ’s client portfolios. The spouse could attempt to influence DRZ to vote in favor of management.

•

Conflict: DRZ or an employee(s) personally owns a significant number of an issuer’s securities that are also held in DRZ’s client portfolios. For any number of reasons, an employee(s) may seek to vote proxies in a different direction for his/her personal holdings than would otherwise be warranted by the proxy voting policy. The employee(s) could oppose voting the proxies according to the policy and successfully influence the Proxy Administrator to vote proxies in contradiction to the policy.

•

Conflict: DRZ or its affiliates has a financial interest in the outcome of a vote, such as when DRZ receives distribution fees (i.e., Rule 12b-1 fees) from mutual funds that are maintained in client accounts and the proxy relates to an increase in 12b-1 fees.

Resolution: Upon the detection of a material conflict of interest, the procedure described under Item 9 of the Procedures for Identification and Voting of Proxies section above will be followed.

DRZ realizes that due to the difficulty of predicting and identifying all material conflicts, DRZ must rely on its employees to notify the Compliance Officer of any material conflict that may impair DRZ’s ability to vote proxies in an objective manner.

In addition, the Compliance Officer will document any attempts by others within DRZ to influence the voting of client proxies in a manner that is inconsistent with the proxy voting policy. The Compliance Officer should report the attempt to DRZ’s CCO, Board of Directors or outside counsel.

VII. Recordkeeping

DRZ must maintain the documentation described in the following section for a period of not less than five (5) years from the date of the vote, the first two (2) years at its principal place of business. The Compliance Officer will be responsible for the following procedures and for ensuring that the required documentation is retained.

Client request to review proxy votes:

•

Any request, whether written (including e-mail) or oral, received by any employee of DRZ, must be promptly reported to the Compliance Officer. All written requests must be retained in the permanent file in accordance with DRZ’s record retention policy.

•

The Compliance Officer will record the identity of the client, the date of the request, and the disposition (e.g., provided a written or oral response to client’s request, referred to third party, not a proxy voting client, other dispositions, etc.).

•

DRZ will make every effort to fulfill each individual client request for Proxy Voting information in the client’s prescribed format. In the event that DRZ cannot, and in order to facilitate the management of the proxy voting record keeping process, and to facilitate dissemination of such proxy voting records to clients, the Compliance Officer may distribute to any client requesting proxy voting information the COMPLETE proxy voting record of DRZ for the period requested.

•

In cases where the COMPLETE proxy voting record is distributed to a client(s), it will contain the following legend: “This report contains the full proxy voting record of DRZ. If securities of a particular issuer were held in your account on the date of the shareholder meeting indicated, your proxy was voted in the direction indicated (absent your expressed written direction otherwise).”

•

Furnish the information requested, free of charge, to the client within a reasonable time period (within 10 business days). Maintain a copy of the written record provided in response to client’s written or oral request. The written response should be attached and maintained with the client’s written request, if applicable, and maintained in the permanent file in accordance with the recordkeeping policy.

Clients are permitted to request any and all proxy voting records that have been retained in accordance with DRZ’s record retention policy.

Proxy Voting Policy and Procedures:

This Proxy Voting Policy and Procedures and previous versions of DRZ’s adopted Proxy Voting Policy and Procedures, if any, in accordance with DRZ’s record retention policies.

DRZ’s annual Form ADV Part 2A containing a concise summary of Proxy Policy and Procedures and offer of the record to clients.

Proxy statements received regarding client securities:

DRZ’s Proxy Administrator receives proxies directly from the clients’ custodians. In the event DRZ receives a proxy, DRZ will copy or print a sample of the proxy statement or card and maintain the copy in a central file along. DRZ will vote the proxy in accordance with these policies. Documentation of the process will be maintained in accordance with DRZ’s proxy recordkeeping policies.

Note: DRZ is permitted to rely on proxy statements filed on the SEC’s EDGAR system instead of keeping its own copies.

Proxy voting records:

DRZ Proxy Voting Record.

Documentation or notes or any communications received from third parties, other industry analysts, third party service providers, company’s management discussions, etc, that were material in the basis for the decision.

VIII. Disclosure

DRZ will ensure that Form ADV, Part 2A is updated as necessary to reflect: (i) all material changes to DRZ’s Proxy Voting Policy and Procedures; and (ii) regulatory requirements.

X. Proxy Solicitation

As a matter of practice, it is DRZ’s policy to not reveal or disclose to any client how DRZ may have voted (or intends to vote) on a particular proxy until after such proxies have been counted at a shareholder’s meeting. DRZ will never disclose such information to unrelated third parties, except as required by law.

The CCO is to be promptly informed of the receipt of any solicitation from any person to vote proxies on behalf of clients. At no time may any employee accept any remuneration in the solicitation of proxies. The CCO shall handle all responses to such solicitations.

XI. Class Actions

It is DRZ’s policy to direct clients to decide whether or not to participate in class actions regarding securities of issuers currently or previously held in the clients’ portfolios. Any class action notice received by DRZ shall be promptly forwarded to the client. Class action notices received by DRZ on behalf of a former client will be sent to the last known address on file. DRZ employees are prohibited from making legal elections or determinations on behalf of clients. If requested, DRZ shall assist clients with account information required for their analysis of the class action notice; however, it is each client’s responsibility to respond to the class action notice.

ATTACHMENT A

DEPRINCE, RACE & ZOLLO, INC.

LIST OF PROXY VOTING COMMITTEE MEMBERS

The following is a current list of the members of DRZ’s proxy voting committee:

Chairperson	Adelbert R. Sanchez

Member 1	John D. Race

Member 2	Gregory M. DePrince

Member 3	Victor A. Zollo, Jr.

Member 4	Jill S. Lynch

Member 5	Gregory T. Ramsby

DEPRINCE, RACE & ZOLLO, INC.

Security Valuation Policy

Background

DRZ has adopted the following Valuation & Pricing Policy and Procedures to govern the pricing (valuation) of certain portfolio securities held in DRZ’s separately managed accounts. At least annually, DRZ’s CCO shall review this Policy, making such amendments and modifications as may be deemed necessary to appropriately price the holdings in DRZ’s separate accounts and investment funds.

In general, the “fair value” of a portfolio security is defined as the price a client might reasonably expect to receive upon its current unforced sale in an orderly market. Ascertaining fair value requires a determination of the amount that an arm’s-length buyer, under the circumstances, would currently pay for the security. Fair value cannot be based on what a buyer might pay at some later time, such as when the market ultimately realizes the security’s true value as currently perceived by the portfolio manager. An investment adviser may not fair value securities held by its clients at prices that are not achievable on a current basis on the belief that the client would not currently need to sell those securities.

Risks

In developing this policy and procedures, DRZ considered numerous risks associated with its valuation of securities held in advisory client accounts. This analysis includes risks such as:

•	Account performance and advisory fees are calculated erroneously due to inaccurate pricing of portfolio holdings.

•	Fair valuation methodologies do not reasonably reflect the amount at which an asset could be sold in a current unforced transaction.

•	The portfolio manager has the ability to override prices at his or her discretion. Portfolio managers may deliberately provide inaccurate prices to cover up unprofitable management decisions.

•	The CCO is not notified of pricing overrides.

•	DRZ does not maintain written fair valuations procedures.

•	Fair valuation procedures are not consistently applied.

•	DRZ does not periodically test or verify the prices obtained from and independent pricing service.

•	Pricing errors are not corrected immediately and reviewed for materiality.

DRZ has established the following guidelines as an attempt to mitigate these risks.

General Principles and Oversight

The valuation of investments for which there is no readily available pricing information is a highly judgmental process, which cannot be subjected to a simple mechanistic formula. The most critical factors are that valuations must be prepared with integrity and based on a common sense approach. The CCO and a Co-CEO shall have oversight responsibility for reviewing the pricing of securities for which market quotations are not readily available.

If a pricing issue arises that is not covered by these procedures, DRZ’s Board of Directors shall use its best efforts and all appropriate means to obtain all relevant information in order to determine a fair value. If it is deemed necessary or prudent, DRZ may hire an independent third party to provide an appraisal of the security.

Pricing

Policy

Fair market value is defined as the amount the owner of a security might reasonably expect to receive upon a current unforced sale under orderly market conditions. DRZ may employ certain methodologies or formulas to facilitate the determination of price but will not apply any such methodology or formula in a mechanical means but rather will continue to periodically monitor securities to determine fair value.

Except as indicated otherwise in these procedures, marketable investments listed on a national securities exchange, foreign securities exchange or the National Market System Quotations (NMSQ) shall be valued at the last sales price on the date of valuation or, in the absence of a sale on such date, at the last “bid” price. Marketable investments traded in the over-the-counter market and reported in the National Association of Securities Dealers’ Automated Quotation System (other than NMSQ) shall be valued as reported by such System.

In the event quotations for a security are not readily available or no observable transaction of the security has occurred in the last 5 business days, DRZ shall convene an internal pricing committee to formally consider implementation of fair valuation procedures. The internal pricing committee shall consist of at least two senior members of the portfolio investment team and the CCO.

Procedure

DRZ should continuously assess the availability and reliability of market quotations. Any Operations employee that notes a large or irreconcilable pricing discrepancy during their reconciliation process should immediately report the issue to their supervisor. Investment professionals are responsible for continuously and regularly supervising the assets they manage including monitoring the accuracy of prices reported by DRZ’s pricing sources. Any prolonged or irreconcilable discrepancy should promptly be reported to the investment professional’s supervisor and/or a Co-CEO.

Investment professionals should regularly monitor the accuracy of prices by comparing them with values that are available from other sources, including actual trade prices, as well as quotations from pricing services and dealers. A determination that market quotations are no longer “readily available” would not preclude DRZ from concluding that the most recent closing market prices represent fair value. The most recent closing market prices generally should be considered, along with other appropriate factors, when determining the fair value of securities for which current market quotations are not readily available.

The CCO shall maintain minutes of the internal pricing committee meetings and any other documentation relied upon in determining the fair value of the security. In addition, it shall be DRZ’s policy to promptly inform clients holding such securities of the relevant pricing challenges as well as the pricing methodology used by DRZ to compute the security’s fair value.

Fair Value Pricing Exceptions

Price Overrides

Policy

In the event DRZ’s portfolio managers question a price provided by an independent pricing source, a custodian or a broker-dealer, and believe, in good faith, that the quotation received from the independent pricing source does not accurately reflect the value of the security, then DRZ may override such price with one which it believes more accurately reflects the security’s fair value.

Procedure

The portfolio manager that manages the security in question shall be responsible for immediately notifying the CCO and a Co-CEO that an independent pricing service price has been overridden by completing the Pricing Exception Reporting Form annexed hereto as APPENDIX K and, as noted above, the final determination as to the security’s fair value shall be reviewed for reasonableness and approved by the CCO and a Co-CEO. Once the process for fair valuing the security has been approved by the CCO and a Co-CEO, the pricing overrides may continue using the same methodology. Any change in pricing methodology must again be authorized by the CEO and Co-CEO prior to implementation. Another Pricing Exception Reporting Form must be completed for any change in pricing methodology.

Review and Documentation

Review of Pricing Exception Reports

Pricing exceptions and price overrides, if any, shall be reviewed by the CCO or ACO on a quarterly basis. The CCO or ACO shall maintain a centralized list of securities that have had prices overridden by DRZ. Such list should contain the name of the security, CUSIP, name of any independent pricing source or broker-dealer utilized, DRZ’s accepted price, other documentation as necessary to support the use of such manual price, and an explanation as to why the price was determined not to be appropriate.

B.	Maintenance of Valuation Records

DRZ shall maintain documentation necessary to support valuations of securities including, but not limited to: written broker, dealer or market maker quotations, contemporaneous notes from conversations with representatives from brokers, dealers or market makers regarding the valuation of securities, or written documentation received from independent third-party pricing services.

Questions

Any questions or concerns regarding this Policy should be directed to either the CCO or a Co-CEO.

DEPRINCE, RACE & ZOLLO, INC.

Custody

Background

Rule 206(4)-2 under the Advisers Act defines Custody as follows:

“Custody” means holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

1.

Possession of client funds or securities, (but not of checks drawn by clients and made payable to third parties,) unless you receive them inadvertently and you return them to the sender promptly but in any case within three business days of receiving them;

2.

Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw client funds or securities maintained with a custodian upon your instruction to the custodian; and

3.

Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives you or your supervised person legal ownership of or access to client funds or securities.

Examples of practices or arrangements which may result in an adviser having Custody, as defined under the Rule, may include (but are not limited to):

•	Bearer Form Securities	•	Omnibus Account

•	Direct Debit Billing	•	Affiliated Entities

•	Trustee or Executor	•	Receipt of Stock Certificates

•	Adviser and GP to an LP	•	Full Power of Attorney

•	Receipt of Investment Checks	•	Account Signatory Power

Payable to the Adviser

Risks

In developing this policy and procedures, DRZ considered numerous risks associated with its maintaining custody (as defined above) of client assets. This analysis includes risks such as:

•

DRZ inadvertently has custody of client assets through certain practices, including: receipt of client wires or checks payable to the adviser, direct debit billing, signatory authority over client’s account, or serving as general partner to a limited partnership (or similar structure).

•	DRZ does not have a reasonable basis to believe that the client’s qualified custodian sends account statements at least quarterly.

•	Custodial arrangements do not adequately protect clients’ assets from misappropriation.

DRZ has established the following guidelines as an attempt to mitigate these risks.

Policy and Procedures

Custodial Arrangements

DRZ generally does not recommend custodians to its Clients. Client can choose to hold their assets with a variety of unaffiliated Qualified Custodians as described by the SEC’s Release IA-296814. DRZ shall ensure that all client assets managed are maintained by a Qualified Custodian that is appropriately registered as a Bank or Broker/Dealer and is subject to the anti-money laundering provisions of the Bank Secrecy Act and the USA PATRIOT Act. Any questions regarding the status of the custodian should be promptly directed to the CCO.

DRZ generally avoids custody of client accounts and as a matter of policy does not directly debit fees from client accounts. DRZ employees involved in the review of new client investment management agreements should ensure that any language authorizing the debit of accounts is brought to the attention of the CFO and/or CCO. DRZ’s senior management will review such provisions to ensure that they remain acceptable.

Trustee Relationships

DRZ and its Employees may serve as trustees, or in similar legal capacities, on behalf of certain pooled investment vehicles created and managed by the Company. E.g Collective Investment Trusts. The CCO will arrange for an independent public accountant to conduct an annual financial audit of these investment vehicles.

Employee are prohibited from acting as trustees for any other client account without prior authorization from the CCO.

Inadvertent Receipt of Client Funds or Securities

If any Employee inadvertently receives Client assets, such as a stock certificate or a check/wire transfer incorrectly made to DRZ, the Employee must inform the CCO by the close of business on the day it was discovered. The CCO will promptly, but in any case within three business days, ensure that the assets are returned to the Client, the Client’s Qualified Custodian, or the sender, as appropriate to most effectively protect Client assets. The CCO may use the attached Inadvertent Receipt Log to document the receipt and forwarding or return of any such assets.

[14]

Qualified custodians under the rule include the types of financial institutions to which clients and advisers customarily turn for custodial services, including banks, registered broker-dealers, and registered futures commission merchants. These institutions’ custodial activities are subject to regulation and oversight.

DEPRINCE, RACE & ZOLLO, INC.

Review of Third Party Service Providers

Background

Unaffiliated third-parties help DRZ provide investment advisory services to clients. The failure of a third-party service provider to meet its contractual obligations could damage DRZ’s reputation, cause violations of the Federal Securities Laws, and/or harm DRZ’s clients.

Risks

In developing these policies and procedures, DRZ considered the material risks associated with its use of third-party service providers. This analysis includes risks such as:

•	DRZ does not conduct adequate due diligence on third-party service providers;

•	DRZ does not enter into written agreements that specify third-party service providers’ obligations in sufficient detail;

•	Third-party service providers fail to meet their contractual obligations; and

•	The employees who utilize services provided by third parties do not communicate with the employees who assess or renew service contracts.

DRZ has established the following guidelines to mitigate these risks.

Policies and Procedures

DRZ must conduct due diligence prior to retaining any third-party service providers that are involved in DRZ’s provision of investment advisory services, or that have contact with clients.

When reviewing third-party service providers, the DRZ employee assessing the service provider must:

•	Ensure that they understand the specific services to be provided;

•	Ensure that the service provider’s obligations are described in detail in a written contract executed by the provider;

•

Review the provider’s service levels at least annually. While such reviews may be informal, the responsible employee should, at a minimum, elicit feedback from those employees who actually use the services. More detailed reviews of service providers, including on-site visits or the review of due diligence questionnaires, may be conducted as necessary. Such reviews may address, as applicable:

•	The service provider’s satisfaction of contractual obligations;

•	The cost of the service;

•	The service provider’s responsiveness to DRZ;

•	Whether technology used by the service provider enhances or impedes the services being provided;

•	The service provider’s organizational structure;

•	The service provider’s institutional resources;

•	The service provider’s internal controls;

•	The service provider’s business continuity plans;

•	Conflicts of interest between the service provider and DRZ or clients;

•	Any changes since the time of the last review affecting the provider or the services under consideration;

•	Any anticipated changes that will affect the provider or the services under consideration; and

•	Any other applicable considerations.

If an employee believes that a third-party service provider is not meeting its contractual obligations, or is otherwise providing inadequate services, he or she should promptly report the issue to the CCO.

Appendix A: Gift and Entertainment Report

Employee(s) receiving OR giving the gift/entertainment:

Describe the gift/entertainment:

Approximate total dollar amount of gift/entertainment (provide support): $

Receiver/giver of the gift/entertainment:

Is the receiver of the gift/entertainment an individual or entity that is associated with a Taft-Hartley Fund?

Yes                     No

Has employee received/given additional gifts/entertainment from receiver/giver within the past 12 months? If Yes, list the gifts/entertainment received/given and the approximate value of each gift/entertainment:

Relationship of receiver/giver to DRZ and/or employee(s):

Reason (if known) the gift/entertainment will be given by/given to DRZ and/or employee(s):

Signature:	Date:

Compliance Use Only

             Approved              Not Approved CCO Reasons Supporting Decision to Approve/Not Approve:

Appendix B: Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.	Buy Sell Short Cover

2.	Security

3.	Common Stock Option Debt Other

4.	If applicable, is the Equity a “New Issue”? Yes No

5.	Symbol

6.	Number of Shares/Contracts/Principal

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

By signing below, the individual verifies that the proposed transaction described above does not violate DRZ’s Personal Securities Transaction Policy.

Employee	(PRINT NAME)

Signed
Date

By signing below, the individual verifies that the proposed transaction described above does not violate DRZ’s Personal Securities Transaction Policy.

Chief Compliance Officer/Alternate Compliance Officer	Date

Compliance Department Use:

Permission Given

Permission Denied

Comments:

Appendix C: Limited Offering & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:

        (For proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this limited offering or IPO to profit improperly from my position as an DRZ employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of an DRZ client; and

3.

To the best of my knowledge, all client orders have been completely filled OR no DRZ clients have any foreseeable interest in purchasing this security. I have confirmed this understanding with the Portfolio/Co-Portfolio Manager(s) for the investment strategy that this security would be classified in.

Furthermore, by signing below, I certify that I have read the DRZ Code of Ethics, as amended, and believe that the proposed trade fully complies with the requirements of this policy. I understand DRZ reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

Date:              Signature:

Print Name:

Portfolio/Co-Portfolio Manager Signature:

Internal Use Only Approved Not Approved Person Approving Reasons Supporting Decision to Approve/Not Approve:

Appendix D: Quarterly Securities Transaction Report

For the Calendar Quarter Ended:                          (month/day/year)

During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to DRZ’s Code of Ethics.

SECURITY	TICKER/ CUSIP	DATE	SHARES	PRINCIPAL AMOUNT	BUY/SELL	PRICE	CUSTODIAN

**	Please note that ALL accounts must be listed (including Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:                                                          Signature:

Print Name:	Print Account Holder Name, if different than employee:

Appendix E: Initial Holdings Report

Date of Employment:                      (month/day/year)

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an Employee of DRZ:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

Print Account Holder Name (if different than employee):

Appendix F: Annual Holdings Report

The following is a list of current holdings, as of DATE, which is no more than 45 days prior to the submission date of this Report:

SECURITY	TYPE	TICKER/CUSIP	SHARES	PRINCIPAL AMOUNT	CUSTODIAN

This report: (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	Signature:

Print Name:

                                     Print Account Holder Name (if different than employee):

Appendix G: Sample of Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:	Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

DePrince, Race & Zollo, Inc.

Attn: Chief Compliance Officer

250 Park Avenue South

Suite 250

Winter Park, FL 32789

If you have any questions or concerns, please feel free to give me a call at (407)420-9903. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:	Chief Compliance Officer

Appendix H: Client Complaints Memorandum

To:	Chief Compliance Officer

From:	NAME

Date:	MONTH, DAY, YEAR

Re:	Receipt of Client/Investor Complaint

In accordance with DRZ’s Client/Investor Complaints policy, I am reporting my verbal or written receipt of a Client/Investor complaint.

1.	Client/Investor Making Complaint

2.	Date the Complaint was Received

3.	Description and Nature of Complaint

4.	DRZ Employee(s) noted by Client/Investor that were involved in the Complaint (if any)

5.	Action taken upon receipt of the Complaint

Employee:	(Print Name)
Signature: Date:

CCO Signature:

CCO Date:

Appendix I: Soft Dollar Product/Service Approval Form

Please complete Part I of this Application and submit it to the Chief Compliance Officer for approval before obtaining a product or service with the expectation of directing commission dollars to the broker providing the service.

Part I – Requested by:

1.	Name:

2.	The product OR service will be used for the benefit of:

~ A particular account(s).

Identify: ~ All accounts

3.	Name of product or service:

4.	Provide a detailed description of the product or service (including who will use it and its purpose):

5.

Actual hard dollar cost of product or service: $                    . If the product or service consists of several parts for which the vendor has identified separate prices, provide the price of each part separately in the table below:

Part	Price $
1.
2.
3.
4.
5.

6.	Vendor:

7.	Paying Broker:

8.	Expected soft dollar/hard dollar ratio:

9.	Physical location where product will be located or where or to whom service will be provided:

10.	Will product or service be used for other than research services? Yes No

11.	What percentage will be used for other than research?

Part II – To be completed by the Chief Compliance Officer

1. The product or service is (check one):

A.      Brokerage             B.      Research             C.      Mixed use             D.      None of the above

2. Product or service is provided by the paying broker within the meaning of Section 28(e) (check one):

A.      Yes             B.      No             Comments:

3.	[DRZ Board of Directors or Portfolio/Co-Portfolio Manager] has represented that target commissions paid are reasonable in relation to the value of the product or service provided (check one):

A.     Yes             B.     No Comments:

4.	The product or service is within the disclosure of items permitted to be obtained with soft dollars in the Firm’s Form ADV and other relevant disclosure documents (check one):

A.     Yes             B.     No             Comments:

5.	The soft dollar expense is (check one):

A.     Approved in its entirety

B.     Mixed use – approved in part,                    (state the amount or percentage approved). (Indicate any changes in Notes column below.)

6.	Notes:

Note: If any of 1D, 2B, 3B, or 4B above are checked, the product or service may not be acquired in a soft dollar transaction and must be disapproved in its entirety.

Approved By:	Date	Notes

Appendix J: Trade Error Reporting and Resolution Form

Client(s) Involved and Account Number:

Client	Account	Advent Code	Custodian

Transaction Date:

Securities Involved:

DRZ Personnel Involved:

Cause for Error:

Resolution:

Total Amount of Gain/Loss:	$
Reimbursed by DRZ:	$
Reimbursed by Others:	$

Management Acknowledgement:

Date:

Appendix K: Pricing Exception Reporting Form

The following pricing exception has been noted and is being reported in compliance with DRZ’s Valuation Policy and Procedures.

Date:

Name of Security:                             CUSIP:

Type of Exception:         <> Price Override

Independent Pricing Service(s) or Broker-Dealer(s)

Contacted and Prices Obtained:

Original Pricing Source (s):

Source for Suggested (s):

Please provide a brief explanation as to how you have determined the “fair value” of the security in question:

I have read DRZ’s Security Valuation Policy and believe that the above noted pricing exception fully complies with the requirements and procedures of the Policy.

Date:	Signature:

Print Name:

Exception Approval by CCO, Co-CEO or internal pricing committee member only:

Price Approved                      Price Not Approved

By:                              Date:

Price Approved                                     Price Not Approved

By:                                          Date:

Appendix L: Political Contribution Pre-clearance Form

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:                         Title:

Name of person or entity making the contribution (if other than Employee):

Recipient’s Name:                         Title:                         List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions:

Are you eligible to vote for the candidate? Yes / No

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where XYZ is providing or seeking government business.

Intended Date of Contribution:

Signature:

Chief Compliance Officer or Designee Use Only

        Approved             Not Approved

Reviewed by:                      Date:

Appendix M: Code of Conduct and Regulatory Compliance Manual and Annual

Acknowledgement Form

DEPRINCE, RACE & ZOLLO, INC.

Code of Conduct and Regulatory Compliance Manual

and Annual Acknowledgement Form

I have read and understand the following policies and procedures contained in the Code of Conduct and

Regulatory Compliance Manual, and recognize that they apply to me and I agree to comply in all respects with the procedures described therein for the duration of my employment with DRZ.

•    Code of Conduct

•    Maintenance of Code of Conduct and Regulatory Compliance Manual

•    Code of Ethics

•    Insider Trading Policy

•    Maintenance and Dissemination of Disclosure Documents and Filings

•    Client Privacy

•    Duty to Supervise

•    Account Opening and Closing Procedures

•    Client Complaints

•    Marketing

•    Media Communications

•    Use of Press Releases and Media Reports

•    Global Investment Performance Presentation Policy

•    Solicitors

•    Maintenance of Books and Records

•    Electronic Communications

•    Trading Procedures

•    Soft Dollars

•    Trading Errors

•    Portfolio Management and Reviews

•    Contingency and Disaster Recovery Plan

•    Proxy Voting

•    Security Valuation Policy

•    Custody

•    Review of Third Party Service Providers

Employee (PRINT NAME):

Employee Signature:

Date: